Exhibit 10.1

CREDIT AGREEMENT

dated as of October 3, 2025

by and among

ACI PIONEER MEMBER, LLC,
as Borrower,
ACI PIONEER HOLDINGS, LLC,
as Pledgor,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

THE DSR LC ISSUERS FROM TIME TO TIME PARTY HERETO

NATIXIS, NEW YORK BRANCH,
as Administrative Agent

and

NATIXIS, NEW YORK BRANCH,
as Collateral Agent

SOCIÉTÉ GÉNÉRALE and NATIXIS, NEW YORK BRANCH,
as Coordinating Lead Arrangers and Bookrunners

SOCIÉTÉ GÉNÉRALE and NATIXIS, NEW YORK BRANCH,
as Co-Green Loan Coordinators

$542,200,000 Term Facility
$23,500,000 DSR LC Facility

A Green Loan Following the Green Loan Principles

TABLE OF CONTENTS

Article I DEFINITIONS AND ACCOUNTING TERMS
Section 1.1	Defined Terms
Section 1.2	Use of Defined Terms
Section 1.3	Cross‑References
Section 1.4	Accounting and Financial Determinations; Time
Section 1.5	Use of Certain Terms
Section 1.6	Rates
Article II COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND DSR LETTERS OF CREDIT
Section 2.1	Commitments
Section 2.2	Reduction of the Commitment Amounts
Section 2.3	Borrowing Procedures; Funding Reliance
Section 2.4	Continuation and Conversion Elections
Section 2.5	[Reserved]
Section 2.6	DSR Letters of Credit Issuance Procedures
Section 2.7	Register; Notes
Section 2.8	Cash Waterfall
Article III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
Section 3.1	Repayments and Prepayments; Application
Section 3.2	Interest Provisions
Section 3.3	Fees
Article IV CERTAIN SOFR AND OTHER PROVISIONS
Section 4.1	Inability to Determine Rates; SOFR Lending Unlawful
Section 4.2	Benchmark Replacement Setting
Section 4.3	Increased Costs, etc.
Section 4.4	Funding Losses
Section 4.5	Increased Capital Costs
Section 4.6	Taxes
Section 4.7	Payments, Computations, etc.
Section 4.8	Sharing of Payments
Section 4.9	Setoff
Section 4.10	Central Lending Office
Section 4.11	Replacement of Lenders
Section 4.12	Defaulting Lenders
Section 4.13	Extension of Applicable Maturity Date
Article V CONDITIONS PRECEDENT
Section 5.1	Initial Credit Extension
Section 5.2	All Credit Extensions
Section 5.3	Determinations Under Article V
Article VI REPRESENTATIONS AND WARRANTIES
Section 6.1	Organization, etc.
Section 6.2	Due Execution, Delivery and Authorization, Non‑Contravention, etc.
Section 6.3	Government Approval, Regulation, etc.
Section 6.4	Validity, etc.
i

Section 6.5	Passive Holding Company
Section 6.6	No Material Adverse Effect
Section 6.7	Litigation
Section 6.8	Subsidiaries
Section 6.9	Ownership of Properties
Section 6.10	[Reserved]
Section 6.11	Taxes; Other Laws
Section 6.12	Pension Plans
Section 6.13	Environmental Warranties
Section 6.14	Financial Statements; Accuracy of Information; Projections
Section 6.15	Regulations T, U and X; Investment Company Act
Section 6.16	Energy Regulatory Matters
Section 6.17	Solvency
Section 6.18	Deposit Account and Security Accounts
Section 6.19	Employees
Section 6.20	Collateral
Section 6.21	Sanctions; Corrupt Practices Laws; Anti‑Money Laundering Laws
Section 6.22	Business Purpose
Section 6.23	No Default
Article VII AFFIRMATIVE COVENANTS
Section 7.1	Financial Information, Reports, etc.
Section 7.2	Litigation and Other Notices
Section 7.3	Maintenance of Existence; Maintenance of Properties; Compliance with Laws, Maintenance of Permits, etc.
Section 7.4	Maintenance of Insurance
Section 7.5	Books and Records; Inspection
Section 7.6	Environmental Laws
Section 7.7	Use of Proceeds
Section 7.8	Security, Further Assurances, etc.
Section 7.9	Maintenance of Corporate Separateness
Section 7.10	Accounts
Section 7.11	Taxes
Section 7.12	Interest Rate Hedge Agreements
Section 7.13	Tax Status
Section 7.14	Anti‑Money Laundering Laws; Sanctions; Corrupt Practices Laws
Article VIII NEGATIVE COVENANTS
Section 8.1	Business Activities; Subsidiaries; Joint Ventures
Section 8.2	Indebtedness
Section 8.3	Liens
Section 8.4	Investments
Section 8.5	Restricted Payments, etc.
Section 8.6	Consolidation, Merger; Sale of Assets and Acquisitions
Section 8.7	Modification of Organic Documents
Section 8.8	Transactions with Affiliates
Section 8.9	Accounting Changes
Section 8.10	Speculative Transactions
Section 8.11	Anti‑Money Laundering Laws; Sanctions; Corrupt Practices Law
i

Section 8.12	Sales and Lease‑Backs
Section 8.13	Margin Regulations
Section 8.14	Accounts
Section 8.15	Governance
Article IX EVENTS OF DEFAULT
Section 9.1	Listing of Events of Default
Section 9.2	Action if Bankruptcy
Section 9.3	Action if Other Event of Default
Section 9.4	Application of Proceeds
Article X THE AGENTS
Section 10.1	Actions, Appointment; Powers and Duties
Section 10.2	Exculpation; Notice of Default
Section 10.3	Successor
Section 10.4	Credit Extensions by the Administrative Agent, the Collateral Agent and Each DSR LC Issuer
Section 10.5	Credit Decisions
Section 10.6	Copies, etc.
Section 10.7	Reliance by the Administrative Agent, the Collateral Agent, the Co-Green Loan Coordinators and the DSR LC Issuers
Section 10.8	The Administrative Agent, the Collateral Agent, the Co-Green Loan Coordinators and the DSR LC Issuers
Section 10.9	Appointment of Sub‑Agent; etc.
Section 10.10	Other Agents
Section 10.11	Posting of Approved Electronic Communications; Non‑Public Information
Section 10.12	Withholding Tax
Section 10.13	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim
Section 10.14	Erroneous Payment
Section 10.15	The Collateral Agent
Section 10.16	Security Documents
Section 10.17	Reliance Letters
Article XI MISCELLANEOUS PROVISIONS
Section 11.1	Waivers, Amendments, etc.
Section 11.2	Notices; Time
Section 11.3	Payment of Costs and Expenses
Section 11.4	Indemnification
Section 11.5	Survival
Section 11.6	Severability
Section 11.7	Headings
Section 11.8	Execution in Counterparts, Effectiveness, etc.
Section 11.9	Governing Law; Entire Agreement
Section 11.10	Successors and Assigns; Third Party Beneficiaries
Section 11.11	Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes
Section 11.12	Other Transactions
Section 11.13	Independence of Covenants and Default Provisions
Section 11.14	Confidentiality
Section 11.15	Forum Selection and Consent to Jurisdiction
Section 11.16	Waiver of Jury Trial
ii

Section 11.17	Counsel Representation
Section 11.18	PATRIOT Act

SCHEDULE I	- Disclosure Schedule
SCHEDULE II	- Commitments
SCHEDULE III	- Amortization Schedule
SCHEDULE IV	- Material Power Purchase Agreements
SCHEDULE V	- Dutch Auction Procedures
SCHEDULE VI	- Notice Information
SCHEDULE VII	- Terms of Subordinated Indebtedness
SCHEDULE VIII	- Commitment Reduction Schedule
SCHEDULE IX	- Disqualified Institutions
SCHEDULE X	- Existing Liens
SCHEDULE XI	- Existing Investments
SCHEDULE XII	- Third-party Consultant Reports

EXHIBIT A-1	- Form of Term Note
EXHIBIT A-2	- Form of DSR LC Note
EXHIBIT B-1	- Form of Borrowing Request
EXHIBIT B-2	- Form of Issuance Request
EXHIBIT C	- Form of Continuation/Conversion Notice
EXHIBIT D-1	- Form of Lender Assignment Agreement
EXHIBIT D-2	- Form of Affiliate Assignment Agreement
EXHIBIT E	- Form of Compliance Certificate
EXHIBIT F-1	- Form of U.S. Tax Compliance Certificate (For Non-U.S. Persons that are not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT F-2	- Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT F-3	- Form of U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT F-4	- Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants/Partnerships that are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT G	- Form of Solvency Certificate
EXHIBIT H	- Form of Green Loan Reporting Letter
iii

CREDIT AGREEMENT
This CREDIT AGREEMENT, dated as of October 3, 2025 is made by and among ACI Pioneer Member, LLC, a Delaware limited liability company (the “Borrower”), ACI Pioneer Holdings, LLC, a Delaware limited liability company (the “Pledgor”), the Lenders from time to time party hereto (the “Lenders”), the DSR LC Issuers (as defined below) from time to time party hereto, Natixis, New York Branch, as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and Natixis, New York Branch, as collateral agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, as of the Closing Date, the Pledgor owns 100% of the outstanding Capital Securities in the Borrower.
WHEREAS, the Borrower intends to acquire, on the Closing Date, 49% of the outstanding equity interests in Pioneer JV Holdings LLC, a Delaware limited liability company (the “Target”), on the Closing Date (such acquisition, the “Acquisition”), pursuant to that certain Agreement for Purchase of Membership Interests (together with all exhibits and schedules thereto, the “Purchase and Sale Agreement”), dated as of October 3, 2025, by and among EDPR Pioneer Holdings LLC, a Delaware limited liability company (“Seller”), the Borrower, as buyer and EDP Renewables North America, LLC, a Delaware limited liability company. Upon the Acquisition, Seller will own the remaining 51% of the outstanding Equity Interests (as defined in the Target LLCA, defined below) in the Target;
WHEREAS, at the time of making the Acquisition, the Target will own:
(a) 100% of the outstanding Capital Securities of EDPR Solar Ventures XII, LLC, a Delaware limited liability company (“Solar Ventures XII”), which owns 100% of the Class A Equity Interests of 2024 SOL XII, LLC (“2024 SOL XII”), which owns 100% of the outstanding Capital Securities of Randolph Solar Park LLC (“Randolph Project Company”) and Ragsdale Solar LLC (“Ragsdale Project Company”);
(b) 100% of the outstanding Capital Securities of EDPR Wind Ventures XXIV, LLC, a Delaware limited liability company (“Wind Ventures XXIV”), which owns 100% of the Class A Equity Interests of 2023 Vento XXIV, LLC (“2023 Vento XXIV”), which owns 100% of the outstanding Capital Securities of Indiana Crossroads Wind Farm II LLC (“Indiana Crossroads Project Company”);
(c) 100% of the outstanding Capital Securities of EDPR Solar Ventures XIV, LLC, a Delaware limited liability company (“Solar Ventures XIV”), which owns 100% of the Class A Equity Interests of 2024 SOL XIV, LLC (“2024 SOL XIV”), which owns 100% of the outstanding Capital Securities of Cattlemen Solar Park II LLC (“Cattlemen II Project Company”);
(d) 100% of the outstanding Capital Securities of EDPR Solar Ventures XVII, LLC, a Delaware limited liability company (“Solar Ventures XVII”), which owns 100% of the Class A Equity Interests of 2024 SOL XVII, LLC (“2024 SOL XVII”), which owns 100% of the outstanding Capital Securities of Azalea Springs Solar Park LLC (“Azalea Springs Project Company”); and
WHEREAS, in connection with the Acquisition, the Borrower has requested that the Lenders and DSR LC Issuers extend, and the Lenders and DSR LC Issuers have agreed to extend, on the terms and conditions set forth in this Agreement and the other Loan Documents, certain credit facilities (the “Facilities”) to the Borrower in an aggregate amount of $565,700,000, consisting of (a) an initial term facility in an aggregate principal amount of $226,000,000 to be funded on the Closing Date, (b) a delayed draw term facility in an aggregate principal amount of $316,200,000, and (c) a debt service reserve letter of credit facility, in an amount equal to $23,500,000, subject to the terms and conditions set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“2023 Vento XXIV” is defined in the recitals.
“2024 SOL XII” is defined in the recitals.
“2024 SOL XIV” is defined in the recitals.
“2024 SOL XVII” is defined in the recitals.
“2025 BATERIA I” means 2025 BATERIA I, LLC, a Delaware limited liability company.
“2025 SOL XVIII” means 2025 SOL XVIII, LLC, a Delaware limited liability company.
“2025 SOL XIX” means 2025 SOL XIX, LLC, a Delaware limited liability company.
“2025 SOL XXV” means 2025 SOL XXV, LLC, a Delaware limited liability company.
“Acceptable Accountant” means Deloitte LLP, PwC, LLP, Ernst & Young LLP, KPMG LLP or any other nationally recognized independent certified accountant approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned, or delayed).
“Acceptable Bank” means the DSR LC Issuers as of the Closing Date and any bank whose long-term unsecured Indebtedness is rated at least “A-” by S&P and “A3” by Moody’s (or whose obligations under the applicable Acceptable Letter of Credit are confirmed by a financial institution with such rating).
“Acceptable Letter of Credit” means any irrevocable letter of credit that (a) has been issued by an Acceptable Bank in favor of the Collateral Agent in respect of which (i) no Obligor or other Borrower Company is the account party, (ii) no Obligor or other Borrower Company is otherwise liable for any reimbursement payments for any drawings or other payments thereunder and (iii) there is no recourse to any Collateral or any assets of any Borrower Company in support of the obligations thereunder, (b) (x) permits a drawing on such letter of credit (i) in the event that the issuer thereof ceases to be an Acceptable Bank and a replacement letter of credit has not been obtained from an Acceptable Bank within thirty (30) days thereafter or (ii) if such letter of credit has not been renewed or extended within thirty (30) days of its stated termination or expiration date and (y) is otherwise on customary letter of credit terms reasonably acceptable to the Collateral Agent.
“Account Bank” means, with respect to any Account, (a) City National Bank or (b) any other financial institution selected by the Borrower to hold such Account; provided that, in the case of this clause (b), such financial institution shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $300,000,000.

“Accounts” means the Available Cash Account, the DSR Account, the Distribution Suspense Account and the Other Proceeds Account.
“Adjusted Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) Daily Simple SOFR in effect on such day plus 1.00%; provided, however, that if the rate per annum obtained shall be less than 0.00%, the “Adjusted Base Rate” shall be deemed to be 0.00% per annum for purposes of this Agreement. Any change in the Adjusted Base Rate due to a change in the Base Rate, Daily Simple SOFR or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Base Rate, Daily Simple SOFR or the Federal Funds Effective Rate, respectively.
“Adjusted Purchase Price Proceeds” means any amounts pursuant to Sections 2.4(b)(ii), 2.4(c)(ii), 2.4(d)(ii), 2.4(e)(ii) or 2.4(f)(ii) of the Purchase and Sale Agreement, in each case, received by the Borrower.
“Administrative Agent” is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 10.3.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” is defined in Section 4.11.
“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common Control with such Person; provided, that in no event shall the Target or any of its Subsidiaries be (or be deemed to be) an Affiliate of the Sponsor or any of its Subsidiaries. “Control” of a Person means the power, directly or indirectly, (a) to vote (under ordinary circumstances) more than 50% of the Capital Securities (on a fully diluted basis) of such Person for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).
“Affiliate Assignment Agreement” means an assignment and assumption agreement substantially in the form of Exhibit D-2, with such amendments or modifications as may be approved by the Administrative Agent.
“Agent” means each of the Administrative Agent and the Collateral Agent.
“Agreement” means, on any date, this credit agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.
“Anti-Money Laundering Laws” means any applicable law relating to money laundering and any predicate crime thereto in any jurisdiction where any Obligor or Borrower Company is located or doing business including the Bank Secrecy Act, as amended by the PATRIOT Act, and all regulations promulgated thereunder.
“Applicable Margin” means (a) for the period from the Closing Date until, but excluding, the third (3rd) anniversary of the Closing Date, (i) for Loans maintained as SOFR Loans, 1.50% per annum and (ii) for Loans maintained as Base Rate Loans, 0.50% per annum and (b) for the period from, and including, the third (3rd) anniversary of the Closing Date until, but excluding, the Maturity Date, (i) for Loans maintained as SOFR Loans, 1.625% per annum and, (ii) for Loans maintained as Base Rate Loans, 0.625% per annum.
“Approved Fund” means any Person (other than a Disqualified Institution or a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.
“Auction Manager” means (a) the Administrative Agent or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Dutch Auction; provided that the Borrower shall not designate the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as and the Borrower shall be under no obligation to engage the Administrative Agent to act as the Auction Manager); provided, further, that no Obligor, any Borrower Company nor any of their respective Affiliates may act as the Auction Manager.
“Authorized Financial Officer” means, relative to the Borrower, an Authorized Officer of the Borrower that is the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, President, Vice President, Secretary or Treasurer, or in each case of the foregoing, an Authorized Officer that has substantially similar duties as such role, as the case may be, of the Borrower.
“Authorized Officer” means, relative to any Obligor, those of its officers, general partners, managing members or other authorized representatives (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the DSR LC Issuers pursuant to Section 5.1.1(b) or pursuant to a certificate delivered to the Administrative Agent and the Lenders after the Closing Date in form and substance satisfactory to the Administrative Agent.
“Available Cash Account” means a Deposit Account or a Securities Account established in the name of the Borrower with an Account Bank and used for the purposes contemplated by Section 2.8.1 and Section 2.8.2.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period (or any similar or analogous definition) pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “interest period” (or any similar or analogous definition), if any, pursuant to Section 4.2.4.
“Azalea Springs” refers to the “Azalea Springs” Project described in Schedule I of the Disclosure Schedules.
“Azalea Springs Project Company” is defined in the recitals.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Case Lender Financial Model” means a financial model with file name “Project Pioneer_Lender Model (09.24.2025)_vF” as updated pursuant to Section 3.1.1(e) (first proviso) or Section 5.2.3.
“Base Rate” means the rate of interest per annum publicly announced from time to time by the Person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City; provided that, if the Base Rate so established would be less than 0.00%, the “Base Rate” shall be deemed to be 0.00% per annum for purposes of this Agreement. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Base Rate. Any change in the Base Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Adjusted Base Rate.
“Benchmark” means, initially, Daily Compounded SOFR; provided that if a Benchmark Transition Event has occurred with respect to Daily Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.2.1.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof)

announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BESS Ventures I” means EDPR BESS Ventures I, LLC, a Delaware limited liability company.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Borrower” is defined in the preamble.
“Borrower Companies” means, collectively, the Borrower, the Target, the Class A Members, the Tax Equity Partnerships and the Project Companies, and each, individually, a “Borrower Company”.
“Borrower Materials” is defined in Section 10.11.5.
“Borrowing” means the Loans of the same Type and, in the case of SOFR Loans, having the same Interest Payment Dates made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.
“Borrowing Request” means a Loan request and certificate duly executed and delivered by an Authorized Officer of the Borrower substantially in the form of Exhibit B-1 hereto.
“Build-Out Proceeds” means cash proceeds received by the Borrower from (a) Capital Contributions made by EDP (as defined in the Target LLCA) pursuant to Section 3.12 of the Target LLCA or (b) any other amounts paid by any other Person pursuant to Section 3.12(e) of the Target LLCA.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Leases” is defined in Section 1.4.4.
“Capital Securities” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including any limited or general partnership interests and any limited liability company membership interests, and any and all warrants, rights or options to purchase any of the foregoing, whether now outstanding or issued after the Closing Date.
“Capitalized Lease Liabilities” means, all monetary obligations of the Borrower Companies under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof as determined in accordance with GAAP.
“Carpenter” refers to the “Carpenter” Project described in Schedule I of the Disclosure Schedules.
“Carpenter Project Company” means Carpenter Wind Farm LLC, a Delaware limited liability company.
“Cash” means money, currency or a credit balance in any demand account or deposit account (as such term is defined in the UCC).
“Cash Collateralize” means with respect to any DSR Letter of Credit or any other Obligation, the deposit of immediately available funds into a cash collateral account (any such account, an “LC Cash Collateral Account”) maintained with (or on behalf of) the applicable DSR LC Issuer on terms reasonably satisfactory to such DSR LC Issuer in an amount equal to 102% of the Stated Amount of such DSR Letter of Credit or such other Obligation. “Cash Collateral,” “Cash Collateralized” and “Cash Collateralization” shall have correlative meanings.
“Cash Equivalent Investment” means, at any time:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(b)    securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition thereof and, at the time of acquisition, having a rating of A+ or higher from S&P or A1 or higher from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(c)    investments in commercial paper maturing within one (1) year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(d)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 270 day from the date of acquisition thereof issued or guaranteed by or placed with the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States or any state thereof that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (ii) has a Tier 1 capital ratio (as defined in such regulations) of not less than 10%;
(e)    demand deposits, including interest bearing money market accounts, time deposits, trust funds, trust accounts, overnight bank deposits, interest-bearing deposits, and certificates of deposit or bankers acceptances of depository institutions, issued or offered by the Administrative Agent, the Account Bank or its affiliates or any domestic office of any commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $1,000,000,000;
(f)    fully collateralized repurchase agreements with a term of not more than one hundred and eighty (180) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) or (e) above;
(g)    repurchase and reverse repurchase agreements with a term of not more than one hundred and eighty (180) days collateralized with government securities of the type referred to in clause (a) or (b) above, including those of the Account Bank or any of its affiliates and entered into with a financial institution satisfying the criteria of clause (d) or (e) above;
(h)    investments in money market mutual funds having a rating in the highest investment category granted thereby from S&P or Moody’s, including any mutual fund for which the Account Bank or an affiliate of the Account Bank serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Account Bank or an affiliate of the Account Bank receives fees from funds for services rendered, (ii) the Account Bank collects fees for services rendered pursuant to this Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Agreement may at times duplicate those provided to such funds by the Account Bank or an affiliate of the Account Bank;
(i)    other short term investments utilized by foreign subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing; and
(j)    Cash.
“Cash Flow Available for Debt Service” means, for any Test Period, Revenues (a) deposited or accrued in the Available Cash Account during such Test Period and (b) from earnings or interest in the Accounts, minus Operating Expenses paid during such period from the Available Cash Account.
“Casualty Event” means the damage, destruction or condemnation, as the case may be, of any property of any Borrower Company, but in any event shall exclude any losses due to business interruption and any Title Event or Event of Loss.
“Cattlemen II” refers to the “Cattlemen II” Project described in Schedule I of the Disclosure Schedules.

“Cattlemen II Project Company” is defined in the recitals.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” is defined in Section 4.3.
“Change of Control” means (a) during the Delayed Draw Availability Period, the Sponsor ceases to, directly or indirectly, own and control one hundred percent (100%) of the Capital Securities in the Borrower; (b) after the Delayed Draw Availability Period, the Investors collectively cease to directly or indirectly own and control greater than 50% of the Capital Securities in the Pledgor; or (c) the Pledgor ceases to own and control one hundred percent (100%) of the Capital Securities it holds in the Borrower.
“Class A Members” means any or all of (a) BESS Ventures I, (b) Solar Ventures XII, (c) Solar Ventures XIV, (d) Solar Ventures XVII, (e) Solar Ventures XVIII, (f) Solar Ventures XIX, (g) Solar Ventures XXV and (h) Wind Ventures XXIV, as applicable; provided that, such Class A Member shall not be deemed to be a “Class A Member” until after the acquisition of the applicable Class A Member pursuant to Section 2.5 of the Purchase and Sale Agreement.
“Closing Date” means the date of the initial Credit Extension hereunder.
“Closing Date Projects” means collectively, Randolph, Ragsdale, Indiana Crossroads, Cattlemen II, Azalea Springs, and each, individually, a “Closing Date Project”.
“Closing Date Project Companies” means collectively, Randolph Project Company, Ragsdale Project Company, Indiana Crossroads Project Company, Cattlemen II Project Company and Azalea Springs Project Company, and each, individually, a “Closing Date Project Company”.
“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time (unless as specifically provided otherwise).
“Collateral” has the meaning assigned to such term in the Pledge and Security Agreement, but for the avoidance of doubt, shall not include any Excluded Asset.
“Collateral Agent” is defined in the preamble and includes each other Person appointed as the successor Collateral Agent pursuant to Article X.
“Collateral Requirement” means the requirement that:
(a)    the Administrative Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 5.1.8 and from time to time pursuant to Section 7.8, subject to the limitations and exceptions of this Agreement or any Security Document, duly executed by each Obligor thereto;
(b)    the Obligations shall have been secured pursuant to the Pledge and Security Agreement by a first-priority security interest, subject to Liens permitted by Section 8.3, in (i) all the Capital Securities in the Borrower (and the Collateral Agent shall have received certificates or other instruments representing all such Capital Securities (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank) and (ii) all Capital

Securities in the Target that are owned by the Borrower (and the Collateral Agent, to the extent such interests are certificated, shall have received within five (5) Business Days of the Closing Date, certificates or other instruments representing all such Capital Securities (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);
(c)    all Pledged Debt (as defined in the Pledge and Security Agreement) owing to the Borrower or Pledgor that is evidenced by a promissory note shall have been delivered to the Collateral Agent pursuant to the Pledge and Security Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(d)    the Obligations shall have been secured by a perfected security interest in (i) all now owned or at any time hereafter acquired tangible and intangible assets of the Borrower and (ii) the Pledgor’s Capital Securities in the Borrower, in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Security Documents (to the extent appropriate in the applicable jurisdiction); and
(e)    except as otherwise contemplated by this Agreement or any Security Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, applicable law or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral Requirement”, shall have been filed, registered or recorded.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(A)    the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, or taking other actions with respect to, the following (collectively, the “Excluded Assets”, which shall not include (x) the Accounts or the Cash or Cash Equivalent Investments on deposit therein, (y) any Capital Securities in the Target or any other Person that are owned by the Borrower or (z) any Capital Securities in the Borrower or any Pledged Debt owing to the Borrower):
(a)    mortgages of any real property,
(b)    motor vehicles and other assets subject to certificates of title where the amount of damages claimed by the applicable Obligor is less than $250,000,
(c)    any particular asset, if the pledge thereof or the security interest therein is prohibited or restricted by law (including any requirement to obtain the consent of any Governmental Authority or third party (other than an Obligor)) unless such consent has been obtained and only to the extent such consequence shall exist (but this clause shall not operate to exclude a security interest in the Borrower’s direct Subsidiaries (including that of the Target, other than as set out in clauses (j) and (k) below) or in all of the Capital Securities of the Borrower),
(d)    Excluded Accounts,

(e)    any amount which the Borrower distributes in accordance with this Agreement (including with respect to distributions made in accordance with Section 8.5) or held in any Deposit Account or Securities Account of the Pledgor,
(f)    any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law,
(g)    [reserved],
(h)    any assets to the extent a security interest in such assets would result in material adverse U.S. federal income tax consequences to the Borrower or any of its direct or indirect parent companies, as reasonably determined by the Borrower in consultation with the Administrative Agent (but this clause shall not operate to exclude a security interest in the Borrower’s direct Subsidiaries (including that of the Target) or in all of the outstanding Capital Securities in the Borrower);
(i)    any particular assets acquired after the Closing Date (other than any Cash or Cash Equivalent Investments held in any of the Accounts or any Capital Securities in the Target that are owned by the Borrower) if the Administrative Agent and the Borrower reasonably agree that the burden, cost or consequences (including any adverse tax consequences to the Borrower or any Affiliates of the Borrower) of creating or perfecting such pledges or security interests therein or obtaining title insurance is excessive in relation to the practical benefits to be obtained therefrom by the Lenders under the Loan Documents,
(j)    voting equity interests in any Subsidiary of the Borrower that is a CFC or Domestic Foreign Holdco, in each case, in excess of 65% of the voting equity interests of such CFC or such Domestic Foreign Holdco;
(k)    any equity interests in, or assets of, any Subsidiary of a CFC or Domestic Foreign Holdco;
(l)    assets located in or governed by any non-U.S. jurisdiction or agreement (other than any stock certificates otherwise required to be pledged, certain material debt otherwise required to be pledged, and assets that can be perfected by the filing of a UCC financing statement); and
(m)    permits, governmental or state or local franchises, authorizations, contracts, licenses, leases, easements and other similar assets if the grant of a security interest therein shall (A) constitute or result in (I) the abandonment, invalidation or unenforceability of any right, title or interest of the Borrower or (II) a breach or termination pursuant to the terms thereof, or a default under any such permit, governmental or state or local franchise, authorization, contract, license, lease or similar asset, or be prohibited or restricted pursuant to the terms of any such permit, governmental or state or local franchise, authorization, contract, license or lease (including any requirement to obtain the consent of any governmental authority or third party, so long as any agreement with such third party that provides for such prohibition or restriction exists on the Closing Date or existed at the time such asset was acquired and was not entered into in contemplation of the acquisition of such assets or entering into of such contract or for the purpose of creating such prohibition or restriction), (but this clause shall not operate to exclude a security interest in the Borrower’s direct Subsidiaries (including that of the Target) or in all of the Capital Securities of the Borrower);
provided, however, that clauses (c) and (m) above shall not apply to the extent any such law, rule, regulation, term or provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity); provided, further, that any such property shall constitute an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the Lien under the Pledge and Security Agreement and the other applicable Security Documents immediately and automatically, at such time as such condition, consequence, term or provision shall be waived, terminated, eliminated or otherwise shall no longer exist; provided, further, that the foregoing exclusions shall not apply to any Proceeds or Receivables (as such terms are defined in the Pledge and Security Agreement) of any such property or assets (except to the extent such Proceeds or Receivables separately constitute an Excluded Asset pursuant to the above terms); provided, further, that to the extent that any limitation, restriction or prohibition on transfer, assignment or encumbrance, including any requirement for consent, approval, license or authorization, contained in any governmental law, rule, or regulation or any lease, license, permit, contract, property, right or agreement or other document is waived, terminated, or eliminated, or upon the granting of any required consent, the applicable item excluded from the definition of Collateral in clauses (c) and (m) above shall (without any act or delivery by any Person) constitute Collateral;
(B)    (i) no actions other than the filing of a financing statement under the Uniform Commercial Code with respect to the Borrower shall be required to perfect security interests in any Collateral consisting of notes or other evidence of Indebtedness, except to the extent set forth in clause (c) to the first paragraph of this definition, (ii) no actions other than the filing of Uniform Commercial Code financing statements and the entry into control agreements with respect to the Accounts shall be required to perfect security interest in any Collateral consisting of proceeds of other Collateral and (iii) no landlord waivers, bailee letters, estoppels, warehouseman waivers or other collateral access or similar letters or agreements shall be required;
(C)    the Administrative Agent, in its discretion, may (and to the extent applicable, the Administrative Agent may direct the Collateral Agent to) grant extensions of time for the creation or perfection of security interests in, or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower, that the creation or perfection of security interests or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents; and

(D)    Liens required to be granted from time to time pursuant to the Collateral Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Security Documents.
“Commitment” means, as the context may require, the Term Loan Commitment, the DSR LC Issuing Commitment, the DSR LC Loan Commitment, the Extended Term Loan Commitment or the Extended DSR LC Commitment.
“Commitment Amount” means, as the context may require, the Term Loan Commitment Amount, the DSR LC Loan Commitment Amount or the DSR LC Issuing Commitment Amount.
“Commitment Termination Date” means, as the context may require, (a) with respect to the Term Loan Commitments, the Term Loan Commitment Termination Date or (b) with respect to the DSR LC Commitments, the DSR LC Loan Commitment Termination Date.
“Commitment Termination Event” means:
(a)    the occurrence of any Event of Default described in Sections 9.1.9(a) through (e) with respect to any Obligor; or
(b)    the occurrence and continuance of any other Event of Default and either (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 9.3, or (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.
“Communications” is defined in Section 10.11.1.
“Compliance Certificate” means a certificate duly completed and executed by an Authorized Financial Officer, substantially in the form of Exhibit E hereto.
“Conforming Changes” means, with respect to either the use or administration of Daily Compounded SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.4 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (in consultation with the Borrower) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (in consultation with the Borrower) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby (reduced to the extent that such Person’s obligation thereunder is reduced by applicable law or valid contractual agreement).
“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed and delivered by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.
“Contracted Cash Flow” means, for any period, an amount equal to the aggregate amount of Contracted Revenues attributable to all Closing Date Projects and Post-Closing Projects projected to be received by the Borrower during such period; provided that, to the extent “Contracted Cash Flow” is used to calculate “Debt Sizing Parameters” pursuant to Section 3.1.1, Section 5.2.3 and Section 9.1, Contracted Cash Flow shall include only the aggregate amount of Contracted Revenues attributable to each Project projected to be received by the Borrower during such period.
“Contracted Revenues” means Revenue from sales, purchase, storage, discharge, exchange or marketing of electric power, energy, capacity, ancillary services and renewable energy credits or any other environmental attributes, howsoever entitled, pursuant to offtake or power purchase agreements, revenue swap agreements, commodity swap agreements, contracts for differences, virtual power purchases, paygo payments received from any tax equity investor pursuant to the Tax Equity Documents (including any PAYGO Contributions (as such term is used in any HoldCo LLCA (as defined in the Target LLCA)), or any equivalent terms in any HoldCo LLCA (as defined in the Target LLCA)) renewable energy credit agreements, other environmental attribute agreements, tax credit transfer agreements or any similar agreements, in each case, howsoever entitled.
“Control Agreement” means any account control agreement that is in form and substance reasonably satisfactory to the Collateral Agent and entered into to establish “control” (within the meaning of the UCC) of the Collateral Agent over any account established by the Borrower as permitted under the Loan Documents and required to be subject to the Lien of Collateral Agent under the Loan Documents.
“Controlled Group” means, with respect to any entity, all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common Control which, together with such entity, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.
“Core Components” means core components of the Green Loan Principles, including ‘Use of Proceeds’, ‘Process for Project Evaluation and Selection’, ‘Management of Proceeds’ and ‘Reporting’, each as more specifically described in the Green Loan Principles.
“Coordinating Lead Arrangers” means Société Générale and Natixis, New York Branch, collectively in their respective capacities as a coordinating lead arranger, and in the case of Société Générale and Natixis, New York Branch, collectively in their respective capacities as bookrunner and syndication agent hereunder.

“Corrupt Practices Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1, et seq.); (b) U.S. laws prohibiting bribery of U.S. Public Officials, including 18 U.S.C. § 201 and relevant state and local laws; (c) the U.S. Travel Act, 18 U.S.C. § 1952; (d) U.S. mail and wire fraud statutes, 18 U.S.C. §§ 1341 & 1343; (e) U.S. federal securities laws, including the Sarbanes-Oxley Act of 2002 (Pub.L. 107–204, 116 Stat. 745); (f) the U.K. Bribery Act 2010; and (g) all other laws, rules and regulations of any jurisdiction applicable to any Obligor concerning bribery, corruption, lobbying, or public procurement, including laws and regulations implementing the OECD Convention on Combatting Bribery of Foreign Public Officials or the UN Convention Against Corruption.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” is defined in Section 11.23.
“Co-Green Loan Coordinators” means each of Société Générale and Natixis, New York Branch, and each of its successors and assigns, acting in such capacity, appointed by the Borrower hereunder to facilitate voluntary alignment by the Borrower with the Core Components in connection with this Agreement, which shall have the duties customarily performed by such coordinator; provided that the Co-Green Loan Coordinator, in its capacity as such, shall have no liabilities under the Loan Documents or otherwise in relation to the Transactions or any Project.
“Credit Extension” means, as the context may require,
(a)    the making of a Loan by a Lender; or
(b)    the issuance of any DSR Letter of Credit, the increase of the Stated Amount of any existing DSR Letter of Credit or the extension of any Stated Expiry Date of any existing DSR Letter of Credit, by any DSR LC Issuer (whether automatically by its terms or upon request of the Borrower).
“Credit Parties” means, collectively, the Lenders, the DSR LC Issuers, the Collateral Agent and the Administrative Agent.
“Current GAAP Financials” is defined in Section 1.4.2.
“Daily Compounded SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Compounded SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Compounded SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Compounded SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debt Fund Affiliate” means (a) any fund, account or client managed, advised or sub-advised by, or under common management with Ares Management LLC and its Affiliates, (b) any fund, account or client managed, advised or sub-advised by an investment manager within the credit-focused division of Ares Management LLC and its Affiliates, (c) any fund, account or client managed, advised or sub-advised by Ares Management LLC and its Affiliates, and (d) any affiliate of the Borrower (other than the Pledgor, the Borrower and any Borrower Company) that is, in each case, a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with information barriers in place restricting the sharing of investment-related information and other information between it and the Non-Debt Fund Affiliates and the Borrower Companies and whose managers have fiduciary duties to the investors of such funds in respect of the Facilities independent of their fiduciary duties to the investors in the Non-Debt Fund Affiliates in respect of the Facilities.
“Debt Service Amount” means, for any applicable period, without duplication, the sum of (a) all scheduled interest, commitment fees, letter of credit fees and scheduled principal amortization payable during such period in respect of the Obligations and (b) any net payments paid by the Borrower during such period pursuant to Interest Rate Hedge Agreements less any net payments received by the Borrower during such period pursuant to the Interest Rate Hedge Agreements (in the case of this clause (b), other than termination, liquidation or unwind payments or any other amounts payable under the Interest Rate Hedge Agreements that are not in respect of interest rates). For the avoidance of doubt, Debt Service Amount shall not include (i) voluntary or mandatory prepayments pursuant to the Loan Documents, (ii) repayment of any Reimbursement Obligations or DSR LC Loan, (iii) amounts required to be transferred to the DSR Account, and (iv) any payment required to be paid on the Maturity Date of the Facilities.
“Debt Service Coverage Ratio” means, for any Test Period, the ratio of (a) Cash Flow Available for Debt Service for such Test Period to (b) the Debt Service Amount for such Test Period.

“Debt Sizing Parameters” means the maximum amount of Term Loans that can be fully amortized by the end of Term Loan Notional Amortization Period, calculated in accordance with the Base Case Lender Financial Model utilizing the following parameters:
(i) for the period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date, on each Installment Payment Date, the lesser of (x) dividing Projected Cash Flow by 1.70 at the P50 Production Level and (y) dividing Projected Cash Flow by 1.35 at the P99 Production Level; and
(ii) for the period commencing on the day following the fifth (5th) anniversary of the Closing Date through the end of the Term Loan Notional Amortization Period, on each Installment Payment Date the lesser of (A) the sum of (x) dividing Contracted Cash Flow by 1.30 at the P50 Production Level and (y) dividing Non-Contracted Cash Flow by 1.60 at the P50 Production Level and (B) the sum of (x) dividing Contracted Cash Flow by 1.05 at the P99 Production Level and (y) dividing Non-Contracted Cash Flow by 1.30 at the P99 Production Level;
provided that (x) Projected Cash Flows from each Closing Date Project and Post-Closing Project will be included until the third (3rd) anniversary of the scheduled termination date of the relevant Material Power Purchase Agreement for such Closing Date Project and Post-Closing Project in accordance with its terms, (y) the scheduled amortization of Term Loans will not commence until the Installment Payment Date of January 8, 2026 and (z) the Debt Sizing Parameters shall reflect that the outstanding amount of the Term Loans on the Term Loan Maturity Date is capable of being fully amortized under a 100% sweep scenario of Contracted Cash Flow during the remainder of the Term Loan Notional Amortization Period under a P90 Production Level.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 4.12.2, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent, any applicable DSR LC Issuer with Fronting Exposure to such Defaulting Lender and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default shall be specifically identified in such writing) has not been satisfied or waived in accordance with the terms and conditions hereof, or (ii) pay to the Administrative Agent, any applicable DSR LC Issuer with Fronting Exposure to such Defaulting Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in DSR Letters of Credit, to the extent any applicable DSR LC Issuer has Fronting Exposure to such Defaulting Lender) within two (2) Business Days of the date when due, (b) has notified the Borrower, any applicable DSR LC Issuer with Fronting Exposure to such Defaulting Lender or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default shall be specifically identified in such writing or public statement) cannot be satisfied and has not been waived in accordance with the terms and conditions hereof), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, any applicable DSR LC Issuer with Fronting Exposure to such Defaulting Lender or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or national regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Securities in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.12.2) upon delivery of written notice of such determination to the Borrower, any applicable DSR LC Issuer with Fronting Exposure to such Defaulting Lender and each other Lender.
“Delayed Draw Availability Period” means the period after the Closing Date to and including December 31, 2026 (or, if earlier, the date that the Delayed Draw Term Loan Commitments have been fully utilized).
“Delayed Draw Funding Date” is defined in Section 2.1.1(b).
“Delayed Draw Term Loan Commitment” means, relative to any Term Loan Lender, such Lender’s obligation to make Delayed Draw Term Loans pursuant to Section 2.1.1, in each case as may be extended by an Extension Amendment. The amount of each Lender’s Delayed Draw Term Loan Commitment, if any, is set forth on Schedule II or in the applicable Lender Assignment Agreement, subject to any adjustment or reduction pursuant to Schedule VIII or the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date equals the Delayed Draw Term Loan Commitment Amount.
“Delayed Draw Term Loan Commitment Amount” means $316,200,000.
“Delayed Draw Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Delayed Draw Term Loans of such Lender; provided, at any time prior to the making of the Delayed Draw Term Loans, the Delayed Draw Term Loan Exposure of any Lender shall be equal to such Lender’s Delayed Draw Term Loan Commitment.
“Delayed Draw Term Loan Percentage” means, with respect to all payments, computations and other matters relating to the Delayed Draw Term Loan of any Lender, the percentage obtained by dividing (a) the Delayed Draw Term Loan Exposure of that Lender by (b) the aggregate Delayed Draw Term Loan Exposure of all Lenders.

“Delayed Draw Term Loans” is defined in Section 2.1.1(b).
“Deposit Account” means a “deposit account” as that term is defined in Section 9-102(a) of the UCC.
“Disbursement” is defined in Section 2.6.2.
“Disbursement Date” is defined in Section 2.6.2.
“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.
“Disposition” (or similar words such as “Dispose”) means, with respect to any Person, any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of such Person’s or its Subsidiaries’ assets (including accounts receivables and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of related transactions.
“Disqualified Institution” means those (a) (i) banks, financial institutions and other institutional lenders and competitors (and such competitors’ sponsors and Affiliates identified in writing or reasonably identifiable solely on the basis of their names) of the Obligors or any of their Subsidiaries identified in Schedule IX or (ii) who are competitors identified to the Administrative Agent from time to time after the Closing Date or who are banks, financial institutions and other institutional lenders agreed to by such Borrower and the Administrative Agent after the Closing Date (such consent of the Administrative Agent not to be unreasonably withheld, delayed or conditioned), or (b) any Person who is an Affiliate of any Person in the foregoing clause (a) that is either (i) identified in Schedule IX or to the Administrative Agent (after the Closing Date) or (ii) reasonably identifiable on the basis of such Affiliate’s name; provided that no update shall apply retroactively to disqualify any Person that has previously acquired an assignment or participation in any of the Facilities with respect to such amounts previously acquired.
“Distribution Date” means the last Business Day of each March, June, September or December.
“Distribution Conditions” means, collectively, before and after giving effect to the applicable Restricted Payment, (a) no Default or Event of Default has occurred and is continuing, (b) the amount on deposit in or credited to the DSR Account (taking into account any amounts available under all DSR Support Instruments credited thereto) is equal to or greater than the Minimum Debt Service Reserve Amount, (c) the Debt Service Coverage Ratio for the Test Period ending on or immediately prior to the payment date of such Restricted Payment is no less than 1.15:1.00, (d) there are no outstanding Reimbursement Obligations or DSR LC Loans used to reimburse drawings under any DSR Letters of Credit and (e) the Initial Interest Payment Date shall have occurred.
“Distribution Suspense Account” means a Deposit Account or a Securities Account established in the name of the Borrower with an Account Bank and used for the purposes contemplated by Section 2.8.1 and Section 2.8.4.
“Dollar” and the sign “$” mean lawful money of the United States.
“Domestic Foreign Holdco” means any domestic Subsidiary of the Borrower substantially all of whose assets are equity interests (and, if applicable, equity interests and debt) of one or more Subsidiaries that are CFCs and/or other Domestic Foreign Holdcos.

“Drawing Amount” means, with respect to any DSR Letter of Credit or Acceptable Letter of Credit as of any date of determination, the amount available to be drawn thereunder as of such date.
“DSR Account” means a Deposit Account or a Securities Account established in the name of the Borrower with an Account Bank and used for the purposes contemplated by Section 2.8.1 and Section 2.8.4.
“DSR LC Commitments” means the DSR LC Loan Commitments and the DSR LC Issuing Commitments.
“DSR LC Extension Request” is defined in Section 4.13.2.
“DSR LC Facility” means the DSR LC Loan Commitments and the DSR LC Loans made hereunder.
“DSR LC Issuers” means each Lender in its capacity as issuer of the DSR Letters of Credit or any other Person appointed pursuant to Section 2.6.6 (other than any Person that shall have ceased to be a DSR LC Issuer as provided in Section 2.6.6), each in its capacity as an issuer of DSR Letters of Credit hereunder. Each DSR LC Issuer may, in its discretion, arrange for one or more of the DSR Letters of Credit to be issued by Affiliates of such DSR LC Issuer, in which case, the term “DSR LC Issuer” shall include any such Affiliate with respect to DSR Letters of Credit issued by such Affiliates and for all purposes of the Loan Documents. In the event that there is more than one DSR LC Issuer at any time, references herein and in the other Loan Documents to the DSR LC Issuer shall be deemed to refer to the DSR LC Issuer in respect of the applicable DSR Letter of Credit or to all DSR LC Issuers, as the context requires.
“DSR LC Issuing Commitment” means a DSR LC Issuer’s obligation to issue DSR Letters of Credit pursuant to Section 2.1.2(a) and “DSR LC Issuing Commitments” means such commitments of all DSR LC Issuers, in each case as may be extended by an Extension Amendment. The amount of each DSR LC Issuer’s DSR LC Issuing Commitment Amount, if any, is set forth in each case on Schedule II or in the assignment documentation delivered pursuant to Section 2.6.6, subject to any assignment, adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the DSR LC Issuing Commitments as of the Closing Date equals the DSR LC Issuing Commitment Amount.
“DSR LC Issuing Commitment Amount” means, on any date, a maximum amount of $23,500,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2; provided that the DSR LC Issuing Commitment Amount shall not exceed the DSR LC Loan Commitment Amount.
“DSR LC Loan” has the meaning as defined in Section 2.6.2(b) or means an Extended DSR LC Loan, as the context may require.
“DSR LC Loan Commitment” means, as the context may require, relative to any Lender, such Lender’s obligation (if any) to make DSR LC Loans pursuant to Section 2.6.2(b) and the obligation of each DSR LC Loan Lender to participate in DSR Letters of Credit under the applicable DSR LC tranche in which it is a participant hereunder, as applicable, and “DSR LC Loan Commitments” means such commitments of all Lenders, in each case as may be extended by an Extension Amendment. The amount of each Lender’s DSR LC Loan Commitment, if any, is set forth in each case on Schedule II or in the applicable Lender Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the DSR LC Loan Commitments as of the Closing Date equals the DSR LC Loan Commitment Amount; provided that the DSR LC Loan Commitments shall not exceed the DSR LC Loan Commitment Amount.
“DSR LC Loan Commitment Amount” means, on any date, $23,500,000 as such amount may be reduced from time to time pursuant to Section 2.2 or Section 3.1.2.
“DSR LC Loan Commitment Termination Date” means the earliest of:
(a)    the Maturity Date;
(b)    the date on which the DSR LC Loan Commitment Amount is terminated in full or permanently reduced to zero pursuant to the terms of this Agreement; and
(c)    the date on which any Commitment Termination Event occurs.
Upon the occurrence of any event described above, the DSR LC Loan Commitments shall terminate automatically and without any further action.
“DSR LC Loan Exposure” means, as of any date of determination with respect to a DSR LC Loan Lender, (a) prior to the termination of the DSR LC Loan Commitments, the aggregate amount of all DSR LC Loan Commitments of such DSR LC Loan Lender and (b) after the termination of the DSR LC Loan Commitments, the sum of (i) the aggregate outstanding principal amount of all DSR LC Loans of such DSR LC Loan Lender and (ii) all DSR LC Outstandings of such DSR LC Loan Lender.
“DSR LC Loan Lender” means each Lender that has a DSR LC Loan Commitment.
“DSR LC Loan Maturity Date” means the fifth (5th) anniversary of the Closing Date, or with respect to any tranche of Extended DSR LC Loans, the final maturity date applicable thereto as specified in the applicable Extension Requests accepted by the applicable Lenders.
“DSR LC Loan Percentage” means with respect to all payments, computations and other matters relating to the DSR LC Loan Commitment or DSR LC Loans of any DSR LC Loan Lender or any DSR Letters of Credit issued or participations acquired therein by any DSR LC Loan Lender at any time, the percentage obtained by dividing (a) the DSR LC Loan Exposure of that DSR LC Loan Lender by (b) the aggregate DSR LC Loan Exposure of all DSR LC Loan Lenders at such time.
“DSR LC Note” means a promissory note of the Borrower payable to any DSR LC Loan Lender, substantially in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding DSR LC Loans and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“DSR LC Outstandings” means, at any time of determination, the sum of (a) the aggregate Stated Amount of all issued and outstanding DSR Letters of Credit plus (b) all outstanding and unreimbursed Reimbursement Obligations, and, as to each DSR LC Loan Lender, such Lender’s share of the DSR LC Outstandings.
“DSR LC Percentage” means, as to any DSR LC Loan Lender at any given time, the percentage which such Lender’s DSR LC Loan Commitment under the DSR LC Facility then constitutes of the aggregate DSR LC Loan Commitments.

“DSR Letter of Credit” is defined in Section 2.1.2(a)(i).
“DSR Letter of Credit Extension Series” is defined in Section 4.13.2.
“DSR Support Instrument” means either a DSR Letter of Credit or an Acceptable Letter of Credit.
“Duff” refers to the “Duff” Project described in Schedule I of the Disclosure Schedules.
“Duff Project Company” means Duff Solar Park LLC, a Delaware limited liability company.
“Dutch Auction” has the meaning given to such term on Schedule V.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, or (d) any other Person; provided that an Eligible Assignee shall not be (i) a natural Person, (ii) the Borrower, (iii) a Defaulting Lender, (iv) any Affiliate of the Borrower, (v) any other Person taking direction from, or working in concert with, the Borrower or any of the Borrower’s Affiliates, except, in the case of clauses (iv) and (v), assignments to any Sponsor Affiliated Lender or Debt Fund Affiliates pursuant to, and in accordance with, Section 11.11.1(b) and Section 11.11.4, or (vi) the Disqualified Institutions.
“Eligible Green Project” means a project in alignment with the indicative categories of “Renewable energy” or “Green Technologies” under the ‘Use of Proceeds’ component of the Core Components, more specifically Wind or Solar projects, along with Battery Energy Storage Systems and/or Transmission & Distribution projects directly connected to wind and/or solar projects. For the avoidance of doubt, each Project is deemed to be an Eligible Green Project.
“Environment” means soil, land, surface or subsurface strata, surface waters (including navigable waters and wetlands), groundwaters, drinking water supply, stream sediments, ambient air, and any other environmental medium.
“Environmental Claims” means all written notices of violation, liens, claims, demands, suits, or causes of action for any Environmental Liabilities or any other damages, including natural resources damages, personal injury or property damages, in all cases to the extent arising out of or related to applicable Environmental Laws.
“Environmental Laws” means all applicable and legally binding federal, state, local or foreign laws, statutes, laws (including common law), ordinances, codes, rules, regulations, judicially enforceable guidelines, consent decrees, and administrative orders, in each case, relating to public health and safety (to the extent relating to the exposure to Hazardous Materials) and the preservation or protection of the

Environment, including those relating to the generation, use, storage, handling or Release of Hazardous Materials.
“Environmental Liabilities” means all liabilities, obligations or responsibilities under Environmental Laws to conduct clean-ups, and including any liability retained or assumed either contractually or by operation of law, in all cases arising from (a) any non-compliance with applicable Environmental Laws and any Permits issued pursuant thereto or (b) the presence, Release or threatened Release of Hazardous Materials at any location.
“Equity Contribution” means the equity contributions that have been contributed to the Borrower on or before the Closing Date concurrent with the Acquisition and the Borrower’s incurrence of the Facilities in an amount equal to $94,000,000.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.
“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to a Pension Plan (other than an event for which the provision for 30-day notice to the PBGC has been waived); (b) a withdrawal by the Borrower or any member of its Controlled Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any member of its Controlled Group from a Multiemployer Plan or notification that a Multiemployer Plan is in “insolvency” (within the meaning of Section 4245 of ERISA) or “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any member of its Controlled Group; (g) the failure by the Borrower or a member of its Controlled Group to meet the funding requirements of Section 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any Pension Plan, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; or (i) a determination that any Pension Plan is, or is expected to be in “at-risk” status (as defined in Section 303(i) of ERISA or Section 430(i) of the Code).
“Erroneous Payment” is defined in Section 10.14.1.
“Erroneous Payment Deficiency Assignment” is defined in Section 10.14.4.
“Erroneous Payment Impacted Class” is defined in Section 10.14.4.
“Erroneous Payment Return Deficiency” is defined in Section 10.14.4.

“Erroneous Payment Subrogation Rights” is defined in Section 10.14.5.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” is defined in Section 9.1.
“Event of Loss” means, with respect to any Project, (a) a destruction of, or loss with respect to, all or substantially all of such Project or (b) any condemnation, seizure or appropriation of all or substantially all of such Project.
“EWG” means an “exempt wholesale generator,” as defined in Section 1262(6) of PUHCA and FERC’s implementing regulations at 18 C.F.R. §§ 366.1 and 366.7.
“Excepted Debt” means:
(a)    Indebtedness of the Borrower pursuant to Interest Rate Hedge Agreements permitted by Section 7.12, including Secured Interest Rate Hedge Agreements;
(b)    Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing property, casualty or liability insurance to the Borrower, pursuant to reimbursement or indemnification obligations to such Person;
(c)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence;
(d)    Indebtedness consisting of financing of insurance premiums pursuant to customary terms;
(e)    current accounts payable arising, and accrued expenses incurred, in the ordinary course of business, which are payable in accordance with customary practices that are not overdue by more than thirty (30) days or are being contested in good faith by appropriate proceedings; and
(f)    Investments permitted under Section 8.4, to the extent the same constitute Indebtedness.
    “Excepted Liens” means:
(a)    Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 6.11;
(b)    Liens imposed by law (including Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith) such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings and in respect of which the Borrower shall have set aside on its books reserves in accordance with GAAP;

(c)    pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower;
(d)    pledges, deposits or Liens to secure the performance of statutory or regulatory obligations, surety, stay, customs and appeal bonds, performance bonds, costs of litigation where required by law, and other obligations of a like nature incurred in the ordinary course of business;
(e)    Liens securing judgments that do not constitute an Event of Default under Section 9.1.6 or securing appeal or other surety bonds related to such judgments;
(f)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights; and
(g)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of the Borrower to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower.
“Excluded Account” means any Deposit Account or Securities Account of the Borrower, other than the Accounts or any LC Cash Collateral Account and any Deposit Account or Securities Account of the Pledgor. For the avoidance of doubt, any Deposit Account or Securities Account that no longer constitutes an Account or an LC Cash Collateral Account pursuant to the terms hereof shall be an Excluded Account. For the avoidance of doubt, the ISR Account constitutes an Excluded Account.
“Excluded Assets” is defined in the definition of “Collateral Requirement.”
“Excluded Communications” is defined in Section 10.11.2.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient of a payment made by the Borrower hereunder, or required to be deducted or withheld from any such payment: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment under the law in effect on the date on which such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower pursuant to Section 4.10 or Section 4.11) or at the time such Lender changes its lending office, except, in each case, to the extent that such Lender’s predecessor in interest (in the case of an assignment) or such Lender (in the case of a change in lending office) was entitled to receive additional amounts pursuant to Section 4.6, (c) any Taxes attributable to any Credit Party’s failure to comply with Section 4.6.6, and (d) any Taxes imposed under FATCA.
“Exemption Certificate” is defined in Section 4.6.6(a)(iii).
“Existing DSR LC Tranche” is defined in Section 4.13.2.
“Existing Term Loan Tranche” is defined in Section 4.13.1.
“Extended DSR LC Loan” means a DSR LC Loan that results from an Extension Amendment.

“Extended DSR LC Commitment” is defined in Section 4.13.2.
“Extended Loan” means the Extended DSR LC Loans and the Extended Term Loans.
“Extended Term Loan Commitment” is defined in Section 4.13.1.
“Extended Term Loans” is defined in Section 4.13.1.
“Extending DSR LC Loan Lender” is defined in Section 4.13.3.
“Extending Term Loan Lender” is defined in Section 4.13.3.
“Extension Amendment” is defined in Section 4.13.4.
“Extension Request” means any Term Loan Extension Request or DSR LC Extension Request.
“Facilities” is defined in the recitals.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code fiscal or regulatory and legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate and (b) the Floor.
“Fee Letter” means each of (a) the confidential Fee Letter, dated as of July 11, 2025, among the Borrower and the Coordinating Lead Arrangers, (b) the confidential Fee Letter, dated the Closing Date, between the Borrower and the Administrative Agent and (c) the confidential Fee Letter, dated the Closing Date, between the Borrower and the Collateral Agent.
“FERC” means the Federal Energy Regulatory Commission, and any successor Governmental Authority.
“Filing Statements” is defined in Section 5.1.8(b).
“Financial Statements” means all financial statements that the Seller is required to provide to the Borrower under Section 3.1(i) of the Purchase and Sale Agreement as of the Closing Date.
“Fiscal Year” means a fiscal year of the Borrower; references to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2025”) refer to the Fiscal Year ending on or about December 31 of such calendar year.
“Flatland” refers to the “Flatland” Project described in Schedule I of the Disclosure Schedules.
“Flatland Project Company” means Flatland Storage LLC, a Delaware limited liability company.

“Floor” means a rate of interest equal to 0.00%.
“FPA” means the Federal Power Act, 16 U.S.C. §§ 791a, et seq., as amended, and FERC’s implementing regulations thereunder.
“Fronting Exposure” means, at any time there is a Defaulting Lender in respect of the DSR LC Facility, such Defaulting Lender’s DSR LC Percentage of the outstanding Obligations with respect to DSR Letters of Credit issued by the DSR LC Issuer under the DSR LC Facility, other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Funds Flow Memo” is defined in Section 5.1.4(b).
“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.4 and Section 1.5.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, including any supra-national bodies (such as the European Union or the European Central Bank), and any agency, authority, instrumentality, regulatory body, court, central bank, the NAIC or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including FERC, NERC and any applicable regional entity.
“Granting Lender” is defined in Section 11.11.9.
“Green Loan” has the meaning given to such term in Section 11.24.
“Green Loan Principles” means the “Green Loan Principles”, issued in March 2025, by the Loan Market Association (“LMA”), the Loan Syndications and Trading Association (“LSTA”) and the Asia Pacific Loan Market Association (“APLMA”), and the Guidance on Green Loan Principles issued in February 2023 by the LMA, LSTA and APLMA, in each case, as amended from time to time.
“Green Loan Reporting Letter” means a letter, as required under Section 11.24(e), provided by the Borrower, substantially in the form of Exhibit H, which sets out the allocation of the net proceeds toward the Eligible Green Project, the operating status of the Eligible Green Project and the actual and/or expected environmental impact of the Eligible Green Project.
“Hazardous Material” means
(a)    any “hazardous substance,” as defined by CERCLA;
(b)    any “hazardous waste,” as defined by the Resource Conservation and Recovery Act;
(c)    any petroleum, petroleum product or by-product, asbestos, polychlorinated biphenyl, per- or polyfluoroalkyl substance or radioactive substance; or
(d)    any pollutant, contaminant, chemical, material or other substance regulated under, or with respect to which costs or obligations may be imposed pursuant to, any Environmental Laws.

“Hedge Agreements” means Interest Rate Hedge Agreements and all other agreements or arrangements designed to protect a Person against fluctuations in interest rates.
“Hedging Obligations” means, with respect to any Person, all liabilities and other obligations of such Person under Hedge Agreements.
“Indebtedness” of any Person means, without duplication:
(a)    all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(b)    the principal component of all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;
(c)    all Capitalized Lease Liabilities;
(d)    all Hedging Obligations of such Person;
(e)    whether or not so included as liabilities in accordance with GAAP, all obligations of another Person secured by any Lien on any property or assets owned or held by that Person regardless of whether the obligations secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided that the amount of any Indebtedness of others that constitutes Indebtedness of such Person solely by reason of this clause (e) shall, in the event that such Indebtedness is limited recourse to such property (without recourse to such Person), for purposes of this Agreement, be equal to the lesser of the amount of such obligation and the fair market value of the property or assets to which the Lien attaches, determined in good faith by such Person;
(f)    whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable and other liabilities in the ordinary course of business which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person);
(g)    obligations arising under Synthetic Leases;
(h)    Redeemable Capital Securities; and
(i)    all Contingent Liabilities of such Person in respect of any of the foregoing.
The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Liabilities” is defined in Section 11.4.
“Indemnified Parties” is defined in Section 11.4.

“Indiana Crossroads” refers to the “Indiana Crossroads” Project described in Schedule I of the Disclosure Schedules.
“Indiana Crossroads Project Company” is defined in the recitals.
“Initial Interest Payment Date” is defined in the definition of “Interest Payment Date”.
“Initial Term Loan Commitment” means, relative to any Term Loan Lender, such Lender’s obligation to make Initial Term Loans pursuant to Section 2.1.1, in each case as may be extended by an Extension Amendment. The amount of each Lender’s Initial Term Loan Commitment is set forth on Schedule II or in the applicable Lender Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date equals the Initial Term Loan Commitment Amount.
“Initial Term Loan Commitment Amount” means $226,000,000.
“Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Initial Term Loans of such Lender; provided, at any time prior to the making of the Initial Term Loans, the Initial Term Loan Exposure of any Lender shall be equal to such Lender’s Initial Term Loan Commitment.
“Initial Term Loan Percentage” means, with respect to all payments, computations and other matters relating to the Initial Term Loan of any Lender, the percentage obtained by dividing (a) the Initial Term Loan Exposure of that Lender by (b) the aggregate Initial Term Loan Exposure of all Lenders.
“Initial Term Loans” is defined in Section 2.1.1(a).
“Installment Payment Date” means the date that is five (5) Business Days after each Distribution Date, as set forth on Schedule III then in effect, beginning with January 8, 2026.
“Interest Payment Date” means each Monthly Date or Installment Payment Date, as the Borrower may have selected in the relevant notice pursuant to Section 2.3 or Section 2.4, and the Maturity Date; provided that the first Interest Payment Date (the “Initial Interest Payment Date”) shall be January 8, 2026.
“Interest Rate Hedge Agreements” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Borrower’s operations and not for speculative purposes.
“Investment” means, relative to any Person,
(a)    any loan, advance or extension of credit (excluding any extensions of credit made in connection with sales by any Borrower Company in the ordinary course of business) made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person; and
(b)    any Capital Securities acquired by such Person in any other Person.
The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.
“Investors” means (a) the Sponsor and (b) Qualified Transferees.
“ISP Rules” is defined in Section 11.9.
“ISR Account” means a Deposit Account or a Securities Account established in the name of the Borrower with an Account Bank and used for the purposes contemplated by Section 2.8.1 and Section 2.8.3.
“Issuance Request” means a DSR Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.
“JVCo LC Facility” means credit facility that Company or a Company Subsidiary (as defined in the Target LLCA) enters into for the purpose of providing credit support, in an aggregate principal amount of up to $225,000,000.
“Knowledge” means the knowledge, after due inquiry of any Authorized Officer of any Obligor.
“Latest Maturity Date” means, at any date of determination, unless otherwise specified to apply to a specific Type of Loans or Commitments, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Term Loan or any Extended DSR LC Loan, in each case as extended in accordance with this Agreement from time to time.
“Lender Assignment Agreement” means an assignment and assumption agreement substantially in the form of Exhibit D-1 hereto.
“Lender Group” is defined in Section 11.21.
“Lenders” is defined in the preamble and includes each Term Loan Lender, each DSR LC Loan Lender, and any Person that becomes one of them pursuant to Section 11.11.
“Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, judgments, suits, proceedings, damages (including consequential damages), disbursements, costs and expenses or other Environmental Liabilities (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding and costs of environmental remediation), which may at any time be imposed upon, or asserted or awarded against, the Administrative Agent, the Collateral Agent, any Lender, the DSR LC Issuers or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents, all in their capacities as such under this Agreement, in connection with any Borrower Company, any of its operations at any location, any of its properties or this Agreement, arising from:
(a)    any Hazardous Material on, in, under or affecting all or any portion of any property of any Borrower Company, the groundwater thereunder, or resulting from any Release by any Borrower Company from its or any of its respective predecessors’ properties;
(b)    any investigation, claim, litigation or proceeding related to personal injury arising from exposure or alleged exposure to Hazardous Materials handled by any Borrower Company;

(c)    any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.13;
(d)    any violation or alleged violation by any Borrower Company of any Environmental Laws;
(e)    the imposition of any Lien for damages caused by or the recovery of any costs for the clean-up, Release or threatened Release of Hazardous Material by any Borrower Company, or in connection with any Release to real property occurring at the real property when the real property was owned by any Borrower Company; or
(f)    the storage, disposal, recycling, treatment or transportation of Hazardous Materials, or arrangement for the same, by or on behalf of the Borrower, at any property.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a DSR Letter of Credit in the form from time to time in use by a DSR LC Issuer.
“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, lien (statutory or other) or similar encumbrance of any kind or nature whatsoever, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance of any kind whatsoever, including in each case any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof.
“Loan Documents” means, collectively, this Agreement, the DSR Letters of Credit, the Notes, the Security Documents, the Secured Interest Rate Hedge Agreements, the Fee Letters, any Extension Amendment and each other agreement, certificate, document or instrument delivered in connection with any of the foregoing and executed by an Obligor, which is specifically mentioned herein or therein to be a “Loan Document.”
“Loans” means, as the context may require a DSR LC Loan or a Term Loan of any Type, in each case, including any Extended Loans.
“Material Adverse Effect” means (a) as of the Closing Date, a “Material Adverse Effect” under, and as defined in, the Purchase and Sale Agreement and (b) thereafter, a material adverse effect on (i) the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower; (ii) the ability of the Borrower or the Pledgor to fully and timely perform its material obligations under the Loan Documents; or (iii) the rights and remedies available to, or conferred upon, the Credit Parties under the Loan Documents.
“Material Developments” means, in relation to the Eligible Green Project at any time, any development in the Project that has caused any part of the then most recently delivered Green Reporting Letter to no longer be true and accurate in all material respects.
“Material Non-Public Information” means information that is (a) of the type that would not be publicly available if the Borrower were a public reporting company and (b) material with respect to the Borrower Companies or any of their respective securities for purposes of foreign, United States Federal and state securities laws.

“Material Power Purchase Agreements” means each of the power purchase agreements set forth on Schedule IV and any other agreement entered into in replacement of any of the foregoing documents or agreements.
“Maturity Date” means the Term Loan Maturity Date or the DSR LC Loan Maturity Date, as applicable, as the context may require.
“Minimum Debt Service Reserve Amount” means, as of the Closing Date and thereafter as of each Installment Payment Date, an amount equal to the next six months of scheduled principal, commitment fees, agency fees and interest under the Term Facility (based on the good faith projections of the Borrower, taking into account payments expected to be received or made under Interest Rate Hedge Agreements), but not including the final principal amortization payment to be made on the Maturity Date.
“Minimum Equity Contribution Amount” means as of any date of determination, an amount that is equal to no less than the amount that is 25% of the total pro forma consolidated principal amount of the Term Facility and equity capitalization of the Borrower as of such date, after giving effect to the Acquisition, any subsequent transactions pursuant to the Purchase and Sale Agreement, and the Borrower’s proposed incurrence of the Term Facilities as of such date.
“Monthly Date” means the fifteenth day of each calendar month (or, if such date is not a Business Day, on the next following Business Day).
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which the Borrower or any member of its Controlled Group is then making or accruing an obligation to make contributions; (b) to which the Borrower or any member of its Controlled Group has within the preceding five plan years made contributions and with respect to which the Borrower would incur liability; or (c) with respect to which the Borrower would reasonably be expected to incur liability pursuant to a prior withdrawal from such plan.
“NAIC” means the National Association of Insurance Commissioners.
“NERC” means the North American Electric Reliability Corporation and any successor entity certified by FERC as the Electric Reliability Organization as defined in 18 C.F.R. § 39.1.
“Net Casualty Proceeds” means, with respect to any Casualty Event, Title Event or Event of Loss, the cash amount of any insurance proceeds under any casualty insurance policy (other than any insurance proceeds in respect of or arising under any casualty insurance policy relating to liability, business interruption or forced outage) or title insurance policy or condemnation awards, in each case received by the Borrower (whether directly or by way of distributions) in connection therewith (for certainty, after giving effect to (i) any reinvestment of any such proceeds in the applicable Project to the extent required or permissible pursuant to the Tax Equity Documents (as defined in the Target LLCA) or hereunder and (ii) any distribution of such proceeds to the Tax Equity Investors (as defined in the Target LLCA) required pursuant to the Tax Equity Documents (as defined in the Target LLCA)), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) that holds a Lien on the property which is the subject of such Casualty Event, Title Event or Event of Loss which is not prohibited under this Agreement and which has priority over the Liens securing the Obligations, less (x) amounts expended by the Borrower on legal, accounting and other professional fees, expenses and charges, incurred or to be paid in connection with collecting such insurance proceeds or condemnation awards and (y) Taxes actually paid or reasonably estimated by the Borrower to be payable in cash in connection with such Casualty Event, Title Event or Event of Loss (including Taxes imposed on, or that would be payable upon, the distribution or repatriation of any such Net Casualty Proceeds).

“Net Debt Proceeds” means with respect to the incurrence, sale or issuance by the Borrower of any Indebtedness for borrowed money (other than any Indebtedness permitted by Section 8.2), the gross cash proceeds received by the Borrower from such incurrence, sale or issuance (including any proceeds received as a result of unwinding any related Interest Rate Hedge Agreement in connection with such related transaction) less all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance.
“Net Disposition Proceeds” means, with respect to any Disposition by the Borrower Companies, 100% of the cash proceeds actually received by the Borrower in connection with such Disposition minus (without duplication) (i) such proceeds required to be paid to a creditor (other than the Lenders) that holds a Lien on the property which is the subject of such Disposition which is not prohibited under this Agreement, (ii) the reasonable or customary out-of-pocket fees and expenses incurred by the Borrower in connection with such Disposition or otherwise as required pursuant to the Target LLCA (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees, sales commissions, transfer and similar taxes and charges and brokerage and consultant fees) and (iii) all Taxes to be paid or accrued or reasonably estimated to be paid or accrued by the Borrower as a result thereof (including Taxes imposed on, or that would be payable upon, the distribution or repatriation of any such Net Disposition Proceeds).
“Non-Contracted Cash Flow” means, for any period, the aggregate amount of Revenue projected to be received by the Borrower during such period in respect of the Closing Date Projects and Post-Closing Projects other than Contracted Cash Flow; provided that, to the extent “Non-Contracted Cash Flow” is used to calculate “Debt Sizing Parameters” pursuant to Section 3.1.1, Section 5.2.3 and Section 9.1, Non-Contracted Cash Flow shall include only the aggregate amount of Non-Contracted Revenues attributable to each Project projected to be received by the Borrower during such period.
“Non-Debt Fund Affiliate” means any Affiliate of the Borrower (but excluding the Pledgor and any Borrower Company) other than (a) any Debt Fund Affiliates and (b) any natural Person.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Domestic Credit Party” means any Credit Party that is not a “United States person,” as defined under Section 7701(a)(30) of the Code.
“Non-Excluded Taxes” means (a) any Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Non-Recourse Persons” is defined in Section 11.19.
“Note” means, as the context may require, a DSR LC Note or a Term Note.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of each Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 9.1.9, whether or not allowed in such proceeding) on the Loans and all Reimbursement Obligations, including any obligations in respect of Erroneous Payment Subrogation Rights.
“Obligors” means the Borrower and the Pledgor.
“Operating Expenses” means, for any period, the operating costs and expenses of the Borrower and its other administrative, management and overhead costs and expenses (including, without duplication, of (a) all costs and expenses necessary to maintain the existence of the Obligors; (b) all sales, use, property and other taxes (excluding taxes imposed on or measured by income or receipt) required to be paid to a Governmental Authority by the Borrower, including amounts incurred in connection with any Tax penalties and examinations; (c) the reasonable costs and expenses of administration and enforcement of the Loan Documents, the Purchase and Sale Agreement and the Target LLCA; (d) contributions required to be made by the Borrower to the Target pursuant to the Target LLCA; (e) amounts relating to insurance (including the costs of premiums and brokers’ expenses), and (f) reasonable and documented legal, administrative, management, maintenance accounting, other fees and expenses or other third party expenses incurred by the Borrower in connection with any of the foregoing items); provided, however, that Operating Expenses shall not include (i) Restricted Payments and (ii) amounts transferred or required to be transferred pursuant to Section 2.8.2 (other than Section 2.8.2(a)).
“Organic Document” means, relative to any Person, as applicable, its certificate of incorporation, by laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Person’s partnership interests, limited liability company interests or authorized shares of Capital Securities.
“Other Connection Taxes” means, with respect to a Credit Party, Taxes imposed as a result of a present or former connection between a Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any provision under this Agreement or any other Loan Document, or having sold or assigned an interest in any Loan, DSR Letter of Credit or Loan Document).
“Other Person” is defined in the definition of “Subsidiary.”
“Other Proceeds” means any Net Casualty Proceeds or Net Disposition Proceeds (other than any Target Equity Disposition Amount).
“Other Proceeds Account” means each Deposit Account or Securities Account established in the name of the Borrower with an Account Bank and used for the purposes contemplated by Section 2.8.1 and Section 2.8.6.
“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by the Borrower under Section 4.10 or Section 4.11).
“P50 Production Level” means the one-year P50 energy production level estimate included in the Base Case Lender Financial Model in respect of the Closing Date Projects and Post-Closing Projects.
“P90 Production Level” means the one-year P90 energy production level estimate included in the Base Case Lender Financial Model in respect of the Closing Date Projects and Post-Closing Projects.
“P99 Production Level” means the one-year P99 energy production level estimate included in the Base Case Lender Financial Model in respect of the Closing Date Projects and Post-Closing Projects.
“Participant” is defined in Section 11.11.5.
“Participant Register” is defined in Section 11.11.6.
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended or otherwise modified from time to time.
“PATRIOT Act Disclosures” means all documentation and other information required by “know-your-customer” provisions of Anti-Money Laundering Laws, including the PATRIOT Act.
“Payment Recipient” is defined in Section 10.14.1.
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and to which the Borrower or any member of its Controlled Group may reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Percentage” means, as the context may require, any Lender’s DSR LC Loan Percentage, Initial Term Loan Percentage or Delayed Draw Term Loan Percentage.
“Permit” means any permit, authorization, registration, consent, approval, waiver, variance, order, judgment, written legally binding interpretation, decree, license, certificate, issued exemption, notice or declaration required by any Governmental Authority (including any operating permit or license or permit required under Environmental Law) that is required for the use, occupancy, zoning and operation of the Projects, including the sale and transmission of electric energy, capacity, ancillary services, renewable energy credits and other environmental attributes from a Project.
“Permitted Lien” is defined in Section 8.3.
“Permitted Tax Distributions” means, with respect to any taxable period for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes, distributions to the Pledgor (and from Pledgor to its direct or indirect owners) in an amount sufficient, as reasonably determined by the Borrower, to permit such Pledgor (or its direct or indirect owners) to pay any U.S. federal, state, and/or local income Taxes (as the case may be) attributable to the income of the Borrower and its Subsidiaries that is allocated to such Pledgor (or its direct or indirect owners) with respect to such taxable period, calculated by multiplying (a) the net taxable income allocated to such Person in respect of the Borrower for such taxable period, without taking into account any deduction available at the level of the direct or indirect owners of the Borrower under Section 199A of the Code, any basis adjustments under Section 734 or 743 of the Code, any loss carryovers and deductibility of state and local income taxes for U.S. federal income tax purposes, by (b) an assumed tax rate equal to the highest combined marginal effective U.S. federal, state and local income tax rate applicable to a corporation doing business in New York City, taking into account the character (long-term capital gain, qualified dividend income, tax exempt income, etc.) of the relevant taxable income.
“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, cooperative, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.
“Platform” is defined in Section 10.11.2.
“Pleasantville” refers to the “Pleasantville” Project described in Schedule I of the Disclosure Schedules.
“Pleasantville Project Company” means Pleasantville Solar Park LLC, a Delaware limited liability company.
“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, by and among the Obligors and the Collateral Agent.
“Pledgor” is defined in the preamble.
“Post-Closing Projects” means collectively, RiverStart IV, Carpenter, Pleasantville, Duff, and Flatland, and each, individually, a “Post-Closing Project.”
“Post-Closing Project Companies” means collectively, RiverStart IV Project Company, Carpenter Project Company, Pleasantville Project Company, Duff Project Company, and Flatland Project Company, and each, individually, a “Post-Closing Project Company.”
“Prior GAAP Financials” has the meaning provided in Section 1.4.2.
“Project Companies” means, collectively, the Closing Date Project Companies and, solely after the acquisition of the applicable Post-Closing Project Company pursuant to Section 2.5 of the Purchase and Sale Agreement, the applicable Post-Closing Project Company, and each, individually, a “Project Company”.
“Projected Cash Flow” means, for any period, an amount equal to the amount of Contracted Cash Flow and Non-Contracted Cash Flow.
“Projections” is defined in Section 6.14.2.
“Projects” means, collectively, the Closing Date Projects and, solely after the acquisition of the applicable Post-Closing Project Company pursuant to Section 2.5 of the Purchase and Sale Agreement, each applicable Post-Closing Project, and each, individually, a “Project”.

“Public Lender” is defined in Section 10.11.5.
“Public Official” means (a) any person holding a legislative, administrative or judicial position of any kind, (b) any officer, employee or any other person acting in an official capacity for any Governmental Authority, and (c) any political party or official thereof or any candidate for political office.
“Purchase and Sale Agreement” is defined in the recitals.
“PUHCA” means the Public Utility Holding Company Act of 2005, 42 U.S.C. §§ 16451, et seq., and FERC’s implementing regulations thereunder.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning provided in Section 11.23.
“Qualified Operator” has the meaning specified in the definition of “Qualified Transferee”.
“Qualified Transferee” means any Person that (a) has, or is a Subsidiary, an Affiliate, a related fund or is managed by, a Person that has, (i) a long-term senior unsecured debt rating of at least BBB- by S&P or Baa3 by Moody’s, (ii) a consolidated net worth of at least $500,000,000 or (iii) an aggregate value of assets under management of at least $500,000,000 and (b) has provided the Administrative Agent with all reasonably requested information necessary to meet applicable “know-your-customer” requirements of the Lenders; provided that, if Sponsor, EDP Renewables North America LLC and each of their Affiliates shall have ceased to manage the Target, then such Person shall also have experience operating renewable energy assets of at least 500 MWac in the aggregate for at least 3 years (a Person with such experience, a “Qualified Operator”) or (ii) the Target shall have engaged a Qualified Operator.
“Ragsdale” refers to the “Ragsdale” Project described in Schedule I of the Disclosure Schedules.
“Ragsdale Project Company” is defined in the recitals.
“Randolph” refers to the “Randolph” Project described in Schedule I of the Disclosure Schedules.
“Randolph Project Company” is defined in the recitals.
“Redeemable Capital Securities” means, with respect to any Person, Capital Securities of such Person that, either by their terms, by the terms of any security into which they are convertible or exchangeable or otherwise, (a) are, or upon the happening of an event or passage of time would be, required to be redeemed in whole or in part (except for consideration comprised of Capital Securities of such Person which are not Redeemable Capital Securities), (b) are redeemable in whole or in part at the option of the holder thereof (except for consideration comprised of Capital Securities of such Person which are not Redeemable Capital Securities) at any time prior to such date or (c) are convertible into or exchangeable (in whole or in part) for Indebtedness of such Person or any of its Subsidiaries at any time prior to such date.
“Register” is defined in Section 2.7.2.
“Reimbursement Obligation” is defined in Section 2.6.3.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, sub-agents, and attorneys-in-fact of such Person and of such Person’s Affiliates.
“Release” means, with respect to Hazardous Materials, any release, spill, emission, leaking, pumping, pouring, injection, escaping, disposal, discharge, dumping, leaching or migration into or through the Environment.
“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Remedy Event” is defined in Section 9.3.
“Replacement Lender” is defined in Section 4.11.
“Replacement Notice” is defined in Section 4.11.
“Required DSR LC Lenders” means, at any time, DSR LC Loan Lenders holding more than 50% of the aggregate amount of the DSR LC Loan Exposure; provided that, (a) with respect to any Sponsor Affiliated Lender with any DSR LC Loan Exposure, such Sponsor Affiliated Lender shall be deemed to have voted its interest as a DSR LC Loan Lender without discretion in the same proportion as the allocation of voting with respect to such matter by DSR LC Loan Lenders who are not Sponsor Affiliated Lenders (except as otherwise provided in Section 11.11.1(b)) and (b) with respect to any Defaulting Lender, by disregarding the DSR LC Loan Exposure of such Defaulting Lender.
“Required Lenders” means, at any time, Lenders holding more than 50% of the Total Exposure Amount; provided that, (a) with respect to any Sponsor Affiliated Lender, such Sponsor Affiliated Lender shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliated Lenders (except as otherwise provided in Section 11.11.1(b)) and (b) with respect to any Defaulting Lender, by disregarding the Total Exposure Amount of such Defaulting Lender.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.
“Restricted Payment” means (a) the declaration or payment of any dividend (other than dividends to be paid or in fact paid in Capital Securities of the Borrower or any of its Subsidiaries (other than Redeemable Capital Securities) or by an increase in the liquidation preference of any Capital Securities of the Borrower or any of its Subsidiaries) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of the Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other payment or distribution (other than in Capital Securities (other than Redeemable Capital Securities) of the Borrower or any of its Subsidiaries or by an increase in the liquidation preference of any Capital Securities of the Borrower or any of its Subsidiaries) in respect thereof, either directly or indirectly, whether in cash or property, obligations of any such Obligors or otherwise, (b) the making of any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes, (c) any management fee or similar payment payable to an Affiliate of the Borrower and (d) any payments on Subordinated Indebtedness of the Borrower owing to an Affiliate of the Borrower.
“Revenue” means, for any period, without duplication, the aggregate of (a) any amounts received by the Borrower, (b) all proceeds from liability insurance, business interruption insurance and forced outage insurance received by the Borrower, (c) any interest or earnings on Cash Equivalent Investments on deposit in any of the Accounts, (d) any other revenue, proceeds, receipts, liquidated damages, or earnings received by the Borrower during such period determined on a cash basis and (e) amounts transferred from the ISR Account to the Available Cash Account pursuant to Section 2.8.3 during such period; provided, however, that “Revenue” shall not include (i) the proceeds of extensions of credit under the Facilities, (ii) proceeds from the incurrence or issuance of Indebtedness permitted to be incurred under this Agreement, (iii) all Other Proceeds, any Target Equity Disposition Amount, Build-Out Proceeds or any Adjusted Purchase Price Proceeds, or (iv) proceeds of equity contributions made to the Borrower (other than pursuant to clause (e) above).
“RiverStart IV” refers to the “RiverStart IV” Project described in Schedule I of the Disclosure Schedules.
“RiverStart IV Project Company” means Riverstart Solar Park IV LLC, a Delaware limited liability company.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
“Sanctioned Jurisdiction” means, at any time, a country, territory, or region which is itself the subject or target of any comprehensive Sanctions maintained by any Governmental Authority (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic regions of Ukraine).
“Sanctioned Lender” means any Lender that becomes a Sanctioned Person as a result of a Change in Law.
“Sanctioned Person” means any (a) Person named on the list of “Specially Designated Nationals and Blocked Persons,” the Sectoral Sanctions Identifications List and the List of Foreign Sanctions Evaders, each maintained by OFAC, or any similar list maintained by OFAC, or any other Sanctions-related list of designated Persons maintained by the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury, or by the United Nations Security Council, the European Union or any EEA Member Country, HM’s Treasury of the United Kingdom, or any other relevant Governmental Authority, (b) Person located, operating, resident, or organized under the laws of a Sanctioned Jurisdiction, (c) agency of the government of a Sanctioned Jurisdiction, (d) organization controlled by a Sanctioned Jurisdiction, (e) Person who is fifty percent (50%) or greater owned or controlled by any Person or Persons described in clauses (a) through (d), or (f) any Person otherwise the target of Sanctions.
“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by (a) the United States, including but not limited to, those administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, and the U.S. Department of Commerce or (b) the United Nations Security Council, the European

Union or any EEA Member Country, HM’s Treasury of the United Kingdom, or any other Governmental Authority with jurisdiction over any party to this Agreement.
“Secured Interest Rate Hedge Agreement” means an Interest Rate Hedge Agreement that is permitted hereunder and is entered into with a Secured Interest Rate Hedge Provider.
“Secured Interest Rate Hedge Provider” means, with respect to a Secured Interest Rate Hedge Agreement, any Person who is (or, as of the Closing Date or at the time such Interest Rate Hedge Agreement was entered into (including by way of novation), was) a Coordinating Lead Arranger, the Administrative Agent, the Collateral Agent, a Lender or an Affiliate of any of the foregoing.
“Secured Parties” means the Credit Parties and each Secured Interest Rate Hedge Provider.
“Securities Account” means a “securities account” as that term is defined in Section 8-501 of the UCC.
“Security Documents” means the Pledge and Security Agreement, each Control Agreement and each other agreement, document or instrument (including the Filing Statements and any other UCC financing statements and amendments or continuations thereto) granting or purporting to grant, perfecting or protecting a security interest or Lien to secure the Obligations.
“Seller” is defined in recitals.
“Senior Indebtedness” is defined in Section 11.1.11.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Determination Day” has the meaning specified in the definition of “Daily Compounded SOFR”.
“SOFR Loan” means a Loan that bears interest at a rate based on Daily Compounded SOFR.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Compounded SOFR”.
“Solar Ventures XII” is defined in the recitals.
“Solar Ventures XIV” is defined in the recitals.
“Solar Ventures XVII” is defined in the recitals.
“Solar Ventures XVIII” means EDPR Solar Ventures XVIII, LLC, a Delaware limited liability company.

“Solar Ventures XIX” means EDPR Solar Ventures XIX, LLC, a Delaware limited liability company.
“Solar Ventures XXV” means EDPR Solar Ventures XXV, LLC, a Delaware limited liability company.
“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of such Person’s liabilities, including contingent liabilities of such Person, (b) the present fair saleable value on a going concern basis of the property of such Person is greater than the amount that will be required to pay the probable liability of such Person’s debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course of business and (d) such Person is not engaged in, and such Person is not about to engage in, business for which such Person has unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that can reasonably be expected to become an actual and matured liability.
“SPC” is defined in Section 11.11.9.
“Specified NCR Provisions” is defined in Section 8.15.1.
“Specified Purchase and Sale Agreement Representations” means (a) as of the Closing Date, the representations made by, or with respect to, the Borrower Companies and their respective assets, referred to in Section 2.7(a) of the Purchase and Sale Agreement and (b) after the Closing Date, the representations made by, or with respect to, the Borrower Companies and their respective assets, referred to in Section 2.9(c) of the Purchase and Sale Agreement, in each case as are material to the interests of the Lenders, but only to the extent that the Borrower has the right (taking into account any applicable cure provisions) to terminate its obligations under the Purchase and Sale Agreement or decline to consummate the Acquisition or any subsequent transaction under the Purchase and Sale Agreement (in each case, in accordance with the terms thereof) as a result of a breach or inaccuracy of such representations and warranties in the Purchase and Sale Agreement.
“Specified Representations” means the representations and warranties of the Obligors set forth in Section 6.1(a) and (c), the first sentence of Section 6.2, Section 6.2.1(a) (after giving effect to the Acquisition or any subsequent transaction under the Purchase and Sale Agreement, as applicable), Section 6.4, Section 6.15, Section 6.17 (as of the Closing Date), Section 6.20(a), (b)(i) and (b)(iii) and Section 6.21.1 (in respect of the PATRIOT Act, OFAC and FCPA), and any equivalent representations and warranties made by any of the Obligors in the Pledge and Security Agreement.
“Sponsor” means, collectively, Ares Management LLC and/or its affiliates and funds, co-investment vehicles, partnerships and/or other similar vehicles or accounts, in each case managed, advised or controlled by them or their respective affiliates (or any successors of the foregoing), excluding any of its respective portfolio companies.
“Sponsor Affiliated Lenders” means the Sponsor and any Non-Debt Fund Affiliate.
“Stated Amount” means, on any date and with respect to any DSR Letter of Credit, the total amount then available to be drawn under such DSR Letter of Credit, respectively.

“Stated Expiry Date” means, with respect to any DSR Letter of Credit, its final date of expiration.
“Subordinated Indebtedness” means the Indebtedness of the Borrower with subordination terms consistent with the terms set forth in Schedule VII hereto.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity (“Other Person”) of which more than 50% of the Voting Securities of such Other Person (irrespective of whether at the time Capital Securities of any other class or classes of such Other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context expressly provides otherwise, the term “Subsidiary” means a Subsidiary of the Borrower.
“Supplemental Collateral Agent” has the meaning provided in Section 10.9.1.
“Supported QFC” has the meaning provided in Section 11.23.
“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which that Person is the lessor.
“Target” is defined in the recitals.
“Target Equity Disposition” means any Disposition of Capital Securities in the Target by the Borrower occurring after the Closing Date.
“Target Equity Disposition Amount” has the meaning provided in Section 3.1.1(g).
“Target LLCA” means that certain Amended and Restated Limited Liability Company Agreement of Target, dated as of the Closing Date, by and between the Seller and the Borrower.
“Tax Equity Documents” is defined in the Target LLCA.
“Tax Equity Partnership” means any or all of (a) 2023 Vento XXIV, (b) 2024 SOL XII, (c) 2024 SOL XIV, (d) 2024 SOL XVII, (e) 2025 BATERIA I, (f) 2025 SOL XVIII, (g) 2025 SOL XIX and (g) 2025 SOL XXV, as appliable; provided that, such Tax Equity Partnership shall not be deemed to be a “Tax Equity Partnership” under this Agreement until after the acquisition of the applicable Tax Equity Partnership pursuant to Section 2.5 of the Purchase and Sale Agreement.
“Taxes” means any and all present or future income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings (including backup withholding), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties, or additions thereto.
“Term Facility” means the Term Loan Commitments and the Term Loans made hereunder.
“Term Loan Commitment” means, collectively, the Initial Term Loan Commitment and the Delayed Draw Term Loan Commitment. The aggregate amount of the Term Loan Commitments as of the Closing Date equals the Term Loan Commitment Amount.

“Term Loan Commitment Amount” means $542,200,000.
“Term Loan Commitment Termination Date” means (a) with respect to the Initial Term Loans, the earlier of (i) the Closing Date (immediately after the making of the Initial Term Loans on such date) and (ii) the date on which any Commitment Termination Event occurs and (b) with respect to the Delayed Draw Term Loans, the earlier of (i) the last day of the Delayed Draw Availability Period (after the making of the Delayed Draw Term Loans on such date) and (ii) the date on which any Commitment Termination Event occurs.
“Term Loan Extension Request” is defined in Section 4.13.1.
“Term Loan Extension Series” is defined in Section 4.13.1.
“Term Loan Lender” means, at any time, any Lender that has a Term Loan Commitment or a Term Loan at such time.
“Term Loan Maturity Date” means the fifth (5th) anniversary of the Closing Date, or with respect to any tranche of Extended Term Loans, the final maturity date applicable thereto as specified in the applicable Extension Requests accepted by the applicable Lenders.
“Term Loan Notional Amortization Period” means the period beginning on the Closing Date through the twenty-fifth (25th) anniversary of the Closing Date.
“Term Loans” is defined in Section 2.1.1(b).
“Term Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“Termination Date” means the date on which all Loan Documents (including the Secured Interest Rate Hedge Agreements) shall have terminated, all Obligations (including amounts under the Secured Interest Rate Hedge Agreements) have been paid in full (other than indemnity obligations not yet due and payable) in cash, all DSR Letters of Credit have been terminated, expired or Cash Collateralized and all Commitments shall have terminated.
“Termination Payment” means any amount received by the Borrower by way of distribution and attributable to proceeds of any termination payment made to any Borrower Company pursuant to a Material Power Purchase Agreement or any other offtake, power purchase agreement, revenue swap agreement, commodity swap agreement, contract for differences, virtual power purchase agreement, renewable energy credit agreement, environmental attribute agreement or any similar agreement to which any Project Company is a party, less amounts expended by the Borrower on legal, accounting and other professional fees, expenses and charges incurred in connection with collecting termination payment.
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or immediately prior to such date of determination; provided that, until four consecutive fiscal quarters have elapsed after the Closing Date, the Test Period will be the number of full quarters elapsed since the Closing Date.

“Title Event” means any event arising from defect in title for which proceeds of title insurance are received by the Borrower.
“Total Exposure Amount” means, on any date of determination, the sum of (a) the aggregate amount of all Initial Term Loan Exposures, plus (b) the aggregate amount of all Delayed Draw Term Loan Exposures, plus (c) the aggregate amount of all DSR LC Loan Exposures.
“Transactions” means, collectively, (a) the consummation of the Acquisition and other transactions contemplated by the Purchase and Sale Agreement, (b) the execution, delivery and performance by the Obligors and Credit Parties of the Loan Documents to which each such Obligor and Credit Party is a party, (c) the Borrowings hereunder, the issuance of the DSR Letters of Credit and the use of proceeds of each of the foregoing, and (d) the granting of the Liens by the Obligors pursuant to the Security Documents.
“Type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a SOFR Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” has the meaning provided in Section 11.23.
“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote (that is, not contingent on the happening of any event) for the election of directors, managers or other voting members of the governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wind Ventures XXIV” is defined in the recitals.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document (including the Disclosure Schedule), and each notice and other communication delivered from time to time in connection with any Loan Document.

Section 1.3    Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.4    Accounting and Financial Determinations; Time.

Section 1.4.1    Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder shall be made, in accordance with GAAP. Unless otherwise expressly provided, all defined financial terms shall be computed on a consolidated basis for the Borrower Companies, in each case without duplication.
Section 1.4.2    If the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VII or VIII or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VII or VIII or any related definition for such purpose), then any applicable Obligor’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Lenders. The Borrower, the Administrative Agent and the Lenders shall negotiate in good faith to amend any such covenant on mutually agreeable terms. In the event of any such notification from the Borrower or the Administrative Agent and until such notice is withdrawn or such covenant is so amended, the Borrower will furnish to each Lender and the Administrative Agent, in addition to the financial statements required to be furnished pursuant to

Section 7.1.1 or Section 7.1.2 (the “Current GAAP Financials”), (i) the financial statements described in such Section based upon GAAP as in effect at the time such covenant was agreed to (the “Prior GAAP Financials”) and (ii) a reconciliation between the Prior GAAP Financials and the Current GAAP Financials.
Section 1.4.3    Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York, New York time.
Section 1.4.4    All leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to the Closing Date (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as “Capital Leases”) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as “Capital Leases”.
Section 1.5    Use of Certain Terms.

Section 1.5.1    Unless otherwise specified, references herein to any Article or Section are references to such Article or Section of this Agreement, and references in any Article Section or definition to any clause are references to such Article, Section or definition.
Section 1.5.2    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto:
(a)    in any computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”;
(b)    the words “including” and “include” shall mean including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned;
(c)    the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);
(d)    the expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all the Obligations (other than indemnity obligations not yet due and payable);
(e)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties (whether real or personal), including cash, Capital Securities, securities, revenues, accounts, leasehold interests and contract rights; and
(f)    any reference herein to any Person shall be construed to include such Person’s successors and assigns.
Section 1.5.3    The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Article, Schedule, Annex, Exhibit and analogous references are to this Agreement unless otherwise specified.
Section 1.5.4    References to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions herein).
Section 1.5.5    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.6    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Adjusted Base Rate, Daily Compounded SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Adjusted Base Rate, Daily Compounded SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Adjusted Base Rate, Daily Compounded SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Adjusted Base Rate, Daily Compounded SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

COMMITMENTS, BORROWING AND ISSUANCE
PROCEDURES, NOTES AND DSR LETTERS OF CREDIT
Section 2.1    Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the DSR LC Issuers severally agree to make Credit Extensions as set forth below.

Section 2.1.1    Term Loan Commitment.
(a)    In a single Borrowing (which shall be on a Business Day) occurring on the Closing Date, each Term Loan Lender that has an Initial Term Loan Commitment agrees that it will make initial term loans (relative to such Lender, its “Initial Term Loans”) to the Borrower equal to such Term Loan Lender’s Initial Term Loan Percentage multiplied by the aggregate amount of the Borrowing of Initial Term Loans requested by the Borrower to be made on such day. The Initial Term Loan Commitment of each Term Loan Lender shall be automatically and permanently reduced to $0 on the Closing Date (after giving effect to the incurrence of any Initial Term Loans on such day).
(b)    On any Business Day (the date of each such advance, a “Delayed Draw Funding Date”) during, but not after, the Delayed Draw Availability Period, each Term Loan Lender that has a Delayed Draw Term Loan Commitment agrees that it will make delayed draw term loans (relative to such Lender, its “Delayed Draw Term Loans” and, together with the Initial Term Loans, the “Term Loans”) equal to such Term Loan Lender’s Delayed Draw Term Loan Percentage multiplied by the aggregate amount of the Borrowing of Delayed Draw Term Loans requested by the Borrower to be made on such day. Notwithstanding anything to the contrary contained herein, on each Delayed Draw Funding Date and immediately after giving effect to the incurrence of the Delayed Draw Term Loans funded on such date the outstanding principal amount of such Delayed Draw Term Loans of each Term Loan Lender shall be automatically converted on such date into a like principal amount of additional Initial Term Loans and shall be added to, and constitute a portion of, the outstanding principal balance of Initial Term Loans thereafter for all purposes of this Agreement and the other applicable Loan Documents; it being understood and agreed that such funded Delayed Draw Term Loans shall be added to (and form a part of) each then outstanding Borrowing of Initial Term Loans on the applicable Delayed Draw Funding Date. For the avoidance of doubt, a Term Loan Lender holding Delayed Draw Term Loan Commitments shall fund its Delayed Draw Term Loan Commitment on a several basis, independent of any other Term Loan Lender, and may amend or waive any condition to the funding of Delayed Draw Term Loans as to itself.
(c)    No amounts paid or prepaid with respect to Term Loans may be reborrowed.
Section 2.1.2    DSR Letters of Credit.
(a)    Subject to the terms and conditions hereof, from time to time on any Business Day occurring on or after the Closing Date until the date that is five (5) Business Days prior to the DSR LC Loan Commitment Termination Date (but not to exceed once in any given month or as otherwise agreed by the applicable DSR LC Issuer), each DSR LC Issuer agrees that it will, to the extent requested by the Borrower:
(i)    issue one or more standby letters of credit in favor of the Collateral Agent (for the benefit of the Administrative Agent, the Lenders and the DSR LC Issuers) (a “DSR Letter of Credit”) for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or
(ii)    extend, upon the sole discretion of the applicable DSR LC Issuer, the Stated Expiry Date of an existing DSR Letter of Credit previously issued hereunder;
provided that the Borrower shall request DSR Letters of Credit from the DSR LC Issuers on a pro rata basis and each such DSR LC Issuer shall not be required to issue or extend any such DSR Letter of Credit if the conditions in Section 5.2 have not been satisfied or waived (in accordance with the terms of this Agreement); provided, further, if any DSR LC Loan Lender (other than such DSR LC Issuer or its Affiliate) is a Defaulting Lender, to the extent such DSR LC Issuer has Fronting Exposure in respect of such DSR Letter of Credit, such DSR LC Issuer shall not be required to issue any DSR Letter of Credit unless (A) the Defaulting Lender’s participation in the DSR Letters of Credit requested to be issued or extended and related DSR LC Loans have been reallocated among the Non-Defaulting Lenders in accordance with Section 4.12.1(c), (B) the Borrower has Cash Collateralized such DSR LC Loan Lender’s DSR LC Loan Percentage of the DSR Letter of Credit requested to be issued or extended (including by transfer of funds available in the Available Cash Account but excluding by funding of a DSR LC Loan) or (C) such DSR LC Issuer has entered into arrangements satisfactory to it and the Borrower to reduce such DSR LC Issuer’s risk with respect to the participation in DSR Letters of Credit of the Defaulting Lender to the same extent as would have existed were such DSR LC Loan Lender not a Defaulting Lender; provided, still further, that after giving effect to any such issuance or extension, in no event shall such Lender’s DSR LC Outstandings exceed its DSR LC Loan Commitment.
(b)    No DSR LC Issuer shall be under any obligation to issue any DSR Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such DSR LC Issuer from issuing the DSR Letter of Credit, or any law applicable to such DSR LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such DSR LC Issuer shall prohibit, or request that such DSR LC Issuer refrain from, the issuance of letters of credit generally or the applicable DSR Letter of Credit in particular or shall impose upon such DSR LC Issuer with respect to the applicable DSR Letter of Credit any restriction, reserve or capital requirement (for which such DSR LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such DSR LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such DSR LC Issuer in good faith deems material to it (for which such DSR LC Issuer is not otherwise reimbursed hereunder).
(c)    Notwithstanding anything to the contrary herein, the DSR LC Facility shall be structured as a non-fronting letter of credit facility and, accordingly, regardless of Section 4.12, Section 2.6.6 or any other provision in this Agreement or any other Loan Document to the contrary (including any reference to potential fronting exposure or Fronting Exposure), (i) no DSR LC Issuer shall, without its prior written consent, have any fronting exposure or Fronting Exposure to any DSR LC Loan Lender that is not the same Person or an Affiliate of such DSR LC Issuer and (ii) no DSR LC Loan Lender shall, without its prior written consent, be bound to purchase or acquire any participation in a DSR Letter of Credit issued by such DSR LC Issuer under the DSR LC Facility that is not the same Person or an Affiliate of such DSR LC Loan Lender.
Section 2.2    Reduction of the Commitment Amounts. The Borrower may, from time to time on any Business Day occurring on and after the Closing Date, voluntarily reduce the amount of any Commitment Amount on the Business Day so specified by Borrower; provided that all such reductions shall require at least three (3) Business Days’ prior written notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $500,000; provided, however, that if such notice is conditioned upon the effectiveness of other credit facilities or any incurrence or issuance of debt or equity, such notice may be revoked by the Borrower (by notice to the Administrative Agent) if such credit facilities do not become effective or such other transaction does not close. Any optional or mandatory reduction of the DSR LC Loan Commitment Amount pursuant to the terms of this Agreement shall result in an automatic and corresponding reduction of the DSR LC Issuing Commitment Amount to an aggregate amount not in excess of the DSR LC Loan Commitment Amount, as so reduced; provided, further, however, that (a) in no event shall the Borrower be permitted to reduce the DSR LC Loan Commitments below the DSR LC Loan Exposure, and (b) any such reduction of DSR LC Commitments requires the written confirmation from an Authorized Officer of the Borrower addressed to the Administrative Agent that such liquidity or letter of credit is no longer required under any of the Loan Documents. The Delayed Draw Term Loan

Commitment of each Term Loan Lender shall be automatically and permanently reduced (x) by the aggregate principal amount of Delayed Draw Term Loans made by such Term Loan Lender on each Delayed Draw Funding Date and (y) in accordance with Schedule VIII on each applicable date set forth therein, such that the Initial Term Loan Commitment plus the aggregate amount of Delayed Draw Term Loan Commitments then available (after giving effect to such reduction in the Delayed Draw Term Loan Commitments) plus any Delayed Draw Term Loans then outstanding shall not exceed the “Ending Balance” amount set forth on Schedule VIII; provided, however, that in no event shall the Borrower be permitted to reduce the Delayed Draw Term Loan Commitments below the Delayed Draw Term Loan Exposure. The Delayed Draw Term Loan Commitment of each Term Loan Lender shall be automatically and permanently reduced to $0 on the last day of the Delayed Draw Availability Period (after giving effect to the incurrence of any Delayed Draw Term Loans on such day).

Section 2.3    Borrowing Procedures; Funding Reliance.

Section 2.3.1    Term Loans.
(a)    Subject to Section 2.1.1, Section 2.6.2(b) and Section 5.1.10, by delivering a Borrowing Request to the Administrative Agent on or before 1:00 p.m. on a Business Day occurring prior to the applicable Term Loan Commitment Termination Date, the Borrower may irrevocably request that a Borrowing be made, in a minimum amount of $500,000 and an integral multiple of $500,000 or in the unused amount of the Term Loan Commitment; provided that the Administrative Agent has received such Borrowing Request not later than 11:00 a.m. (i) not less than one (1) Business Day prior to the date of the requested Borrowing in the case of Base Rate Loans, or (ii) three (3) Business Days with respect to a Borrowing in the case of SOFR Loans. On the terms and subject to the conditions of this Agreement, such Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. Notwithstanding anything herein to the contrary, each Borrowing in respect of the Delayed Draw Term Loan Commitments may only be requested twice per month, and shall, in each case, comprise an aggregate principal amount that is not less than $5,000,000; provided that a Delayed Draw Term Loan Borrowing may be made in a lesser aggregate amount that is equal to the entire aggregate unused Delayed Draw Term Loan Commitments.
(b)    No later than 11:00 a.m. on such Business Day, each Lender that has a Term Loan Commitment shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Initial Term Loan Percentage or the Delayed Draw Term Loan Percentage, as applicable, multiplied by the amount of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall, upon satisfaction or waiver of the conditions precedent specified herein, as soon as reasonably practicable thereafter on such Business Day make such funds available to, or at the direction of, the Borrower by wire transfer to the account that the Borrower shall have specified in the Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.
(c)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to 3:00 p.m. on the Business Day prior to the Borrowing that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on the date of the applicable Credit Extension, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to the Administrative Agent by such

Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for the first three (3) Business Days and thereafter at the Base Rate. In the event that (i) the Administrative Agent declines to make a requested amount available to the Borrower until such time as all applicable Lenders have made payment to the Administrative Agent, (ii) a Lender fails to fund to the Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in the Administrative Agent failing to make a corresponding amount available to the Borrower on the date of such Credit Extension, at the Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the date of such Credit Extension until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans applicable to such Credit Extension. Nothing in this Section 2.3 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.
Section 2.4    Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 1:00 p.m. on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one (1) Business Days’ notice in the case of Base Rate Loans, or three (3) U.S. Government Securities Business Days’ notice in the case of SOFR Loans, that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $500,000 be, in the case of Base Rate Loans, converted into SOFR Loans or be, in the case of SOFR Loans, converted into Base Rate Loans or SOFR Loans with a different Interest Payment Date or continued as SOFR Loans with the same Interest Payment Date (in the absence of the delivery of a Continuation/Conversion Notice with respect to any SOFR Loan at least three (3) Business Days before the next succeeding Interest Payment Date therefor, such SOFR Loan shall, on such last day, automatically be continued as a SOFR Borrowing with Interest Payment Dates of each Installment Payment Date); provided, however, that (a) each such conversion or continuation shall be prorated among the applicable outstanding Loans of all Lenders that have made such Loans, and (b) during the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans may be requested as, converted to or continued as SOFR Loans.

Section 2.5    [Reserved].

Section 2.6    DSR Letters of Credit Issuance Procedures. (a) By delivering to the Administrative Agent and the applicable DSR LC Issuer an Issuance Request and delivering to the applicable DSR LC Issuer (with a copy to the Administrative Agent) a completed Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower, on or before 1:00 p.m. on a Business Day, the Borrower may from time to time irrevocably request on not less than three (3) Business Day’s prior notice, in the case of an initial issuance of a DSR Letter of Credit, and not less than two (2) Business Day’s prior notice, in the case of a request for the reinstatement of a DSR Letter of Credit or extension of the Stated Expiry Date of a DSR Letter of Credit (in each case, unless a shorter notice period is agreed to by the applicable DSR LC Issuer, in its sole discretion), that a DSR LC Issuer issue (in a form reasonably acceptable to such DSR LC Issuer and the Borrower), reinstate or extend the Stated Expiry Date of, DSR Letters of Credit, solely for the purposes described in Section 7.7.

(b)    Each such DSR Letter of Credit issued in accordance with this Section 2.6 shall have (i) an expiry date that is the earlier of (x) twelve (12) months from the date of issuance of such DSR Letter of Credit or such longer period as may be agreed to by the applicable DSR LC Issuer and (y) the date that is five (5) Business Days prior to the earlier of the DSR LC Loan Maturity Date and the DSR LC Loan Commitment Termination Date; and (ii) automatic extension provisions (if requested by the Borrower) for additional periods of up to 12 months or such longer period as agreed to by the applicable DSR LC Issuer; provided that any such DSR Letter of Credit must permit the applicable DSR LC Issuer to prevent any such extension at least once per annum (commencing with the date of issuance of such DSR Letter of Credit) by giving notice to the beneficiary (with a copy to the Borrower and the Administrative Agent, if requested to do so by the Borrower or the Administrative Agent) thereof in accordance with such DSR Letter of Credit; provided, further, that notwithstanding the foregoing, the final expiry date of any such DSR Letter of Credit shall not occur after the date that is five (5) Business Days prior to the earlier of the DSR LC Loan Maturity Date and the DSR LC Loan Commitment Termination Date.
(c)    Notwithstanding anything to the contrary in this Section 2.6, (i) any DSR Letter of Credit may expire after the date referred to in clause (b) above to the extent Cash Collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable DSR LC Issuer and (ii) no DSR LC Loan Lender shall be required to fund participations in any DSR Letter of Credit after the DSR LC Loan Maturity Date. Any automatic extension provided under clause (b) above shall not be considered a Borrowing hereunder or otherwise be subject to the conditions set forth in Section 5.2. Notwithstanding anything herein to the contrary, no DSR LC Issuer shall be required to permit any automatic renewal of any applicable DSR Letter of Credit if a Default or Event of Default has occurred and is continuing. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any DSR LC Issuer relating to any DSR Letter of Credit, the terms and conditions of this Agreement shall control.
(d)    Each DSR LC Issuer will use reasonable efforts to issue DSR Letters of Credit in substantially the form provided by the beneficiary of such DSR Letter of Credit to the extent such form is consistent with such DSR LC Issuer’s customary practices and internal policies and procedures, consistently applied. Unless otherwise expressly agreed by the applicable DSR LC Issuer and the Borrower, when a DSR Letter of Credit is issued, the ISP Rules shall apply to each standby DSR Letter of Credit and as to all matters not governed thereby, the laws of the State of New York shall apply to such matters. Each DSR LC Issuer will make available to the beneficiary thereof the original of the DSR Letter of Credit which it issues.
(e)    Notwithstanding anything in Section 2.1 or this Section 2.6 to the contrary, each DSR LC Issuer or any of its Affiliates: (i) shall not be obligated to issue any commercial trade or direct pay (as opposed to standby) DSR Letter of Credit, (ii) shall only be required to issue DSR Letters of Credit in Dollars, (iii) shall not be required to issue a DSR Letter of Credit without a final expiry date, which final expiry date shall be determined in accordance with the preceding clause (b), and (iv) shall not be obligated to issue any letters of credit to Persons outside of the United States.
Section 2.6.1    Participations. (a) Immediately upon the issuance of each DSR Letter of Credit (or an increase in the Stated Amount thereof) by the relevant DSR LC Issuer, and without further action, each DSR LC Loan Lender that has committed to participate in such DSR Letter of Credit shall be deemed to have irrevocably and unconditionally purchased, and hereby agrees to irrevocably and unconditionally purchase, from the applicable DSR LC Issuer, a participation in the DSR Letter of Credit issued by such DSR LC Issuer and any drawings honored thereunder in an amount equal to such DSR LC Loan Lender’s DSR LC Loan Percentage of the Stated Amount under such DSR Letter of Credit.
(b)    each DSR LC Loan Lender shall be a participant in a DSR Letter of Credit only if such DSR LC Loan Lender maintains a DSR LC Loan Commitment as set forth on Schedule II.
Section 2.6.2    Disbursements. (a) The applicable DSR LC Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any DSR Letter of Credit issued by such DSR LC Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). Subject to the terms and provisions of such DSR Letter of Credit and this Agreement, the applicable DSR LC Issuer shall make such payment to the beneficiary (or its designee) of such DSR Letter of Credit and shall notify the Borrower and the Administrative Agent of the making of such payment. Prior to 1:00 p.m. on the Business Day immediately following the Disbursement Date, the Borrower will reimburse such DSR LC Issuer, for all amounts which such DSR LC Issuer has disbursed under such DSR Letter of Credit and shall promptly notify the Administrative Agent thereof. Without limiting in any way the foregoing or the provisions of clause (b) below, and notwithstanding anything to the contrary contained herein (other than clause (b) below) or in any separate application for any DSR Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse each DSR LC Issuer upon each Disbursement of a DSR Letter of Credit, and it shall be deemed to be the obligor for purposes of each such DSR Letter of Credit issued hereunder, regardless of whether or not the notice of payment by the applicable DSR LC Issuer is delivered as described above, or at all.
(b)    In the event a Disbursement with respect to a DSR Letter of Credit is not reimbursed by the Borrower in accordance with the terms of Section 2.6.2(a) above, (i) unless the Borrower shall have notified the Administrative Agent and the applicable DSR LC Issuer prior to 10:00 a.m. (New York City time) on the Business Day immediately following the applicable Disbursement Date that the Borrower intends to reimburse such DSR LC Issuer for such Disbursement with funds other than the proceeds of DSR LC Loans, the Borrower shall be deemed to have given a timely Borrowing Request to the Administrative Agent requesting the DSR LC Loan Lenders with DSR LC Loan Commitments to make Base Rate Loans (each, a “DSR LC Loan”) on the date of such Disbursement in an amount in Dollars equal to the amount of such Disbursement (subject to the Borrower’s right under Section 2.4 to convert Base Rate Loans to SOFR Loans), which, unless an Event of Default under Section 9.1.1 and Section 9.1.9 with respect to any Obligor has occurred and is continuing, shall be deemed to be funded by the applicable DSR LC Loan Lenders on the date such Disbursement is made in Base Rate Loans corresponding to the amount of such Disbursement and in each such instance, the Administrative Agent shall promptly confirm to each DSR LC Loan Lender its applicable amount owing under such DSR LC Loan and, if the applicable DSR LC Issuer is an Affiliate of such DSR LC Loan Lender, such DSR LC Issuer may require such DSR LC Loan Lender to in fact fund (in lieu of a deemed funding) its amount due thereunder within one (1) Business Day following receipt of such confirmation and (ii) to the extent such DSR LC Issuer has potential Fronting Exposure with respect to such DSR Letter of Credit, unless an Event of Default under Section 9.1.1 or Section 9.1.9 with respect to any Obligor has occurred and is continuing and notwithstanding anything to the contrary contained in Section 2.3, the DSR LC Loan Lenders with DSR LC Loan Commitments shall, on the date of such Disbursement in satisfaction of its participation therein, make DSR LC Loans, that are Base Rate Loans in the amount of the Disbursement, the proceeds of which shall be paid directly to such DSR LC Issuer; provided that, if for any reason proceeds of DSR LC Loans are not received by such DSR LC Issuer on the date of such Disbursement in an amount equal to the amount of the Disbursement, the Borrower shall reimburse such DSR LC Issuer, on demand, in an amount in same day funds equal to the excess of the amount of such Disbursement over the aggregate amount of such DSR LC Loans, if any, which are so received.
(c)    So long as no Default or Event of Default has occurred and is continuing and notwithstanding anything else to the contrary herein, upon reimbursement of any Disbursement under a DSR Letter of Credit by the Borrower in accordance with clause (a) above or, in the event that a Disbursement is financed by a DSR LC Loan in accordance with clause (b) above, upon repayment of such DSR LC Loan, the Stated Amount of such DSR Letter of Credit shall be reinstated in the amount of such Disbursement so reimbursed or such DSR LC Loan so repaid.
Section 2.6.3    Reimbursement. The obligation (a “Reimbursement Obligation”) of the Borrower under Section 2.6.2 to reimburse a DSR LC Issuer with respect to each Disbursement (including interest thereon) and each applicable DSR LC Loan Lender’s obligation under Section 2.6.1 to pay to the applicable DSR LC Issuer its applicable DSR LC Loan Percentage of any drawing under a DSR Letter of Credit shall be absolute, irrevocable and unconditional under any and all circumstances, including any of the following circumstances: (a) any lack of validity or enforceability of any DSR Letter of Credit or this Agreement or any of the other Loan Documents, (b) any draft of other document presented under a DSR Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (c) payment by a DSR LC Issuer under a DSR Letter of Credit against presentation of a draft or other document that does not comply with the terms of such DSR Letter of Credit, (d) any amendment or waiver of or any consent to departure from all or any terms of any of the Loan Documents, (e) the occurrence of a Default or Event of Default, (f) the existence of any claim of setoff, counterclaim or defense to payment which the Borrower or such Lender may have or have had against such DSR LC Issuer or any other Lender or any other Person, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable DSR Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such DSR Letter of Credit or any discharge of the Borrower, (g) any breach of contract or dispute among or between the Borrower, a DSR LC Loan Lender, the Administrative Agent, any Lender or any other Person, (h) any non-application or misapplication by the beneficiary of a DSR Letter of Credit of the proceeds of any Disbursement or any other act or omission of such beneficiary in connection with such DSR Letter of Credit, (i) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Loan Documents, or (j) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.6.3, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; provided, however, that after paying in full its Reimbursement Obligation hereunder or paying its applicable Percentage of any drawing under a DSR Letter of Credit, as the case may be, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against such DSR LC Issuer for any wrongful Disbursement made by such DSR LC Issuer under a DSR Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such DSR LC Issuer (as determined by a final and nonappealable decision of a court of competent jurisdiction). The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable DSR LC Issuer, such DSR LC Issuer shall be deemed to have exercised care in each such determination and each refusal to issue a DSR Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a DSR Letter of Credit, the applicable DSR LC Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such DSR Letter of Credit.
Section 2.6.4    Deemed Disbursements.
(a)    Upon the occurrence and during the continuation of any Default under Section 9.1.9 with respect to an Obligor, or upon notification by the Administrative Agent (acting at the direction of the DSR LC Issuers) to the Borrower of its obligations under this Section following the occurrence and during the continuation of any other Event of Default,
(i)    the aggregate Stated Amount of all DSR Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the DSR LC Issuers of such DSR Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed);
(ii)    the Borrower shall be immediately obligated to reimburse each applicable DSR LC Issuer for the amount deemed to have been so paid or disbursed by such DSR LC Issuer; and
(iii)    the Borrower shall be immediately obligated to deposit with (or for the benefit of) each DSR LC Issuer an amount equal to 102% of the amount deemed to have been paid or disbursed by such DSR LC Issuer pursuant to the preceding clause (i).
(b)    Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section (together with any interest accrued thereon) which have not been applied to the satisfaction of the Reimbursement Obligations.
Section 2.6.5    Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each DSR LC Loan Lender, as applicable, shall assume all risks of the acts, omissions or misuse of any applicable DSR Letter of Credit by the beneficiary thereof. No DSR LC Issuer shall be responsible for, and the Reimbursement Obligations of the Borrower and the DSR LC Loan Lenders shall not be affected by:
(a)    the form, validity, sufficiency, accuracy, genuineness or legal effect of any DSR Letter of Credit or any document submitted by any party in connection with the application for and issuance of a DSR Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(b)    the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a DSR Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;
(c)    failure of the beneficiary to comply fully with conditions required in order to demand payment under a DSR Letter of Credit;
(d)    errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise;

(e)    any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a DSR Letter of Credit;
(f)    any adverse change in the business, operations, properties, assets, conditions (financial or otherwise) or prospects of the Borrower;
(g)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower; or
(h)    the fact that an Event of Default or Default shall have occurred and be continuing.
None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any DSR LC Issuer or any DSR LC Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by any DSR LC Issuer in good faith (and not constituting gross negligence or willful misconduct (as determined by a final and nonappealable decision of a court of competent jurisdiction)) shall be binding upon the Borrower and each such Credit Party, and shall not put any DSR LC Issuer under any resulting liability to the Borrower or any Credit Party, as the case may be.
Section 2.6.6    Resignation or Removal of a DSR LC Issuer. Except as provided in Section 10.4, at any time a DSR LC Issuer is not obligated to issue any DSR Letter of Credit due to the circumstances described in (and in accordance with) Section 2.1.2(b), such DSR LC Issuer may be replaced or resign as a DSR LC Issuer upon sixty (60) days’ prior written notice to the Administrative Agent, the Lenders participating in DSR Letters of Credit issued by such DSR LC Issuer and the Borrower. The Administrative Agent shall notify the Lenders of any such replacement or resignation of such DSR LC Issuer. At the time any such replacement or resignation shall become effective, the Borrower shall return or Cash Collateralize all issued and outstanding DSR Letters of Credit issued by the replaced DSR LC Issuer and, at the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced DSR LC Issuer. From and after the effective date of any such replacement or resignation, (i) any successor DSR LC Issuer shall have all the rights and obligations of a DSR LC Issuer under this Agreement with respect to DSR Letters of Credit to be issued thereafter by such DSR LC Issuer and (ii) references herein to the term “DSR LC Issuer” shall be deemed to refer to such successor or to any previous DSR LC Issuer, or to such successor and all previous DSR LC Issuers, as the context shall require. If a DSR LC Issuer resigns or is replaced as a DSR LC Issuer, it shall retain all the rights and obligations of a DSR LC Issuer hereunder with respect to all DSR Letters of Credit issued by such DSR LC Issuer that remain outstanding and all Reimbursement Obligations with respect thereto (including the right to require the applicable DSR LC Loan Lenders to pay to such DSR LC Issuer its applicable DSR LC Percentage of any drawing under such DSR Letters of Credit and the obligation of the Borrower to pay all accrued and unpaid fees applicable to such DSR Letters of Credit).
Section 2.7    Register; Notes. The Register shall be maintained on the following terms:

Section 2.7.1    Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal, interest and fees payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to Section 2.7.3 below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the

Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any Obligations of any Obligor.
Section 2.7.2    The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for the purpose of this Section 2.7.2, to maintain, and the Administrative Agent shall maintain at one of its offices in New York City, a register (the “Register”) on which the Administrative Agent will record the name and address of each Lender and each Lender’s Commitments, the principal amounts (and stated interest) of the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 11.11. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower’s obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in Section 2.7.3 below the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender’s Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of Section 11.11. No assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.
Section 2.7.3    The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Term Note evidencing the Term Loans made by such Lender or a DSR LC Note evidencing DSR LC Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Payment Dates applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of any Obligor. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 11.11.
Section 2.8    Cash Waterfall.

Section 2.8.1    Deposits into Accounts.
(a)    Available Cash Account. The Borrower shall deposit (or shall cause to be deposited) (i) all Revenue, (ii) any Target Equity Disposition Amounts or Build-Out Proceeds and (iii) at the Borrower’s option, proceeds of equity contributions made to the Borrower, received by it, promptly after receipt thereof, into the Available Cash Account. In addition, the Borrower shall transfer amounts into the Available Cash Account in accordance with Section 2.8.3, Section 2.8.4 and Section 2.8.5.
(b)    [Reserved].

(c)    DSR Account. The Borrower shall deposit (or shall cause to be deposited), on the Closing Date (either with Cash or through a DSR Support Instrument or a combination thereof) an amount into the DSR Account, such that, after giving effect thereto, the amount on deposit in or credited to the DSR Account equals the Minimum Debt Service Reserve Amount. The Borrower shall transfer (or shall cause to be transferred) amounts into the DSR Account in accordance with Section 2.8.2(f).
(d)    Distribution Suspense Account. The Borrower shall transfer (or shall cause to be transferred) amounts on deposit in the Available Cash Account into the Distribution Suspense Account in accordance with Section 2.8.2(j), and Section 2.8.7.
(e)    Excluded Account. The Borrower shall deposit (or shall cause to be deposited) into an Excluded Account of the Borrower (A) amounts transferred from the ISR Account or the DSR Account in accordance with Section 2.8.3(b) or Section 2.8.4(b), respectively, (B) amounts transferred from the Distribution Suspense Account in accordance with Section 2.8.5(c) and (C) subject to the following sentence in respect of the ISR Account, at the Borrower’s discretion, proceeds of equity contributions made to the Borrower. In respect of the ISR Account, within thirty (30) days following the Closing Date, the Borrower may, in its sole discretion, deposit (or cause to be deposited) up to $14,000,000 to the ISR Account.
(f)    Other Proceeds Account. The Borrower shall deposit all Other Proceeds and Adjusted Purchase Price Proceeds received by it after the date that the Other Proceeds Account is established into the Other Proceeds Account promptly after receipt thereof.
(g)    Notwithstanding any provision in the Loan Documents to the contrary, assets credited to an Account may be invested, liquidated and reinvested in Cash Equivalent Investments from time to time at the discretion of the Borrower with the Account Bank.
Section 2.8.2    Withdrawals from the Available Cash Account. All amounts in the Available Cash Account shall be disbursed by the Borrower from time to time for application, to the extent funds are available therein, to make such transfer at the following times and in the following order of priority:
(a)    First, on any date when due and payable, to pay the Operating Expenses with respect to amounts then due and payable and expected to be due and payable during the next thirty (30) days, not to exceed $200,000 in the aggregate for the Borrower in any calendar year (or such greater amount approved by the Administrative Agent);
(b)    Second, on any date when due and payable, to pay (i) the indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable under the Loan Documents (other than in respect of Interest Rate Hedge Agreements) and (ii) all indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable under any Interest Rate Hedge Agreements;
(c)    Third, on any date when due and payable, to pay (i) scheduled interest payments, letter of credit fees and commitment fees which are then due and payable with respect to the Facilities and (ii) scheduled payments and ordinary course settlement payments which are then due and payable in respect of Interest Rate Hedge Agreements, in each case ratably among the parties owed such obligations in proportion to the respective amounts owed each;

(d)    Fourth, on any date when due and payable, to pay (i) principal payments and premium, if any, then due and payable (including any mandatory prepayments due and payable pursuant to Section 3.1.1 (other than Section 3.1.1(e), Section 3.1.1(f) and Section 3.1.1(i))) and (ii) termination, liquidation and other similar payments under any Interest Rate Hedge Agreement which are then due and payable, in each case, ratably among the parties owed such obligations in proportion to the respective amounts owed each;
(e)    Fifth, on each Installment Payment Date (and in respect of Reimbursement Obligations, on any other date when due and payable), to pay (i) first, at the sole discretion of the Borrower, for the account of the applicable DSR LC Issuers, any Reimbursement Obligations in respect of any applicable DSR Letter of Credit that have not been converted to a DSR LC Loan and (ii) second, for the account of the applicable DSR LC Loan Lender, to prepay any outstanding DSR LC Loans;
(f)    Sixth, on each Installment Payment Date, transfer to the DSR Account an amount up to the amount which together with the amount on deposit in the DSR Account in Cash and available amounts under any DSR Support Instrument then credited to the DSR Account equals the Minimum Debt Service Reserve Amount;
(g)    Seventh, on each Installment Payment Date, for repayment of interest, fees, expenses, principal in respect of any Indebtedness (other than the Facilities and any Subordinated Indebtedness) permitted to be incurred under this Agreement;
(h)    Eighth, on each Installment Payment Date, if the Borrower elects, to make optional prepayments of Loans (together with any accrued and unpaid interest and fees in respect of the amount of such prepayment and any termination, liquidation or unwind payments required to be paid under any Interest Rate Hedge Agreement) pursuant to Section 3.1.1(a);
(i)    Ninth, on each Installment Payment Date, so long as no Event of Default shall have occurred and be continuing, to make Permitted Tax Distributions in an amount up to (i) prior to the earlier of (A) the end of the Delayed Draw Availability Period and (B) the date on which the Borrower has acquired all applicable Post-Closing Projects, $5,000,000 per annum and (ii) thereafter, $10,000,000 per annum; and
(j)    Tenth, on each Installment Payment Date, after giving effect to the transfers described in Sections 2.8.2(a) through (i), any excess amounts then on deposit in the Available Cash Account shall be transferred to the Distribution Suspense Account.
Notwithstanding the foregoing, in the event that Cash is deposited in the Available Cash Account which consists of proceeds required to be applied to the prepayment of Term Loans pursuant to Section 3.1.1(c), (d), (g) or (h), the Borrower shall apply such proceeds to make the applicable prepayment without making the payments required above, and any Cash remaining after application of such prepayment shall (i) in respect of the mandatory prepayments required under Section 3.1.1(c), and (d), remain in such Available Cash Account or (ii) in respect of the mandatory prepayments in Section 3.1.1(g), and (h) be transferred to the Distribution Suspense Account.
Section 2.8.3    Withdrawals from the ISR Account.
(a)    On or prior to the second Installment Payment Date, amounts in the ISR Account shall be disbursed by the Borrower from time to time for application, to the extent funds are available therein, to pay amounts due pursuant to Section 2.8.2.(c) through (e).

(b)    On the second Installment Payment Date, all amounts then on deposit in the ISR Account shall be withdrawn from the ISR Account and transferred to an Excluded Account of the Borrower to be applied at the Borrower’s discretion (including to make Restricted Payments), or to any other accounts designated by the Borrower to be applied at the Borrower’s discretion; and thereafter, the Borrower shall close the ISR Account.
Section 2.8.4    Withdrawals from the DSR Account. Amounts in the DSR Account shall be disbursed by the Borrower from time to time for application, to the extent funds are available therein, at the following times and in the following order of priority:
(a)    First, to the extent sufficient funds are not available in the Available Cash Account to pay amounts due pursuant to Sections 2.8.2(b) through (e) (such insufficiency, a “Debt Payment Deficiency”), transfer an amount up to the amount of such Debt Payment Deficiency to such Available Cash Account to pay amounts then due pursuant to Sections 2.8.2(b) through (e);
(b)    Second, (i) upon the provision of an Acceptable Letter of Credit credited to the DSR Account and to the extent no Event of Default has occurred and is continuing, Cash in the DSR Account up to the stated amount of such Acceptable Letter of Credit may, at the Borrower’s sole discretion, be withdrawn from the DSR Account and released to an Excluded Account of the Borrower to be applied in any way not prohibited by the Loan Documents and (ii) to the extent that amounts on deposit in the DSR Account (including the stated amounts of any DSR Support Instrument credited to the DSR Account and including any interest or investment earnings accrued therein) exceed the then applicable Minimum Debt Service Reserve Amount, (1) Cash in the DSR Account up to such excess amount, may at the Borrower’s sole discretion, be withdrawn from the DSR Account and transferred to the Available Cash Account, or (2) the Borrower may direct Collateral Agent to reduce (up to such excess amount) the stated amount of any DSR Support Instrument credited to the DSR Account;
provided that, for avoidance of doubt, if there are insufficient funds available in the DSR Account to fully fund any of the foregoing transfers in this Section 2.8.4 after the Closing Date, such insufficiency of funds will not in and of itself be a Default or Event of Default.
Section 2.8.5    Withdrawals from the Distribution Suspense Account. All amounts in each Distribution Suspense Account shall be disbursed by the Borrower from time to time for application, to the extent funds are available therein, to make such transfer at the following times and in the following order of priority:
(a)    First, as needed and to the extent sufficient funds are not available in the Available Cash Account to pay amounts due pursuant to Sections 2.8.2(a) through (e), in the Borrower’s sole discretion, to transfer such amounts up to the amount of such insufficiency to such Available Cash Account to pay amounts due pursuant to Sections 2.8.2(a) through (e);
(b)    Second, to prepay the Loans in an outstanding principal amount equal to 100% of any funds which have remained on deposit in such Distribution Suspense Account for a period of six (6) full consecutive fiscal quarters of the Borrower due to the Distribution Conditions not having been satisfied during such time; and
(c)    Third, within thirty (30) Business Days after each Installment Payment Date, if the Distribution Conditions are satisfied at such time (as certified in writing to the Administrative Agent by an Authorized Officer of the Borrower), amounts in any Distribution Suspense Account (after giving effect to any transfers made thereto pursuant to Section 2.8.2(j)) may, at the Borrower’s sole discretion, be withdrawn from such Distribution Suspense Account and released to an Excluded Account of the Borrower to be applied at the Borrower’s discretion (including to make Restricted Payments).
Section 2.8.6    [Reserved].
Section 2.8.7    Withdrawals from the Other Proceeds Account. All amounts in each Other Proceeds Account shall be disbursed by the Borrower from time to time for application, to the extent funds are available therein, at the following times and in the following order of priority:
(a)    Solely with respect to Other Proceeds:
(i)    First, as needed, to reinvestments permitted and any mandatory prepayment of the Loans required pursuant to Section 3.1.1(f); and
(ii)    Second, after giving effect to the transfer in clause (a), to the Distribution Suspense Account for application in accordance with Section 2.8.5.
(b)    Solely with respect to Adjusted Purchase Price Proceeds:
(i)    First, as needed, to any mandatory prepayment of the Loans required pursuant to Section 3.1.1(e) (taking into account the provisos thereto); and
(ii)    Second, after giving effect to any transfer in clause (i), to the extent no Event of Default has occurred and is continuing, at the Borrower’s sole discretion, to an Excluded Account of the Borrower to be applied at the Borrower’s discretion (including to make Restricted Payments), in an amount equal to the difference of (A) the Adjusted Purchase Price Proceeds on deposit in the Other Proceeds Account at such time of determination minus (B) an amount equal to the estimated mandatory prepayment amount which would be required to be applied absent any provisos to Section 3.1.1(e) (but which, as of the date of such transfer pursuant to this clause (ii), has not been applied pursuant to clause (i)).
Section 2.8.8    DSR Support Instruments.
(a)    If (i) any DSR Support Instrument is not renewed or replaced on or prior to the date which is forty-five (45) days prior to its expiration or (ii) at any time the issuing bank in respect of an Acceptable Letter of Credit that ceases to be an Acceptable Bank, the Borrower, within thirty (30) days following the date of such event, shall cause such Acceptable Letter of Credit to be replaced with a replacement DSR Support Instrument or Cash in the amount of such DSR Support Instrument. If either (i) the Administrative Agent and the Collateral Agent receive written notice from the Borrower that a DSR Support Instrument required to be replaced pursuant to the foregoing sentence has not been so replaced within such thirty (30) day period or (ii) the Administrative Agent and the Collateral Agent receive written notice either (x) from the Borrower that DSR Support Instrument will not be extended or replaced upon its stated expiration date or (y) from letter of credit issuer of such DSR Support Instrument that such DSR Support Instrument will not be renewed in accordance with its terms, then, in each such case, the Collateral Agent, upon written instructions from the Administrative Agent, shall make a drawing on such DSR Support Instrument to the extent of the remaining available amount thereof in an amount as instructed by the Administrative Agent ( which amount equal to (A) the Minimum Debt Service Reserve Amount at such time minus (B) the sum of the aggregate available amount under all other DSR Support Instruments at such time credited to the DSR Account (to the extent any such Acceptable Letters of Credit are issued by an Acceptable Bank and will not expire within thirty (30) days (unless the issuing bank or the Borrower has provided written evidence to the Administrative Agent and the Collateral Agent that any such DSR Support Instrument will be extended or replaced upon or prior to its stated expiration date)) plus the Cash or Cash Equivalent Investments on deposit in the DSR Account at such time). The Collateral Agent shall deposit or cause to be deposited the amounts received in connection with such drawing on such DSR Support Instrument to the DSR Account and the Borrower shall apply such Cash in accordance with Section 2.8.4(a). The Borrower shall give prompt written notice to the Administrative Agent and the Collateral Agent upon obtaining actual knowledge that any issuer of an Acceptable Letter of Credit is not an Acceptable Bank.
(b)    If a Debt Payment Deficiency has occurred and there is insufficient cash in the DSR Account to pay such Debt Payment Deficiency, the Borrower shall notify the Administrative Agent and the Collateral Agent in writing and shall request the Collateral Agent to (and the Collateral Agent shall) make the necessary drawing under the DSR Support Instruments then credited to the DSR Account to pay an amount up to the Debt Payment Deficiency on a pro rata basis based on the aggregate amount available under such DSR Support Instruments.
(c)    Subject to the foregoing provisions in this Section 2.8.8, the Collateral Agent shall make drawings under such DSR Support Instruments upon written instructions from the Administrative Agent of the amount of drawings (which drawings shall be as follows: (i) first, from each Acceptable Letter of Credit credited to the DSR Account on a pro rata basis based on the aggregate Drawing Amounts of such Acceptable Letters of Credit as of the date of such drawing, and (ii) second, from each DSR Letter of Credit on a pro rata basis based on the aggregate Drawing Amounts of such DSR Letter of Credit as of the date of such drawing).
ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
Section 3.1    Repayments and Prepayments; Application. The Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

Section 3.1.1    Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the applicable Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.
(a)    From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided that (i) all such voluntary prepayments shall require at least one (1) (and at least three (3) U.S. Government Securities Business Days in the case of SOFR Loans) but no more than ten (10) Business Days’ irrevocable prior written notice to the Administrative Agent (provided that, if a notice is conditioned upon the effectiveness of other credit facilities or any incurrence or issuance of debt or equity, such notice may be revoked by the Borrower (by notice to the Administrative Agent) if such credit facilities do not become effective or such other transaction does not close, subject to the obligations of the Borrower under Section 4.4); and (ii) all such voluntary partial prepayments of any Loans shall be in an aggregate minimum amount of $100,000 and, in each case, an integral multiple of $100,000 or the remaining amount of the Loans outstanding.
(b)    On each Installment Payment Date, the Borrower shall make a scheduled repayment of aggregate outstanding principal amount, if any, of all Term Loans in the amount that will reduce the outstanding principal amount of the Term Loans to the “Ending Balance” amount set forth opposite such Installment Payment Date on Schedule III then in effect.
(c)    No later than three (3) Business Days following the receipt by the Borrower of any Net Debt Proceeds, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds and make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2.
(d)    No later than five (5) Business Days following the receipt by the Borrower of any Termination Payment in excess of $8,750,000, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the lesser of (i) 100% of such Termination Payment actually received by the Borrower and (ii) the amount required to ensure the Term Loans then outstanding, after giving effect to such prepayment, remain in compliance with the Debt Sizing Parameters (calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time), taking into account the termination of the applicable Material Power Purchase Agreement or any other offtake, power purchase agreement, revenue swap agreement, commodity swap agreement, contract for differences, virtual power purchase agreement, renewable energy credit agreement, environmental attribute agreement or any similar agreement to which any Project Company is a party, in each case resulting in such Termination Payment, to be applied as set forth in Section 3.1.2.
(e)    Within twenty (20) Business Days following the receipt by the Borrower of any Adjusted Purchase Price Proceeds, the Borrower shall (subject to the second proviso hereto) make a mandatory prepayment of the Loans in an amount equal to the lesser of (i) 100% of the Adjusted Purchase Price Proceeds less (without duplication) the amounts (x) of all Taxes actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection therewith, (y) of the reasonable or customary out-of-pocket fees and expenses incurred by the Borrower in connection with the payment of all such Adjusted Purchase Price Proceeds (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees, sales commissions, transfer and similar taxes and charges and brokerage and consultant fees) and (ii) the greater of (x) the amount required to ensure the Term Loans then outstanding, after giving effect to such prepayment, remain in compliance with the Debt Sizing Parameters (calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time) and (y) the amount required to ensure that the ratio of outstanding Term Loans as of such date, less the amount of such prepayment, to the Minimum Equity Contribution Amount is no greater than 75:25; provided that at the time the aforementioned prepayment is due in respect of the final adjustment made under the Purchase and Sale Agreement,, Borrower shall deliver an updated Base Case Lender Financial Model, updated solely to reflect (A) all updates made to the Base Case Lender Financial Model prior to such date pursuant to the terms of this Agreement, (B) any changes with respect to the interest rate included in the Base Case Lender Financial Model, and (C) updates corresponding to the updates made to the Base Case Model (as defined in the Purchase and Sale Agreement) prior to such date pursuant to Section 2.4 of the Purchase and Sale Agreement (with respect to each such update pursuant to this clause (C), solely to the extent such update, individually or together with such other updates, would result in a reduction to the maximum Term Loans satisfying the Debt Sizing Parameters or the applicable parameters in such updated Base Case Model are more conservative than in such updated Base Case Lender Financial Model); provided further that the Borrower may elect to forgo each such mandatory prepayment in this Section 3.1.1(e), so long as no later than twenty (20) Business Days following receipt by the Borrower of the Adjusted Purchase Price Proceeds in respect of the final adjustment made under the Purchase and Sale Agreement, the Borrower shall make a mandatory prepayment of the outstanding Term Loans in an aggregate amount of mandatory prepayment amounts payable pursuant to this Section 3.1.1(e) (as required at such time to remain in compliance with the Debt Sizing Parameters, calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time) that have not been applied as a prepayment to the Loans as of such date.
(f)    No later than five (5) Business Days following the receipt by the Borrower of any Other Proceeds in excess of $8,750,000 in any Fiscal Year, the Borrower shall make a mandatory prepayment of the Term Loans in an amount equal to the lesser of (i) 100% of such Other Proceeds, as applicable, in each case actually received by the Borrower and (ii) the amount required to ensure the Term Loans then outstanding, after giving effect to such prepayment, remain in compliance with the Debt Sizing Parameters (calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time, and taking into account the applicable Casualty Event, Title Event, Event of Loss or Disposition resulting in such Other Proceeds); provided that, no prepayment shall be required pursuant to this clause (f) if the Borrower notifies the Administrative Agent of its good faith intention to reinvest such Other Proceeds in the Borrower Companies within three hundred and sixty five (365) days from the date of receipt of such Other Proceeds, as applicable (which such date shall be automatically extended for an additional one hundred and eighty (180) days if, at the end of the initial three hundred and sixty five day (365) day period, any Borrower Company has contractually agreed to a reinvestment in any Investments permitted under Section 8.4 within such extended period).
(g)    No later than five (5) Business Days following the receipt by the Borrower or Affiliate of the Borrower of any Net Disposition Proceeds received by the Borrower or such Affiliate of the Borrower in connection with any Target Equity Disposition (including, for the avoidance of doubt, such Target Equity Dispositions occurring pursuant to Article 9 of the Target LLCA) (such amount, the “Target Equity Disposition Amount”), the Borrower shall and shall cause such Affiliate of the Borrower to, make a mandatory prepayment of the Term Loans in an amount equal to the lesser of (i) 100% of such Net Disposition Proceeds actually received by the Borrower or such Affiliate with respect to such Target Equity Disposition and (ii) an amount required to ensure the Term Loans then outstanding, after giving effect to such Target Equity Disposition and prepayment, remain in compliance with the Debt Sizing Parameters (calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time); provided that if such Target Equity Disposition is for 100% of the Capital Securities then owned by the Borrower or results in the Borrower owning less than the amount or percentage of Capital Securities required for the Borrower to vote on any Major Decision (as defined in the Target LLCA), then the Borrower shall, no later than five (5) Business Days following such Target Equity Disposition, prepay all outstanding Obligations in full;.
(h)    No later than ten (10) Business Days following the receipt by the Borrower of any Build-Out Proceeds, the Borrower shall (1) deliver an updated Base Case Lender Financial Model, updated solely to reflect the impacts of the events resulting in such Build-Out Proceeds, and (2) make a mandatory prepayment of the Term Loans in an amount equal to the lesser of (i) 100% of such Build-Out Proceeds actually received by the Borrower and (ii) an amount required to ensure the Term Loans then outstanding, after giving effect to such prepayment, remain in compliance with the Debt Sizing Parameters (calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time);
(i)    The Borrower shall make a mandatory prepayment of the Loans using amounts on deposit in the Distribution Suspense Account in the amounts and to the extent required to make a prepayment of the Loans in accordance with Section 2.8.5(b).
Each prepayment or repayment of any Loans made pursuant to this Section 3.1.1 shall be made together with (x) accrued and unpaid interest to the date of such prepayment or repayment on the principal amount prepaid or repaid, (y) any amounts owing pursuant to Section 4.4 and (z) any termination, liquidation or unwind payments required to be paid under any Interest Rate Hedge Agreement in order to maintain compliance with Section 7.12. For the avoidance of doubt, no premium or penalty shall be required in connection with the voluntary or mandatory prepayment of any Loans and such prepayments shall be made at par. The Borrower shall give prior written notice of any mandatory prepayment under Section 3.1.1(c), (d), (e), (f), (g) (h), and (i) at least one (1) Business Day prior thereto; provided that the failure to give such notice shall not relieve the Borrower of its obligation to make such mandatory prepayments on or prior to the dates set forth in such Section 3.1.1(c), (d), (e), (f), (g) , (h) , and (i) and the Borrower shall be permitted to make such mandatory prepayments on or prior to such dates. No amounts paid or prepaid with respect to Term Loans may be reborrowed.
Section 3.1.2    Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section 3.1.2.
(a)    Each prepayment of Loans made pursuant to Section 3.1.1(a) shall be applied as directed by the Borrower, and, in the absence of such direction, to the remaining amortization payments of the Term Loans on a pro rata basis across maturities.
(b)    Each prepayment of the Loans made pursuant to Section 3.1.1(c) through (h) shall be applied (i) first, pro rata to the prepayment of the outstanding principal amount of all Term Loans regardless of what Type (with the amount of such prepayment of Term Loans being applied to the remaining amortization payments of the Term Loans on a pro rata basis), (ii) second, pro rata to the ratable prepayment of all outstanding DSR LC Loans and Reimbursement Obligations (with a corresponding reduction of DSR LC Commitments, respectively), (iii) third, to the Cash Collateralization of any outstanding DSR Letters of Credit (and thereafter the DSR LC Commitments shall be permanently reduced in an amount equal to any remaining proceeds after giving effect to the foregoing) and (iv) fourth, any amount remaining may be retained by the Borrower. Proceeds so applied to prepay the principal amount of a Loan shall also be used for the payment of (and the principal amount of such prepayment shall be reduced pro tanto by the amount used to prepay) (x) accrued and unpaid interest to the date of such prepayment on the principal amount prepaid, (y) any amounts owing pursuant to Section 4.4 and (z) any termination, liquidation or unwind payments required to be paid under any Interest Rate Hedge Agreement.
Section 3.2    Interest Provisions. Interest on the outstanding principal amount of the Loans and Reimbursement Obligations shall accrue from the date such Loans are made and be payable in accordance with the terms set forth below.

Section 3.2.1    Rates.
(a)    The Loans comprising a Borrowing shall accrue interest at a rate per annum:
(i)    on that portion of Loans maintained from time to time as a Base Rate Loan, equal to the sum of the Adjusted Base Rate from time to time in effect plus the Applicable Margin; and
(ii)    on that portion of Loans maintained from time to time as a SOFR Loan, equal to the sum of Daily Compounded SOFR, from time to time in effect plus the Applicable Margin.
(b)    The Borrower agrees to pay to the DSR LC Issuers, with respect to any Reimbursement Obligations, interest on such Reimbursement Obligations in respect of each honored drawing under a DSR Letter of Credit from the date such drawing is honored to but excluding the date such Reimbursement Obligation is reimbursed by or on behalf of the Borrower at a rate equal to, for the period from the date such drawing is honored to but excluding the applicable date of reimbursement of such Reimbursement Obligation, the rate of interest otherwise payable hereunder with respect to DSR LC Loans that are Base Rate Loans; provided that, if a drawing under a DSR Letter of Credit is not reimbursed by the Borrower when due or financed by a DSR LC Loan pursuant to Section 2.6.2(b), then the Borrower’s Reimbursement Obligation with respect to such drawing shall be due and payable on demand (together with interest) and shall bear interest as provided in Section 3.2.2.
(c)    If on any day a Loan is outstanding with respect to which a Borrowing Request or Continuation/Conversion Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.
Section 3.2.2    Post-Default Rates. After the date any principal amount of any Loan is due and payable (whether on any Maturity Date, upon acceleration or otherwise), for so long as such amount remains due and payable, or after any other monetary Obligation of the Borrower shall have become due and payable, for so long as such amount remains due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of overdue principal and interest of any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2.00% per annum; (b) in the case of overdue Reimbursement Obligations, the rate of interest that otherwise would be applicable to such Reimbursement Obligation plus 2.00% per annum; and (c) in the case of overdue fees and other monetary Obligations, the Base Rate, plus the Applicable Margin for Term Loans accruing interest at the Base Rate, plus 2.00% per annum.
Section 3.2.3    Payment Dates. Interest accrued on each Loan shall be payable, without duplication:
(a)    on the Maturity Date therefor;
(b)    on the date of any payment or prepayment, in whole or in part, of principal outstanding on any Loan, on the principal amount so paid or prepaid;
(c)    with respect to Base Rate Loans, on each Installment Payment Date;
(d)    with respect to SOFR Loans, payable in arrears on each Interest Payment Date applicable thereto;
(e)    with respect to any Base Rate Loans converted into SOFR Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and
(f)    immediately upon a Commitment Termination Event.
Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.
Section 3.3    Fees. The Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

Section 3.3.1    Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of (a) each Term Loan Lender that has a Delayed Draw Term Loan Commitment, a commitment fee in a per annum amount equal to (i) 0.50% multiplied by (ii) the average daily Delayed Draw Term Loan Commitments then available and (b) each DSR LC Loan Lender, a commitment fee in a per annum amount equal to (i) 0.50 % multiplied by (ii) (A) the average daily DSR LC Loan Commitments minus (B) outstanding DSR LC Outstandings minus (C) outstanding DSR LC Loans, in each case, such fees being calculated on a year comprised of 360 days and payable quarterly in arrears on each Installment Payment Date and the DSR LC Loan Commitment Termination Date or the applicable Term Loan Commitment Termination Date, as applicable.
Section 3.3.2    Agents’ Fees; Closing Fees. (a) The Borrower agrees to pay (i) to each of the Administrative Agent and the Collateral Agent, for their own respective accounts, and (ii) in the case of closing fees, to the Administrative Agent, for the account of the applicable Lenders, the respective fees payable to each of them in the amounts (without duplication) and on the dates set forth herein, the applicable Fee Letter, as the case may be.
(b)    All fees payable under clause (a) above shall be paid in immediately available funds and once paid, no such fees shall be refundable under any circumstances, absent manifest calculation error.
Section 3.3.3    Letter of Credit Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each DSR LC Issuer, a DSR Letter of Credit fee in a per annum amount equal to the Applicable Margin applicable to SOFR Loans, multiplied by the maximum average daily Stated Amount of each such DSR Letter of Credit, such fees being calculated on a year comprised of 360 days and payable quarterly in arrears on each Installment Payment Date following the date of issuance of each such DSR Letter of Credit and on the applicable DSR LC Loan Commitment Termination Date.
(b)    In addition, the Borrower agrees to pay to each DSR LC Issuer the customary issuance, drawing, presentation and amendment fees, and other standard costs and charges, of such DSR LC Issuer relating to DSR Letters of Credit as from time to time in effect (excluding, for the avoidance of doubt, any fronting fees). Such customary fees and standard costs and charges are due and payable on demand and are non-refundable.
ARTICLE IV

CERTAIN SOFR AND OTHER PROVISIONS
Section 4.1    Inability to Determine Rates; SOFR Lending Unlawful.

Section 4.1.1    Inability to Determine Rates. Subject to Section 4.2, if, as of any date, (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Compounded SOFR” cannot be determined pursuant to the definition thereof or (b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Daily Compounded SOFR does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly notify the Borrower and each Lender. Upon written notice thereof by the Administrative Agent to the Borrower and the Lenders, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert any Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans) until the Administrative Agent (with respect to Section 4.1.2, at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 4.5. Subject to Section 4.2, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Compounded SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Adjusted Base Rate” until the Administrative Agent revokes such determination.
Section 4.1.2    SOFR Lending Unlawful. If any Lender shall determine (which determination shall, upon written notice thereof to the Borrower and the Administrative Agent, be conclusive) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a SOFR Loan or any Loan whose interest is determined by reference to SOFR or Daily Compounded SOFR, the obligations of such Lender to make, continue or convert any such Loan as or into a SOFR Loan with reference to SOFR or Daily Compounded SOFR shall, after the determination thereof, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding SOFR Loans with reference to SOFR or Daily Compounded SOFR payable to such Lender shall automatically convert into Base Rate Loans on the next succeeding Interest Payment Date with respect thereto or sooner, if required by such law or assertion. Subject to Section 4.2, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that “Daily Compounded SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Adjusted Base Rate” until the Administrative Agent revokes such determination.
Section 4.2    Benchmark Replacement Setting.

Section 4.2.1    Benchmark Replacement.
(a)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.2.1(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    No Interest Rate Hedge Agreements shall be deemed to be a “Loan Document” for purposes of this Section 4.2.
Section 4.2.2    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes (in consultation with the Borrower) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
Section 4.2.3    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.2.4 and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.2.
Section 4.2.4    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “interest period” (or any similar or analogous definition), if any, for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “interest period” (or any similar or analogous definition), if any, for all Benchmark settings at or after such time to reinstate such previously removed tenor.
Section 4.2.5    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Adjusted Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Adjusted Base Rate.
Section 4.3    Increased Costs, etc.

Section 4.3.1    The Borrower agrees to reimburse each Lender and each DSR LC Issuer for any increase in the cost to such Lender or such DSR LC Issuer of, or any reduction in the amount of any sum receivable by such Credit Party (whether of principal, interest or any other amount) in respect of, such Credit Party’s Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, SOFR Loans), or the adoption, effectiveness, interpretation, reinterpretation or phase in after the Closing Date of, (a) the adoption of any law, rule, treaty or regulation by any Governmental Authority, (b) any change in law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or DSR LC Issuer with any written directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority (which shall be deemed to include, for the avoidance of doubt, all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented) (each, a “Change in Law”), that (A) imposes, modifies or deems applicable any reserves (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated by any Lender or DSR LC Issuer, (B) subjects any Lender, the Administrative Agent, or any DSR LC Issuer to any Taxes on its Loans, Loan principal, DSR Letters of Credit, Commitments, or other obligations under the Loan Documents, or its deposits, reserves, other liabilities or capital attributable thereto or (C) imposes on any Lender or any DSR LC Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any DSR Letter of Credit or participation therein, other than, in the case of clause (B), (x) Non-Excluded Taxes, which are governed by Section 4.6, (y) Taxes that are described in clauses (b) through (d) of the definition of “Excluded Taxes” and (z) Connection Income Taxes. Each affected Credit Party shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Credit Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Credit Party within ten (10) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.
Section 4.3.2    A certificate of an officer of a Lender or a DSR LC Issuer setting forth the amount or amounts necessary to compensate such Lender or such DSR LC Issuer as specified in this Section 4.3 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such DSR LC Issuer, as applicable, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 4.3.3    Promptly after any Lender or any DSR LC Issuer has determined that it will make a request for increased compensation pursuant to this Section 4.3, such Lender or such DSR LC Issuer shall notify the Borrower thereof. Failure or delay on the part of any Lender or any DSR LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such DSR LC Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or any DSR LC Issuer pursuant to this Section 4.3 for any increased costs or reductions incurred more than nine (9) months prior to the date that such Lender or DSR LC Issuer, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such DSR LC Issuer’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 9-month period referred to above shall be extended to include the period of retroactive effect thereof.
Section 4.4    Funding Losses. In the event of (a) the payment of any principal of any SOFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (as a result of a revocation of such notice or as a result of such prepayment not being made), or (d) the assignment of any SOFR Loan other than on the Interest Payment Date therefor as a result of a request by the Borrower pursuant to Section 4.11, but in each case other than due to such Lender’s failure to fulfil its obligations hereunder, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 4.5    Increased Capital Costs.

Section 4.5.1    If, after the Closing Date, any Change in Law affects or would affect the capital or liquidity requirements expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines in good faith but in its reasonable discretion that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Credit Extensions made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for such Change in Law, then upon notice from time to time by such Lender to the Borrower, the Borrower shall within ten (10) Business Days following receipt of such notice pay directly to such Credit Party additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return.
Section 4.5.2    A certificate of an officer of a Lender setting forth the amount or amounts necessary to compensate such Lender, together with the computation of such amount or amounts in reasonable detail, as specified in this Section 4.5 shall be delivered to the Borrower and shall be conclusive absent manifest error.
Section 4.5.3    Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 4.5, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender or any DSR LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such DSR LC Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 4.5 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof; provided, further, that the Borrower shall not be required to compensate a Lender or any DSR LC Issuer pursuant to this Section 4.3 for any increased costs or reductions incurred as a result of any Change in Law unless such Lender or DSR LC Issuer has also requested similar reimbursement from other similarly situated borrowers.

Section 4.6    Taxes.

Section 4.6.1    Any and all payments by or on account of any obligation of the Borrower under each Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except to the extent such deduction or withholding is required by law (as determined in the good faith discretion of the Obligor or Administrative Agent, as applicable). In the event that any Taxes are required by law to be deducted or withheld from any such payment to or on behalf of any Credit Party by the Borrower or the Administrative Agent, then:
(a)    If such Taxes are Non-Excluded Taxes, the sum payable by the Borrower shall be increased as necessary so that, after withholding or deduction for or on account of such Non-Excluded Taxes (including such withholdings or deductions applicable to additional sums payable under this Section 4.6), the applicable Credit Party receives an amount equal to the amount it would have received had no such deduction or withholding been made; and
(b)    each Obligor or the Administrative Agent, as the case may be, shall withhold the full amount of such Taxes from such payment (as increased pursuant to Section 4.6.1(a), if applicable) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.
Section 4.6.2    Without duplication of any amounts withheld or deducted pursuant to Section 4.6.1, the applicable Obligor shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
Section 4.6.3    As promptly as practicable after the payment of any Taxes by any Obligor to a Governmental Authority pursuant to this Section 4.6, the Borrower shall furnish to the Administrative Agent the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. The Administrative Agent shall make copies thereof available to any Credit Party upon request therefor.
Section 4.6.4    The Borrower shall indemnify each Credit Party, within ten (10) days after the date such Credit Party makes written demand therefor, for any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 4.6) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate stating the amount of such payment or liability delivered to the Borrower by a Credit Party, or by the Administrative Agent on behalf of the applicable Credit Party, shall be conclusive absent manifest error.
Section 4.6.5    Each Credit Party shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Non-Excluded Taxes attributable to such Credit Party (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Credit Party’s failure to comply with the provisions of Section 11.11.6 relating to the maintenance of a Participant Register and (iii) any Non-Excluded Taxes attributable to such Credit Party, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Credit Party by the Administrative Agent shall be conclusive absent manifest error. Each Credit Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.6.5.
Section 4.6.6    (a) Any Credit Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Credit Party shall deliver documentation prescribed by applicable law or reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent as will enable the Borrower, the Administrative Agent or the Collateral Agent to determine whether or not and to what extent such Credit Party is subject to withholding, backup withholding or information reporting requirements; provided that, except in the case of the documentation set forth in Sections 4.6.6(a)(i) through 4.6.6(a)(iv), 4.6.6(b) and 4.6.8 below, no Credit Party shall be required to complete, execute or submit any documentation if in the Credit Party’s reasonable judgment such completion, execution or submission would subject such Credit Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Credit Party. Without limiting the generality of the foregoing, each Non-Domestic Credit Party that is entitled to an exemption from U.S. withholding Tax, or is subject to such Tax at a reduced rate under an applicable Tax treaty, on or prior to the date on which such Non-Domestic Credit Party becomes a Credit Party hereunder, and from time to time thereafter upon the reasonable request of the Borrower, the Administrative Agent or the Collateral Agent, but, in each case, only if and for so long as such Non-Domestic Credit Party is legally entitled to do so, shall deliver to the Borrower, the Administrative Agent and the Collateral Agent whichever of the following is applicable:
(i)    in the case of a Non-Domestic Credit Party claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any applicable successor form) (establishing an exemption from, or a reduction of U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty) and (y) with respect to any other applicable payments under any Loan Document, properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any applicable successor form) (establishing an exemption from, or a reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty);
(ii)    properly completed and duly executed copies of Internal Revenue Service Form W-8ECI (or any applicable successor form);
(iii)    in the case of a Non-Domestic Credit Party claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-Domestic Credit Party is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower (or the parent entity from which the Borrower is disregarded as separate for U.S. federal income tax purposes) within the meaning of Section 881(c)(3)(B) of the

Code, or (C) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (such certificate, an “Exemption Certificate”) and (y) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or applicable successor form) certifying that the Non-Domestic Credit Party is not a “United States person” as defined in Section 7701(a)(30) of the Code;
(iv)    to the extent a Non-Domestic Credit Party is not the beneficial owner, properly completed and duly executed copies of Internal Revenue Service Form W-8IMY (or any applicable successor form), accompanied by properly completed and duly executed copies of Internal Revenue Service Forms W-8ECI, W-8BEN or W-8BEN-E (or any applicable successor form), an Exemption Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as well as any state form reasonably required by the Borrower; provided that if the Non-Domestic Credit Party is a partnership for relevant tax purposes and one or more direct or indirect partners of such Non-Domestic Credit Party are claiming the portfolio interest exemption, such party may provide an Exemption Certificate substantially in the form of Exhibit F-4 on behalf of each such direct or indirect partner; or
(v)    properly completed and duly executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower, the Administrative Agent or the Collateral Agent to determine the withholding or deduction required to be made.
(b)    Each Credit Party that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower, the Administrative Agent and the Collateral Agent copies on or prior to the date on which such Credit Party becomes a Credit Party hereunder (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), properly completed and duly executed, of Internal Revenue Service Form W-9 (or any applicable successor form) establishing that such Credit Party is not subject to backup withholding tax.
In addition, each Credit Party shall promptly deliver update forms upon the obsolescence, inaccuracy or invalidity of any form previously delivered by such Credit Party. Each Credit Party shall promptly notify the Borrower, the Administrative Agent and the Collateral Agent at any time it determines that it is no longer legally able to provide any previously delivered form or certificate to the Borrower, the Administrative Agent or the Collateral Agent.
Section 4.6.7    If any Credit Party determines, in its sole discretion exercised in good faith, that it has received a refund of or with respect to any Non-Excluded Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.6, it shall pay to the Borrower as soon as practical thereafter an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.6 with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Credit Party and without interest (other than any interest paid or credited by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Credit Party, agrees to repay the amount paid over to the Borrower (plus any interest, penalties or other charges imposed by the relevant Governmental Authority) to such Credit Party in the event such Credit Party is required to repay such refund to such Governmental Authority; provided, further, that a Credit Party shall not be obligated to pay any amount of such refund pursuant to this Section 4.6.7 to the extent such payment would place the Credit Party in a less favorable net after-Tax position than the Credit Party would have been in if the Tax subject to indemnification or with respect to which additional amounts were paid and giving rise to such refund had not been deducted, withheld or otherwise imposed and the additional amounts with respect to such Tax had never been paid. This Section 4.6.7 shall not be construed to require any Credit Party to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.
Section 4.6.8    If a payment made to a Credit Party under any Loan Document would be subject to Tax imposed by FATCA if such Credit Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Credit Party (other than the Administrative Agent) shall deliver to the Borrower, the Administrative Agent and the Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent as may be necessary for the Borrower, the Administrative Agent or the Collateral Agent to comply with their obligations under FATCA and to determine whether such Credit Party has complied with such Credit Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.6.8, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Section 4.6.9    On or before the date the Administrative Agent (including, for purposes of this Section 4.6.9, any successor Administrative Agent thereto) becomes a party to this Agreement, the Administrative Agent shall deliver to the Borrower whichever of the following is applicable: (a) if the Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two copies of an executed Internal Revenue Service Form W-9 certifying that the Administrative Agent is exempt from U.S. federal backup withholding, or (b) if the Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (i) with respect to payments received for its own account, two copies of an executed Internal Revenue Service Form W-8ECI and (ii) with respect to payments received on account of any Lender, two copies of an executed Internal Revenue Service Form W-8IMY (together with all required accompanying documentation) certifying that the Administrative Agent is either (1) a “qualified intermediary” assuming primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the accounts of others, or (2) a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States, and in the case of each of clauses (1) and (2), that the Administrative Agent is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by U.S. Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any taxes imposed by the United States. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.
Section 4.6.10    For purposes of this Section 4.6, the terms “law” and “applicable law” include FATCA. Each party’s obligations under this Section 4.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit

Party, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 4.7    Payments, Computations, etc.

Section 4.7.1    Unless otherwise expressly provided in a Loan Document, all payments by the Borrower pursuant to each Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Credit Parties entitled to receive such payment. If any payment under any Loan Document becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then-applicable rate during such extension. All payments shall be made without setoff, deduction or counterclaim not later than 1:00 p.m. on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed, in the Administrative Agent’s sole discretion, to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Credit Party its share, if any, of such payments received by the Administrative Agent for the account of such Credit Party. All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Base Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan other than a Loan computed by reference to Daily Compounded SOFR shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. All interest hereunder on any Loan computed by reference to Daily Compounded SOFR shall be computed as of any applicable date of determination on a daily basis based upon (x) the outstanding principal amount of such Loan as of such date of determination plus (y) the accrued, unpaid interest on such Loan attributable to Daily Compounded SOFR (and not, for the avoidance of doubt, attributable to the Applicable Margin) as of the immediately preceding U.S. Government Securities Business Day. The applicable Adjusted Base Rate or Daily Compounded SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Except as otherwise set forth in any Loan Document, following an Event of Default, all payments made under any Loan Document (and allocable to the Credit Parties in accordance with the Loan Documents) shall be applied upon receipt (a) first, to the payment of all Obligations owing to the Administrative Agent, in its capacity as the Administrative Agent, but not as a Lender (including the reasonable fees and expenses of counsel to the Administrative Agent); (b) second, after payment in full in cash of the amounts specified in clause (a), to the payment of interest and fees on any portion (without duplication) of (i) DSR LC Loans that the Administrative Agent may have advanced on behalf of the Borrower for which the Administrative Agent has not then been reimbursed by the Borrower and (ii) payments that the Administrative Agent may have advanced to the Credit Parties in accordance with this Section 4.7 for which the Administrative Agent has not been reimbursed by the Borrower, any other Obligor or the Credit Parties; (c) third, after payment in full in cash of the amounts specified in clauses (a) and (b), to the ratable payment of interest and fees on any portion (without duplication) of the Loans and the DSR Letters of Credit then outstanding and Reimbursement Obligations then owing; (d) fourth, after payment in full in cash of the amounts specified in clauses (a) through (c), to the ratable payment of the principal amount of each of the Loans then outstanding and Reimbursement Obligations then owing and amounts required for purposes of Cash Collateralization for contingent liabilities under DSR LC Outstandings and all other costs and expenses owing to the Lenders pursuant to the terms of this Agreement; (e) fifth, after payment in full in cash of the amounts specified in clauses (a) through (d), to the ratable payment of all other Obligations owing to the Credit Parties; and (f) sixth, after payment in full in cash of the amounts specified in clauses (a) through (e), to each other Person lawfully entitled to receive such surplus.
Section 4.7.2    In connection with the use or administration of Daily Compounded SOFR, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Compounded SOFR.
Section 4.7.3    Notwithstanding anything herein to the contrary, (a) if it would be unlawful for the Administrative Agent to make a payment to any Sanctioned Lender, then any amount that the Administrative Agent or such assignee would otherwise pay to such Sanctioned Lender pursuant to this Agreement or any other Loan Document may (at the discretion of the Administrative Agent) be held (at the sole expense of the Borrower) for such Sanctioned Lender pursuant to arrangements satisfactory to the Administrative Agent and shall be paid to such Sanctioned Lender only when making such payment is no longer, in the opinion of the Administrative Agent or its counsel, unlawful; and (b) the Administrative Agent shall not be required to make any payments to, or receive any funds from or take any other actions related to a Sanctioned Lender (including holding or directing the payment of any Obligations owed to such Sanctioned Lender) that, in its opinion or the opinion of its counsel, (i) is reasonably believed to be contrary to applicable law or (ii) may otherwise result in liability to the Administrative Agent; and (c) this Section 4.7.3 shall supersede any provisions in Section 4.8 to the contrary.
Section 4.8    Sharing of Payments. If any Credit Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Credit Parties, such Credit Party shall promptly notify the Administrative Agent of such payment or recovery and shall thereafter as soon as practicable purchase from the other Credit Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Credit Party to share the excess payment or other recovery ratably (to the extent such other Credit Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Credit Party, the purchase shall be rescinded and each Credit Party which has sold a participation to the purchasing Credit Party shall repay to the purchasing Credit Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Credit Party’s ratable share (according to the proportion of (a) the amount of such selling Credit Party’s required repayment to the purchasing Credit Party to (b) total amount so recovered from the purchasing Credit Party) of any interest or other amount paid or payable by the purchasing Credit Party in respect of the total amount so recovered. The Borrower agrees that any Credit Party purchasing a participation from another Credit Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Credit Party were the direct creditor of the Borrower in the amount of such participation; provided that the Borrower shall have no liability to the Lenders hereunder to the extent that it has made all payments to the Lenders and the Administrative Agent required to be made by the Borrower hereunder. If under any applicable bankruptcy, insolvency or other similar law any Credit Party receives a secured claim in lieu of a setoff to which this Section applies, such Credit Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Credit Parties entitled under this Section to share in the benefits of any recovery on such secured claim. The provisions of this Section 4.8 shall not be construed to apply to (a) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

Section 4.9    Setoff. Each Credit Party shall, upon the occurrence and during the continuance of any Default described in Sections 9.1.9(a) through (d) or, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Credit Party a continuing security interest in, any and all balances, credits, deposits, accounts (other than any trust accounts comprised entirely of moneys held in trust for the benefit of Persons other than the Borrower or their Affiliates) or moneys of the Borrower then or thereafter maintained with such Credit Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Credit Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Credit Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Credit Party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Credit Party may have; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the DSR LC Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 4.10    Central Lending Office. Each Credit Party agrees that if it makes any demand for payment under Section 4.3, 4.5 or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will, if requested by the Borrower, use reasonable efforts (in either case, consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if the filing of such certificate or document or the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.3, 4.5 or 4.6, or would eliminate or materially reduce the effect of any adoption or change described in Section 4.1; provided, however, that nothing in this Section shall affect or postpone any of the Obligations of the Borrower or the right of any Credit Party provided in Section 4.1, 4.3, 4.5 or 4.6.

Section 4.11    Replacement of Lenders. If any Lender (an “Affected Lender”): (a) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan Document that requires the consent of Lenders in addition to the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, (b) makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, or gives notice pursuant to Section 4.1 requiring a conversion of such Affected Lender’s SOFR Loans to Base Rate Loans or suspending such Lender’s obligation to make Loans as, or to convert Loans into, SOFR Loans, or (c) shall become and continues to be a Defaulting Lender and shall have failed to cease being a Defaulting Lender pursuant to Section 4.12.2 within five (5) Business Days after the Borrower’s request therefor; the Borrower may (in the case of clause (a) only, within thirty (30)

days of such consent of Required Lenders, or in the case of clauses (b) or (c) at any time) give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, and/or Commitments to another financial institution or other Person in accordance with Section 11.11 (a “Replacement Lender”) designated in such Replacement Notice; provided, however, that no Replacement Notice may be given by the Borrower if (i) such replacement conflicts with any applicable law or regulation, (ii) any Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement in connection with clause (b) above, such Lender shall have taken any necessary action under Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.5 or 4.6 or (iv) prior to any such replacement in connection with clause (c) above, such Lender shall have taken any necessary action under Section 4.12.2 to cease being a Defaulting Lender. If the Administrative Agent shall, in the exercise of its reasonable discretion and within five (5) Business Days of its receipt of such Replacement Notice, notify the Borrower and such Affected Lender in writing that the Replacement Lender is reasonably satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 11.11, the portion of its Commitments and/or Loans, and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) designated in the Replacement Notice to such Replacement Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty (in accordance with and subject to the restrictions contained in Section 11.11) and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender, (B) the purchase price paid by such Replacement Lender shall be an amount equal to the sum of (w) the amount (at par) of such Affected Lender’s Loans designated in the Replacement Notice, plus (x) such Affected Lender’s Percentage of all unreimbursed Reimbursement Obligations (at par), plus (y) all accrued and unpaid interest and fees in respect thereof, plus (z) all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder, (C) in the case of an assignment and assumption from an event as described in clause (a) of the first sentence of this Section, the Replacement Lender shall consent, at the time of such assignment, to such event, and (D) the Borrower shall pay to the Affected Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 11.11). Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Loan Documents (other than the Interest Rate Hedge Agreements). Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.

Section 4.12    Defaulting Lenders.

Section 4.12.1    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 4.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any DSR LC Issuer hereunder; third, to Cash Collateralize each DSR LC Issuer’s Fronting Exposure (if any) with respect to such Defaulting Lender in accordance with Section 4.12.4; fourth, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize any DSR LC Issuer’s future Fronting Exposure (if any) with respect to such Defaulting Lender with respect to future DSR Letters of Credit issued under this Agreement, in accordance with Section 4.12.4; sixth, to the payment of any amounts owing to the Lenders, any DSR LC Issuer or the DSR LC Loan Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any DSR LC Issuer or the DSR LC Loan Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to DSR Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related DSR Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to DSR Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to DSR Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in DSR Letters of Credit and DSR LC Loans are held by the Lenders pro rata in accordance with the applicable DSR LC Loan Commitments without giving effect to Section 4.12.1(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.12.1(a) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Certain Fees.
(i)    No Defaulting Lender shall be entitled to receive any fee pursuant to Section 3.3.1 or Section 3.3.3(a) for any period during which that Lender is a Defaulting Lender; provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 3.3.3(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to its DSR LC Loan Percentage of the stated amount of DSR Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.12.4.
(ii)    With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (i) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in DSR Letters of Credit or DSR LC Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (c) below, (y) pay to the applicable DSR LC Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such

DSR LC Issuer’s Fronting Exposure (if any) to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(c)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in DSR Letters of Credit and DSR LC Loans shall be reallocated among the Non-Defaulting Lenders of the applicable LC tranche in accordance with their respective DSR LC Percentage (calculated without regard to such Defaulting Lender’s DSR LC Loan Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate outstanding principal amount of all DSR LC Loans of such Non-Defaulting Lender under the applicable LC tranche, together with such DSR LC Loan Lender’s DSR LC Loan Percentage of the aggregate amount of all DSR LC Outstandings, as applicable, to exceed such Non-Defaulting Lender’s DSR LC Loan Commitment. Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(d)    Cash Collateral. If the reallocation described in clause (c) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize each DSR LC Issuer’s Fronting Exposure (other than the Fronting Exposure of any DSR LC Issuer that is the Defaulting Lender or its Affiliate) in accordance with the procedures set forth in Section 4.12.4.
Section 4.12.2    Defaulting Lender Cure. If the Borrower, the Administrative Agent and each DSR LC Loan Lender and each DSR LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in DSR Letters of Credit and Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 4.12.1(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Section 4.12.3    New DSR Letters of Credit. So long as any Lender is a Defaulting Lender, no DSR LC Issuer shall be required to issue, extend, renew or increase any DSR Letter of Credit unless it is satisfied that the participations in any existing DSR Letters of Credit as well as the new, extended, renewed or increased DSR Letter of Credit has been fully allocated among the Non-Defaulting Lenders in a manner consistent with Section 4.12.1(c) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 4.12.4.
Section 4.12.4    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or a DSR LC Issuer

(with a copy to the Administrative Agent) the Borrower shall Cash Collateralize each DSR LC Issuer’s Fronting Exposure (other than the Fronting Exposure of any DSR LC Issuer that is the Defaulting Lender or its Affiliate) with respect to such Defaulting Lender (determined after giving effect to Section 4.12.1(c) and any Cash Collateral provided by such Defaulting Lender).
(a)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the applicable DSR LC Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of DSR Letters of Credit, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and a DSR LC Issuer as herein provided, or that the total amount of such cash collateral is less than 102% of the Stated Amount of such DSR Letter of Credit, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 4.12 in respect of DSR Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of DSR Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the applicable DSR LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 4.12 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by the Administrative Agent and the applicable DSR LC Issuer that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 4.12, the Person providing Cash Collateral and the applicable DSR LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided, further, that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 4.13    Extension of Applicable Maturity Date.

Section 4.13.1    Extension of Term Loans. The Borrower may at any time and from time to time, in its sole discretion, request that all or a portion of the Term Loans (or series or tranche thereof) (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of the principal amount of such Term Loans (such extended commitments, the “Extended Term Loan Commitments” and any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 4.13. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, and without triggering the application of any “default stoppers,” financial tests, “most favored nation” provisions relating to pricing or (unless requested by the Borrower) minimum extension condition provisions) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be extended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the all-in yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the all-in yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; and (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by at least a pro rata optional prepayment of such other Term Loans; provided, however, that (A) all documentation in respect of such Extension Amendment shall be consistent with the foregoing, (B) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series (as defined below) at the time of establishment thereof shall be no shorter than the Weighted Average Life to Maturity of any Existing Term Loan Tranche and (D) in no event shall the final maturity date of the Extended Term Loans of a given Term Loan Extension Series be earlier than the Term Loan Maturity Date. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 4.13 shall be in an aggregate principal amount that is not less than $1,000,000.
Section 4.13.2    Extension of DSR LC Commitments and DSR LC Loans. The Borrower may at any time and from time to time request that all or a portion of the DSR LC Commitments of a given class (each, an “Existing DSR LC Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such DSR LC Commitments (any such DSR LC Commitments which have been so extended, “Extended DSR LC Commitments”) (including, for avoidance of doubt, with respect to Extended DSR LC Loans) and to provide for other terms consistent with this Section 4.13. In order to establish any Extended DSR LC Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing DSR LC Tranche) (each, a “DSR LC Extension Request”) setting forth the proposed terms of the Extended DSR LC Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing DSR LC Tranche (including, in each case, as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing DSR LC Tranche and (y) be identical to the DSR LC Commitments under the Existing DSR LC Tranche from which such Extended DSR LC Commitments are to be extended, as applicable, except that: (i) the Maturity Date of the Extended DSR LC Commitments shall be delayed to a later date than the Maturity Date of the DSR LC Commitments of such Existing DSR LC Tranche, to the extent provided in the applicable Extension Amendment; (ii) the all-in yield with respect to extensions of credit under the Extended DSR LC Commitments (whether in the form of interest rate margin, upfront fees, commitment fees, OID or otherwise) may be different than the all-in yield for extensions of credit under the DSR LC Commitments of such Existing DSR LC Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended DSR LC Commitments); and (iv) all borrowings under the DSR LC Commitments (i.e., the Existing DSR LC Tranche and the Extended DSR LC Commitments of the applicable DSR Letter of Credit Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended DSR LC Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending DSR LC Commitments); provided, further, that all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended DSR LC Commitments amended pursuant to any DSR LC Extension Request shall be designated a series (each, a “DSR Letter of Credit Extension Series”) of Extended DSR LC Commitments for all purposes of this Agreement; provided that any Extended DSR LC Commitments amended from an Existing DSR LC Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established DSR Letter of Credit Extension Series with respect to such Existing DSR LC Tranche.
Section 4.13.3    Extension Request. The Borrower shall provide the applicable Extension Request at least fifteen (15) days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing DSR LC Tranche, as applicable, are requested to respond, in each case acting reasonably to accomplish the purposes of this Section 4.13. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its DSR LC Commitments of any Existing DSR LC Tranche amended into Extended DSR LC Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Loan Lender”) wishing to have all or a portion of its Term Loans under such Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any DSR LC Loan Lender under an Existing DSR LC Tranche (each, an “Extending DSR LC Loan Lender”) wishing to have all or a portion of its DSR LC Commitments under such Existing DSR LC Tranche subject to such Extension Request amended into Extended DSR LC Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under such Existing Term Loan Tranche or DSR LC Commitments under such Existing DSR LC Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended DSR LC Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under such Existing Term Loan Tranche or DSR LC Commitments under such Existing DSR LC Tranche, as applicable, in respect of which applicable Term Loan Lenders or DSR LC Loan Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended DSR LC Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or DSR LC Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Extended DSR LC Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or DSR LC Commitments, as applicable, included in each such Extension Election.
Section 4.13.4    Extension Amendment. Extended Term Loans or Extended DSR LC Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Loan Lender or

Extending DSR LC Loan Lender, as applicable, providing an Extended Term Loan or Extended DSR LC Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 4.13.1 or Section 4.13.2 above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to each of the conditions set forth in Section 5.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended DSR LC Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Borrower may, at its election, specify as a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and as may be waived by the Borrower) of Term Loans or DSR LC Commitments (as applicable) of any or all applicable Types be tendered. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended DSR LC Commitments, as applicable, incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 11.1 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in each case, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 4.13, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.
Section 4.13.5    To the extent there is any inconsistency between this Section 4.13 and any provisions in Section 4.8 or Section 11.1, this Section 4.13 shall prevail in relation to the matters set forth in this Section 4.13.
ARTICLE V

CONDITIONS PRECEDENT
Section 5.1    Initial Credit Extension. The obligations of the Lenders and each DSR LC Issuer to make the initial Credit Extensions on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article V.

Section 5.1.1    Resolutions, Certificates, etc. The Administrative Agent shall have received from each Obligor, as applicable: (a) (i) a copy of the certificate of formation, including all amendments thereto, of each such Person and (ii) a copy of a good standing certificate from the jurisdiction of such Obligor’s formation, in each case dated a date reasonably close to the Closing Date, and (b) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Secretary or Assistant Secretary, Authorized Officer, managing member or general partner, as applicable, as to:
(a)    resolutions of each such Person’s board of directors (or other managing body, in the case an entity other than a corporation) then in full force and effect authorizing the execution, delivery and performance of each Loan Document executed or to be executed by such Person and the transactions contemplated hereby and thereby;
(b)    the incumbency and signatures of those of its officers, managing members or general partners, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and
(c)    the accuracy and completeness of each Organic Document of such Person, in full force and effect on the Closing Date and at all times since the date of the resolutions described in clause (a) above, and copies thereof.
Section 5.1.2    Closing Date Certificate. The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower, in which certificate the Borrower shall confirm the matters described in Section 5.1.12, Section 5.1.13 and Section 5.1.14.
Section 5.1.3    Fees, Expenses, etc. The Administrative Agent, the other agents and arrangers and the Lenders named herein and their respective counsel and consultants shall have received for their respective accounts all fees, costs and expenses (to the extent invoiced at least three (3) Business Days prior to the Closing Date or as otherwise reasonably agreed by the Borrower) due and payable (including pursuant to the Fee Letters and the fees payable under Section 3.3, and, to the extent then invoiced, Section 11.3), required to be paid on the Closing Date, which may be paid from proceeds of the initial Credit Extensions.
Section 5.1.4    Financial Statements and Funds Flow. The Administrative Agent shall have received the Financial Statements and a funds flow memorandum setting forth the disbursement on the Closing Date of the proceeds of the Borrowings made on such date (the “Funds Flow Memo”).
Section 5.1.5    Solvency, etc. The Administrative Agent shall have received a certificate, dated as of the Closing Date, duly executed and delivered by a director or Authorized Officer of the Borrower (in their capacity as such director or Authorized Officer), substantially in the form of Exhibit G.
Section 5.1.6    Opinion of Counsel. The Administrative Agent shall have received a legal opinion, dated the Closing Date and addressed to the Administrative Agent, the Collateral Agent and all Lenders, from Kirkland & Ellis LLP, as New York counsel to the Obligors, in form and substance reasonably satisfactory to the Administrative Agent.
Section 5.1.7    Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of each Loan Document required to be in effect as of the Closing Date and to which each Obligor is a party.
Section 5.1.8    Collateral. Subject to the proviso contained in this Section 5.1.8, the Collateral Agent shall have been granted on the Closing Date, for the benefit of the Secured Parties, first priority perfected Liens on the Collateral (subject only to Permitted Liens), and in that connection, shall have received:
(a)    the certificates (if any) evidencing (i) all of the issued and outstanding shares of Capital Securities in the Borrower pledged by the Pledgor and (ii) all of the issued and outstanding shares of Capital Securities in the Target pledged by the Borrower, in each case, pursuant to the Pledge and

Security Agreement, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank;
(b)    final copies of UCC financing statements naming each such Obligor executing the Pledge and Security Agreement as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests of the Collateral Agent pursuant to the Pledge and Security Agreement (“Filing Statements”); and
(c)    certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing effective financing statements and tax and judgment liens which name each of the Borrower Companies (under its present name and, if applicable, certain of its previous names) as the debtor and which are filed in certain of the jurisdictions in which filings customarily, or would otherwise be required to be, made pursuant to clause (b) above, together with copies of such financing statements;
provided that notwithstanding anything in this Agreement or the other Loan Documents to the contrary, to the extent that any security interest in the Collateral was not or could not be provided on the Closing Date, including the deliverables referred in Section 5.1.8(a) and Section 5.1.8(b) (other than (A) the creation and perfection of a security interest on the domestic assets acquired in the Transactions with respect to which a Lien may be perfected solely by the filing of a financing statement under the UCC in a central filing office (such as the office of a secretary of state); provided that it is understood that the actual filing of such financing statement shall be completed substantially concurrently with the Closing Date and shall not be a condition to funding under the Facilities on the Closing Date and (B) delivery of equity certificates of the Borrower and related undated instruments of transfer executed in blank), after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision or perfection of such security interest shall not constitute a condition precedent to the availability of the Loans and initial funding of the Facilities on the Closing Date under this Section 5.1.8 but shall instead be required to be delivered and/or perfected pursuant to Section 7.8.
Section 5.1.9    PATRIOT Act Disclosures. The Administrative Agent and each Lender shall have received at least five (5) Business Days prior to the Closing Date (or such later date as the Coordinating Lead Arrangers may reasonably agree), (a) with respect to the Sponsor and the Obligors, all PATRIOT Act Disclosures, and (b) with respect to the Obligors, a Beneficial Ownership Certification after giving effect to the Acquisition, to the extent either Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case of clauses (a) and (b) that has been reasonably requested by the Administrative Agent or any Lender in writing to the Borrower at least ten (10) days in advance of the Closing Date.
Section 5.1.10    Borrowing Request. The Administrative Agent shall have received a Borrowing Request from the Borrower prior to the Closing Date in accordance with Section 2.3.
Section 5.1.11    Acquisition. (a) The Acquisition shall have been consummated or be consummated substantially simultaneously with the making of the initial Credit Extensions and the Closing (as defined in the Purchase and Sale Agreement) shall have occurred, in each case, in all material respects in accordance with the terms of the Purchase and Sale Agreement without amendment, modification, or waiver thereof or consent thereunder that is materially adverse to the Lenders (in their capacity as such) without the consent of the Coordinating Lead Arrangers, which consent shall not be unreasonably withheld, delayed or conditioned.

(b)    The Equity Contribution shall have been made to the Borrower, or evidence thereof reasonably acceptable to the Administrative Agent has been provided that the Equity Contribution shall be made substantially concurrent with the initial Credit Extension on the Closing Date, in an amount no less than the Minimum Equity Contribution Amount (as such amount may be modified in accordance with this Section 5.1.11).
Section 5.1.12    Material Adverse Effect. Except as otherwise disclosed in Schedule 3.1(y) of the Purchase and Sale Agreement or as contemplated by the Purchase and Sale Agreement, since July 16, 2025, there has not been any Effect (as defined in the Purchase and Sale Agreement) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Purchase and Sale Agreement).
Section 5.1.13    Representations and Warranties. The Specified Purchase and Sale Agreement Representations and the representations and warranties set forth in Loan Documents shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) (provided that in the case of any such representations and warranties which expressly relate to a given date or period, such representation and warranty shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such respective date or respective period, as the case may be), in each case of any Specified Purchase and Sale Agreement Representation, only to the extent that the Borrower (or any of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate its obligations under the Purchase and Sale Agreement or to decline to consummate the Acquisition (in each case, in accordance with the terms thereof) as a result of a breach or inaccuracy of such Specified Purchase and Sale Agreement Representation.
Section 5.1.14    No Default. After giving effect to the Credit Extension to be made on the Closing Date, no Default or Event of Default shall have occurred and be continuing.
Section 5.1.15    [Reserved].
Section 5.1.16    Independent Consultants’ Deliverables. The Borrower shall have delivered to the Administrative Agent the third-party consultant reports specified in Schedule XII, together with a reliance letter from each such third-party consultant permitting the Agents and Lenders to rely on such report(s), unless addressed directly to the Administrative Agent and the Lenders.
Section 5.2    All Credit Extensions. The obligation of each Lender (or the Administrative Agent on its behalf) and each DSR LC Issuer to make any Credit Extension (including the Delayed Draw Term Loans), other than the initial Credit Extension on the Closing Date and the making of any DSR LC Loan pursuant to Section 2.6.2(b), shall be subject to the satisfaction of each of the conditions precedent set forth below.

Section 5.2.1    Compliance with Warranties, No Default, etc. Subject to Section 2.6.2(b), both immediately before and immediately after giving effect to any Credit Extension, the following statements shall be true and correct:
(a)    (x) to the extent the proceeds of such Credit Extension are to be used for the purposes set forth in Section 7.7(b)(i), the Specified Representations and Specified Purchase and Sale Agreement Representations are and (y) to the extent the proceeds will be used for any other purpose set forth in Section 7.7, the representations and warranties set forth in the Loan Documents are, in each case, true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects) with the same effect as if then made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); and
(b)    to the extent the proceeds of such Credit Extension are to be used for the purposes set forth in Section 7.7(b)(i) (other than to reimburse the Sponsor), no Event of Default has occurred and is continuing or will result from the making of the requested Credit Extension and, to the extent the proceeds will be used for any other purpose set forth in Section 7.7, no Default or Event of Default has occurred and is continuing or will result from the making of the requested Credit Extension.
Section 5.2.2    Credit Extension Request, etc. The Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a DSR Letter of Credit is being requested or extended or the Stated Amount thereof increased. The delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the benefits of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements required to be true and correct under Section 5.2.1 as a condition to such Credit Extension are true and correct in all material respects.
Section 5.2.3    Updated Financial Model. At least five (5) Business Days prior to the proposed date of a Credit Extension for a Delayed Draw Term Loan, the Borrower shall deliver to the Administrative Agent an updated Base Case Lender Financial Model updated by the Borrower solely to reflect revisions as are necessary to take into account changes with respect to (x) the interest rate included in the Base Case Lender Financial Model, (y) economic terms of the Tax Equity Documents solely for the Projects that have been acquired pursuant to Section 2.5 of the Purchase and Sale Agreement since the date of the last delivery of the Base Case Lender Financial Model, and (z) such other changes (including a revised amortization schedule, which shall replace Schedule III, and a revised commitment reduction schedule, which shall replace Schedule VIII) as the Borrower and the Administrative Agent may mutually agree and showing that (after giving pro forma effect to any reduction of the Delayed Draw Term Loan Commitments and any Credit Extensions to be made on such date), the total amount of Term Loans outstanding hereunder (after giving pro forma effect to any Credit Extensions to be made on such date) would satisfy the Debt Sizing Parameters (as determined by reference to such updated Base Case Lender Financial Model).
Section 5.2.4    Equity Contribution. With respect to any Borrowing of Delayed Draw Term Loans, evidence reasonably acceptable to the Administrative Agent has been provided that equity contributions have been made (or will be made concurrently with such Borrowing) to the Borrower in an amount no less than the Minimum Equity Contribution Amount, calculated pro forma immediately after giving effect to the Borrower’s incurrence of the Facilities on such date.
Section 5.3    Determinations Under Article V. For purposes of determining compliance with the conditions specified in Sections 5.1 or 5.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date or such other applicable date specifying its objection thereto and, to the extent applicable, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing; provided that, with respect to the making of any DSR LC Loan, all Lenders shall be bound by any amendment, modification or waiver of Section 5.2 consented to by the Required DSR LC Lenders, as applicable, with respect to any such Credit Extension after the Closing Date.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
In order to induce the Credit Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower, in respect of itself and where expressly noted below, the Pledgor and the other Borrower Companies, represents and warrants as set forth in this Article, on the Closing Date and on the other dates specified in Article V hereof:
Section 6.1    Organization, etc. Each of the Obligors (a) is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, (b) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect) and (c) has full power and authority (i) to enter into and perform its Obligations under each Loan Document and each other agreement or instrument contemplated thereby to which it is or will be a party, (ii) to own and hold under lease its property and (iii) to conduct its business substantially as currently conducted by it.

Section 6.2    Due Execution, Delivery and Authorization, Non-Contravention, etc. Each Obligor has duly executed and delivered each Loan Document to which it is a party that is required to be executed and delivered as of the date such representation is made. The execution, delivery and performance by each Obligor of each Loan Document and each other agreement consummating the Transactions executed or to be executed by it are in each case within each such Person’s powers, have been duly authorized by all necessary limited liability company action and do not:

Section 6.2.1    contravene (a) any Obligor’s Organic Documents, (b) any contractual restriction binding on or affecting the Obligors (other than any such contractual restriction that shall have been waived on or prior to the Closing Date), except where such contravention would not reasonably be expected to have a Material Adverse Effect, (c) any provision of any court decree or order binding on or affecting such Obligor, except where such contravention would not reasonably be expected to have a Material Adverse Effect or (d) subject to the receipt of any necessary authorizations or approvals from, the taking of any other necessary actions by, or the submission of any necessary notice to or filing with, Governmental Authorities in connection with the exercise of certain foreclosure remedies under the Loan Documents, any provision of any law or governmental regulation binding on or affecting any Obligor except where such contravention would not reasonably be expected to have a Material Adverse Effect; or
Section 6.2.2    result in, or require the creation or imposition of, any Lien on the Obligor’s properties or assets now owned or hereafter acquired by the applicable Obligor (except as permitted or required by this Agreement).
Section 6.3    Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority (other than those which have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required by any Obligor for the due execution, delivery or performance (including the valid granting of any security interest or the enforcement thereof) by any Obligor of any Loan Document to which it is a party, that, collectively or individually, the failure to obtain would reasonably be expected to have a Material Adverse Effect, except for (a) filings for the perfection of security interests which will not be made prior to the Closing Date but which will have been delivered to the Administrative Agent (or its agents) on the Closing Date for filing on the Closing Date and (b) authorizations, approvals, actions notices, and filings in connection with the exercise of certain remedies under the Loan Documents.

Section 6.4    Validity, etc. Each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms (except, in any case, as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, (c) implied covenants of good faith and fair dealing and (d) the need for filings and registrations necessary to create or perfect Liens on the Collateral granted by the Obligors in favor of the Secured Parties).

Section 6.5    Passive Holding Company. The Pledgor has not (a) engaged in any material operating or business activities; provided that the following and activities incidental thereto shall be permitted in any event: (i) its ownership of Capital Securities in the Borrower and activities incidental thereto, (ii) in connection with compensation and equity plans and related matters in respect of officers, managers, employees and directors of, and financial advisors affiliated with, the Borrower, (iii) equity issuances and repurchases permitted hereunder, (iv) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (v) the performance of its obligations with respect to the Loan Documents and any other Indebtedness permitted to be incurred hereunder, (vi) any public offering of its common stock or any other issuance or sale of its Capital Securities and, in each case, the redemption thereof, (vii) payment of Taxes, dividends, making contributions to the capital of the Borrower, extending Indebtedness to the Borrower or otherwise acting as a conduit for the transmissions of funds between any direct or indirect owner of the Pledgor and the Borrower and guaranteeing the obligations of the Borrower, (viii) participating in tax, accounting and other administrative matters or the making and filing of any reports required by Governmental Authority, (ix) holding any cash incidental to any activities permitted under this Section 6.5, (x) providing indemnification to officers, managers, and directors and (xi) any other activities incidental to the foregoing or customary for passive holding companies or (b) (i) incurred any Indebtedness or liabilities other than as permitted under the Loan Documents and other liability incidental to the conduct of its business as a holding company or (ii) suffered to exist any Liens on its property or assets securing Indebtedness for borrowed money other than as permitted under Section 8.3.

Section 6.6    No Material Adverse Effect. (a) As of the Closing Date, except as otherwise disclosed in Schedule 3.1(y) of the Purchase and Sale Agreement or as contemplated by the Purchase and Sale Agreement, since July 16, 2025, there has not been any Effect (as defined in the Purchase and Sale Agreement) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Purchase and Sale Agreement) and (b) as of any date occurring after the Closing Date, since the Closing Date, there has been no event or occurrence which has had and is continuing to have, or would reasonably be expected to result in, individually or in the aggregate, any Material Adverse Effect.

Section 6.7    Litigation. There is no pending or, to the Knowledge of any Obligor, threatened litigation, investigation, action or proceeding:

Section 6.7.1    to which the Borrower is party or any of its respective properties, businesses, assets or revenues are bound that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; or
Section 6.7.2    which purports to adversely affect the legality, validity or enforceability of any Loan Document or the Transactions.
Section 6.8    Subsidiaries.

Section 6.8.1    Item 6.8 of the Disclosure Schedule lists, as of the Closing Date, with respect to the Target, or to the Knowledge of the Borrower, with respect to the other Borrower Companies, (a) the state or jurisdiction of the Target’s organization and legal entity type, and to the Knowledge of the Borrower, any Borrower Company’s organization and legal entity type and (b) the percentage of interests of the Capital Securities of the Target owned by the Borrower and to the Knowledge of the Borrower, each other Borrower Company owned by its parent. The Capital Securities of the Target, and to the Knowledge of the Borrower, the Capital Securities of each other Borrower Company, have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Item 6.8 of the Disclosure Schedule as of the Closing Date or as set forth in the Tax Equity Documents, the Organic Documents of any Borrower Company or the Target LLCA, there is no existing option, warrant, call, right, commitment or other agreement to which the Target, or to the Knowledge of the Borrower, a Borrower Company is a party requiring, and there is no membership interest or other Capital Securities of the Target, or to the Knowledge of the Borrower, any other Borrower Company outstanding upon which conversion or exchange would require, the issuance by a Borrower Company of any additional membership interests or other Capital Securities of any Borrower Company or other Capital Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Securities of the Borrower Companies.
Section 6.8.2    (a) 100% of the Capital Securities in the Borrower are owned directly by the Pledgor and (b) the Borrower is the only direct Subsidiary of the Pledgor.
Section 6.9    Ownership of Properties.

The Pledgor has good title to the Capital Securities of the Borrower, subject to Permitted Liens. The Borrower (a) has good title to the Accounts held in its name and (b) shall, upon the consummation of the Acquisition, have good title to the Purchased Interests (as defined in the Purchase and Sale Agreement) subject to Permitted Liens.
Section 6.10    [Reserved].

Section 6.11    Taxes; Other Laws.

Section 6.11.1    Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower has filed, or caused to be filed, all U.S. federal and state, local and other Tax returns and reports required by law to have been filed by it (taking into account all permitted extensions) and all such Tax returns are true, complete and correct in all material respects. The Borrower has paid all Taxes shown to be due and owing on such Tax returns except (a) any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (b) to the extent failure to pay such amounts would not reasonably be expected to have a Material Adverse Effect.

Section 6.11.2    Except as set forth in the Tax Equity Documents or the Target LLCA, as of the Closing Date, the Borrower is not party to any agreement, the primary purpose of which is the sharing of Taxes (other than any such agreement that is a commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes) pursuant to which it may have an obligation to make any payments after the Closing Date and each Obligor is either a partnership or an entity disregarded as separate from its sole owner for U.S. federal income tax purposes.
Section 6.11.3    The Obligors have complied with all applicable laws, rules, regulations and orders (other than (a) any relating to the payment of Taxes which is covered in Section 6.11.1 and Section 6.11.2 above, (b) relating to Environmental Laws which is covered in Section 6.13 and (c) to the extent covered by Section 6.21), except to the extent such non-compliance, individually or in the aggregate, would not reasonably be expected to cause a Material Adverse Effect (with the exception of Sanctions, which has been complied with in all respects).
Section 6.12    Pension Plans.

Section 6.12.1    None of the Obligors sponsor, maintain or contribute to any Pension Plan or Multiemployer Plan.
Section 6.12.2    No ERISA Event has occurred, which individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
Section 6.13    Environmental Warranties. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

Section 6.13.1    the Borrower is in compliance with all Environmental Laws, including all Permits required thereunder;

Section 6.13.2    the Borrower has not received (i) any written notice from any Governmental Authority alleging that the Borrower is in violation of or failed to comply with any Environmental Law or (ii) any written notice, complaint or claim seeking to impose any Environmental Liability or threatening legal action under Environmental Laws against the Borrower;
Section 6.13.3    in the past five (5) years, the Borrower has not caused any Release of any Hazardous Material at any real property now owned or leased by the Borrower, and to the Knowledge of the Borrower, no Person has caused any Release of any Hazardous Material at any real property now owned or leased by the Borrower, that would reasonably be expected to result in an Environmental Liability of the Borrower;
Section 6.13.4    no real property owned or leased by the Borrower is listed or, to the Borrower’s Knowledge, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, or on any similar federal or state list of sites requiring investigation or clean up; and
Section 6.13.5    there are no, and, to the Borrower’s knowledge, have not been, underground storage tanks located on or under any real property now owned or leased by the Borrower, in each case as has given or would give rise to an Environmental Liability of the Borrower.
Section 6.14    Financial Statements; Accuracy of Information; Projections.

Section 6.14.1    Each of the financial statements prepared by the Borrower and delivered pursuant to Section 7.1.1 and Section 7.1.2 fairly present, in all material respects, the consolidated financial position, statement of operations, members’ equity and cash flows of the Borrower as at the respective dates thereof and for the period covered thereby. Such financial statements have been prepared in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and any year-end adjustments, none of which, alone or in the aggregate, are material in respect of the Borrower).
Section 6.14.2    All information (other than the Base Case Lender Financial Model and other projections (the “Projections”), any consultant reports and general economic information) concerning the Obligors, any Loan Document or any transaction contemplated hereby (including the Transactions) or otherwise which was furnished to any Credit Party by or on behalf of the Obligors or their representatives in connection with any Loan Document or any transaction contemplated hereby (including the Transactions), taken together as a whole with all other information with which such Credit Party has previously been furnished by or on behalf of the Obligors, was true, complete and correct in all material respects as of the date such information was furnished and as of the Closing Date, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make any information not materially misleading in light of the circumstances under which furnished; provided, however, that with respect to the Borrower Companies as of the Closing Date, the representation in this Section 6.14.2 shall be made solely as to the Borrower’s Knowledge.
Section 6.14.3    As of the Closing Date, the Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made and at the time so furnished; it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Obligors, that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material and that no assurance can be given that the Projections will be realized.
Section 6.14.4    As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 6.15    Regulations T, U and X; Investment Company Act.

Section 6.15.1    No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, Board Regulation T, U or Regulation X. Terms for which meanings are provided in Board Regulation T, U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.
Section 6.15.2    No Obligor is, and after giving effect to the transactions contemplated hereby, no Obligor will be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 6.16    Energy Regulatory Matters.

Section 6.16.1    Neither Borrower nor Pledgor is a “public utility” under the FPA, and each of the Borrower and the Pledgor either (a) is not a “holding company” under PUHCA or (b) is a “holding company” only with respect to one or more EWGs, and is not subject to, or is exempt from, regulation under the federal access to books and records provisions of PUHCA.

Section 6.16.2    None of the Borrower or the Pledgor is subject to regulation under the laws of any state as a “public utility,” an “electric utility,” an “electrical corporation,” a “holding company,” or similar terms, including laws governing the rates charged by, or the financial or organizational regulation of, public utilities, electric utilities, electrical corporations, transmission and distribution utilities or retail electric corporations.
Section 6.16.3    There are no pending, anticipated, or threatened complaints, investigations, audits, self-reports, enforcement actions, penalty assessments, show cause orders or similar proceedings (formal or informal, public or non-public) alleging (i) a violation by the Borrower of the FPA, PUHCA or any state public utility laws or regulations, or (ii) any failure by the Borrower to comply with or satisfy the requirements of the FPA, PUHCA or any state public utility laws or regulations, except in each case to the extent that such violation or failure to comply would not reasonably be expected to have a Material Adverse Effect.
Section 6.16.4    Except as may result from the exercise of remedies under the Loan Documents, none of the Credit Parties or any “affiliate” (as that term is defined in PUHCA) of any of the Credit Parties will, solely as a result of (i) the Transactions, (ii) the Borrower’s indirect ownership of the Projects, or (iii) the Project Companies’ sale or transmission of electricity from the Projects, be or become subject to regulation under the FPA, PUHCA or any state public utility laws and regulations.
Section 6.17    Solvency. The Borrower, on a consolidated basis with the other Borrower Companies, both before and after giving effect to the Transactions and any Credit Extension, is Solvent.

Section 6.18    Deposit Account and Security Accounts. The Borrower has no Deposit Accounts or Securities Accounts other than the Accounts and the Excluded Account or as otherwise permitted hereunder.

Section 6.19    Employees. The Borrower does not have, and has not ever had, any employees.

Section 6.20    Collateral.

(a)    The Security Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid first priority security interest in the Collateral (subject to Permitted Liens) securing the payment of the Obligations.
(b)    The security interest granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Documents in the Collateral consisting of personal property will be perfected (i) with respect to any property that can be perfected by filing, upon the filing of financing statements in the applicable filing office, (ii) with respect to any property that can be perfected by control, upon execution of the applicable Control Agreement, and (iii) with respect to property (if any) that can be perfected by possession, upon the Collateral Agent receiving possession thereof, and in each case such security interest will be superior and prior to the rights of all third parties now existing or hereafter arising whether by way of Lien, assignment or otherwise, other than with respect to Permitted Liens.
Section 6.21    Sanctions; Corrupt Practices Laws; Anti-Money Laundering Laws.

Section 6.21.1    Each of the Pledgor and the Borrower and their respective directors, officers, employees and, to the Borrower’s Knowledge, agents is, in compliance in all material respects with Anti-Money Laundering Laws and Corrupt Practices Laws.

Section 6.21.2    Neither Pledgor nor Borrower nor any of their respective directors, officers, employees and, to the Borrower’s Knowledge, agents (in such capacities) have, in the past year, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any Person for the purpose of (i) influencing any official act or decision of government official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a Governmental Authority, or (iii) securing any improper business advantage in violation of any applicable Corrupt Practices Law.
Section 6.21.3    Neither Pledgor nor Borrower nor any of their respective directors, officers, employees and, to the Borrower’s Knowledge, agents is engaged in any dealings or transactions with, or for the benefit of, any Sanctioned Person on with or in any Sanctioned Jurisdiction, in violation of applicable Sanctions.
Section 6.21.4    Neither Pledgor nor Borrower nor any of their respective directors, officers, employees and, to the Borrower’s Knowledge, agents, in their capacities as such or in relation to work undertaken on behalf of such Obligor is, the subject of any voluntary disclosure, prosecution, or investigation or other enforcement action or, to the Borrower’s Knowledge, any pending or threatened related to any alleged violations of Corrupt Practices Laws or Sanctions.
Section 6.21.5    Neither Pledgor nor Borrower nor any of their respective employees, directors, or officers or, to the Borrower’s Knowledge, agents or Affiliates, (i) is a Sanctioned Person, (ii) is transacting any business with or for the benefit of any Sanctioned Person or in any Sanctioned Jurisdiction, in either case in violation of Sanctions, nor (iii) is otherwise in violation of applicable Sanctions.
Section 6.22    Business Purpose. The Borrower has not conducted any material business other than the business contemplated by the Purchase and Sale Agreement, the Target LLCA, the Loan Documents and the Tax Equity Documents.

Section 6.23    No Default. No Default or Event of Default has occurred and is continuing.

ARTICLE VII

AFFIRMATIVE COVENANTS
The Borrower (and solely where expressly provided below, the Pledgor) covenants and agrees with each Lender, each DSR LC Issuer and the Administrative Agent that, until the Termination Date has occurred, it will:
Section 7.1    Financial Information, Reports, etc.

Section 7.1.1    No later than the later of (a) one hundred and fifty (150) days (or one hundred and eighty (180) days with respect to the fiscal year ending December 31, 2025) after the end of each Fiscal Year and (b) sixty (60) days after the annual audited financial statements of the Target required to be delivered pursuant to Section 7.4(b) of the Target LLCA are actually delivered to the Borrower, commencing with the Fiscal Year ending December 31, 2025, deliver to the Administrative Agent copies of a balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower as of the close of such Fiscal Year and the results of its operations during such Fiscal Year and setting forth in comparative form, commencing with the Fiscal Year ending December 31, 2026, the corresponding figures for the prior Fiscal Year, all audited by an

Acceptable Accountant accompanied by an opinion of such Acceptable Accountant (which shall not be qualified in any material respect (other than resulting from (x) the impending maturity of any Indebtedness or (y) any actual or prospective breach of any financial covenant contained in any Indebtedness)) to the effect that such financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower in accordance with GAAP;
Section 7.1.2    No later than the later of (a) seventy five (75) days (or ninety (90) days with respect to the fiscal quarter ending September 30, 2025) after the end of each fiscal quarter and (b) thirty (30) days after the unaudited quarterly financial statements of the Target required to be delivered pursuant to Section 7.4(a) of the Target LLCA are actually delivered to the Borrower, commencing with the fiscal quarter ending September 30, 2025, deliver to the Administrative Agent a copy of an unaudited balance sheet and related unaudited statements of operations and cash flows showing the financial position of the Borrower as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by an Authorized Financial Officer of the Borrower, on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations of the Borrower in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);
Section 7.1.3    No later than thirty (30) days after the Annual Budget (as defined in the Target LLCA) of the Target or any other report required to be delivered pursuant to Sections 7.1(a)(i) and (ii) of the Target LLCA are actually delivered to the Borrower, deliver copies thereof to the Administrative Agent;
Section 7.1.4    Promptly, from time to time, deliver such other information regarding the operations, business affairs and financial condition of the Borrower and, to the extent available to the Borrower, the other Borrower Companies, or compliance with the terms of any Loan Document the Administrative Agent (on behalf of any Lender) may reasonably request to the extent such information is received by the Borrower in accordance with the Target LLCA; and
Section 7.1.5    Together with each delivery of financial statements pursuant to Section 7.1.1 and Section 7.1.2, deliver a duly executed and completed Compliance Certificate.
Section 7.2    Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and in any event in the case of Section 7.2.1 below, within five (5) Business Days) after, in respect of Section 7.2.1, Section 7.2.2, and Section 7.2.5, any Authorized Officer of the Borrower obtains actual Knowledge thereof (or in the case of Section 7.2.3 or Section 7.2.4, to the extent notice is received by the Borrower in respect of such occurrence):

Section 7.2.1    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto (it being acknowledged and agreed that if the underlying Default or Event of Default is cured, any failure to send a notice (whether timely or untimely) pursuant to this Section 7.2.1 shall also be deemed to be cured);
Section 7.2.2    the filing or commencement of or any written threat or written notice of intention of any Person to file or commence any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration against any Obligor or, to the extent received by the Borrower, any other Borrower Company, in each case, which would reasonably be expected to result in a Material Adverse Effect;

Section 7.2.3    the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect;
Section 7.2.4    any loss of a material Permit of a Project Company affecting the Projects that would reasonably be expected to have a Material Adverse Effect; and
Section 7.2.5    any other event that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 7.3    Maintenance of Existence; Maintenance of Properties; Compliance with Laws, Maintenance of Permits, etc.

Section 7.3.1    Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the Borrower’s and the Pledgor’s legal existence, except as otherwise permitted under Section 8.7.
Section 7.3.2    Do or cause to be done all things necessary to (i) in the Borrower’s reasonable business judgment, obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement) in each case in this Section 7.3.2 except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 7.3.3    Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that, this Section 7.3 shall not apply to Environmental Laws, which are the subject of Section 7.6, to laws related to Taxes, which are the subject of Section 7.11 and to Anti-Money Laundering Laws, Sanctions and Corrupt Practices Laws, which are the subject of Section 7.14.
Section 7.3.4    Comply with all Permits issued to or held in the Borrower’s name except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 7.4    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower) as are customarily carried under similar circumstances by such other Persons.

Section 7.5    Books and Records; Inspection. Maintain all financial records in accordance with GAAP and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender (at such Lender’s own expense), to visit and visually inspect the financial records and the properties of the Borrower at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender (at such Lender’s own expense), upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower with the officers thereof, or the general partner, managing member or sole member thereof, and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract, or attorney-client or similar privilege); provided that, absent the occurrence and continuation of an Event of Default, the Administrative Agent and its designees shall be entitled to only one (1) visit during any calendar year, at the Borrower’s reasonable expense.

Section 7.6    Environmental Laws. Comply with all Environmental Laws applicable to its business, operations and properties; obtain and maintain all material authorizations, registrations and licenses and permits required pursuant to Environmental Laws for its business, operations and properties; and perform any investigation, remedial action or cleanup to the extent required under Environmental Laws, except in each case with respect to this Section 7.6, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.7    Use of Proceeds. Use (a) the proceeds of the Initial Term Loans on the Closing Date to consummate the Acquisition, to pay transaction costs, fees and expenses incurred in connection therewith and in connection with the Transactions, (b) the proceeds of the Delayed Draw Term Loans after the Closing Date, (i) together with the equity contributions made by the Sponsor to the Borrower, to finance, and to reimburse the Sponsor for, the acquisition of Post-Closing Projects in connection with the Acquisition and to pay related transaction costs and (ii) and for general corporate purposes of the Borrower and its Subsidiaries, (d) the DSR Letters of Credit to support contractual obligations of the Borrower in respect of the Minimum Debt Service Reserve Amount and (e) the DSR LC Loans solely for reimbursement of draws on DSR Letters of Credit.

Section 7.8    Security, Further Assurances, etc.

Section 7.8.1    Take all such further actions (including the filing and recording of financing statements and other documents and recordings of Liens in stock registries, as applicable), that may be required under any applicable law that the Collateral Agent may reasonably request, to cause the Collateral Requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
Section 7.8.2    Furnish to the Collateral Agent prompt written notice of any change (a) in any Obligor’s corporate or organization name, (b) in any Obligor’s identity or organizational structure, (c) in any Obligor’s organizational identification number or (d) in any Obligor’s principal place of business or location (as defined in Section 9-307 of the UCC); provided no Obligor shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties.
Section 7.9    Maintenance of Corporate Separateness. (a) Maintain entity records and books of account separate from those of any of its Affiliates, (b) not commingle its funds or assets with those of any Affiliate thereof (other than in accordance with the Loan Documents), (c) provide that its business will be managed exclusively by its duly authorized manager (or other analogous duly authorized governing body), (d) conduct its business solely in its own name, in a manner not misleading to other Persons as to its identity (including, without limiting the generality of the foregoing, all oral or written communications (if any), including invoices, letters, purchase orders, contracts and statements), and particularly will avoid the appearance of conducting business on behalf of any other entity or that its assets or the assets of any entity are available to pay the creditors of such other entity and (e) maintain an arm’s length relationship with all entities.

Section 7.10    Accounts. On or before the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), (a) establish and maintain the Accounts and use and apply the funds therein, in each case pursuant to Section 2.8 and any Control Agreements and (b) enter into Control Agreements with respect to each of the Accounts.

Section 7.11    Taxes. Pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property or assets as the same shall become due and payable; provided, however, that such payment and discharge shall not be required with respect to any such Tax to the extent (a) the validity or amount thereof is being or shall be contested in good faith by appropriate proceedings, and the Borrower shall have set aside on their books reserves in accordance with GAAP with respect thereto or (b) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 7.12    Interest Rate Hedge Agreements.

(a)    No later than fifteen (15) Business Days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), enter into and thereafter maintain one or more Interest Rate Hedge Agreements, covering a notional amount of not less than 75% (and not more than 110%) of the projected outstanding principal amount of the Initial Term Loans for the Term Loan Notional Amortization Period (as determined based on the Base Case Lender Financial Model).
(b)    Not later than ten (10) Business Days after a Delayed Draw Funding Date (or such later date as the Administrative Agent may agree in its reasonable discretion) enter into and thereafter maintain one or more Interest Rate Hedge Agreements, to the extent necessary to cover a notional amount of not less than 75% (and not more than 110%) of the outstanding principal amount of the Term Loans for the Term Loan Notional Amortization Period (as determined based on the updated Base Case Lender Financial Model).
(c)    In the event of any prepayment of Term Loans under this Agreement, such prepayment shall be accompanied by a concurrent reduction by the Borrower of the notional amount of the Interest Rate Hedge Agreements (including the payment of any Hedging Obligations that become due and payable thereunder as a result thereof) then in effect, pro rata, to the extent that such a reduction is necessary such that, after such prepayment, the notional amount of all Interest Rate Hedge Agreements do not cover a notional amount of more than 110% of the outstanding principal amount of the Term Loans.
Section 7.13    Tax Status. The Borrower will remain for U.S. federal income Tax purposes as either a “disregarded entity” within the meaning of Treasury Regulations section 301.7701-3 or a partnership that is not treated as a publicly traded partnership under section 7704 of the Code.

Section 7.14    Anti-Money Laundering Laws; Sanctions; Corrupt Practices Laws.

Section 7.14.1    With respect to each Obligor, comply in all respects with the requirements of all applicable Anti-Money Laundering Laws, and in all respects with the requirements of all applicable Corrupt Practices Laws and all applicable Sanctions; and
Section 7.14.2    Promptly provide to the Administrative Agent any information with respect to the Obligors as is reasonably requested by the Administrative Agent or any Lender (which request shall be made through the Administrative Agent), including information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable Anti-Money Laundering Laws, including the “know your customer” requirements of the PATRIOT Act, or applicable Corrupt Practices Laws.
ARTICLE VIII

NEGATIVE COVENANTS
The Borrower (and solely where expressly provided below, the Pledgor) covenants and agrees with each Lender, each DSR LC Issuer and the Administrative Agent that, until the Termination Date has occurred, it will not:
Section 8.1    Business Activities; Subsidiaries; Joint Ventures.

Section 8.1.1    Engage in any business or activity other than (a) consummation of the Transactions and the ownership of all outstanding Capital Securities held by the Borrower in the Target, (b) the maintenance of its existence as a limited liability company, (c) the execution and delivery of the Target LLCA, the Purchase and Sale Agreement and the Loan Documents to which it is a party and, in each case, the performance of its obligations thereunder, (d) activities permitted under the Loan Documents and (e) activities incidental to the activities described in clauses (a) through (c) of this Section 8.1.1.
Section 8.1.2    Have any Subsidiaries other than the Target, enter into any joint venture other than with respect to the Target, or execute a binding agreement to become a general or limited partner in any partnership or a member in any limited liability company (other than as contemplated by the Target LLCA). The Pledgor shall not have any Subsidiaries other than the Borrower, or enter into any joint venture or execute a binding agreement to become a general or limited partner in any partnership or a member in any limited liability company (other than as contemplated by the Organic Documents of the Borrower on the Closing Date).
Section 8.2    Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

Section 8.2.1    Indebtedness created hereunder and under the other Loan Documents;
Section 8.2.2    Excepted Debt;
Section 8.2.3    Subordinated Indebtedness; and
Section 8.2.4    Indebtedness not otherwise permitted under this Section 8.2, in an aggregate principal amount at any time outstanding not to exceed (together with any other Borrower’s Indebtedness incurred and outstanding as permitted pursuant to this Section 8.2.4) $7,500,000.

Section 8.3    Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication) the following (collectively, “Permitted Liens”):

Section 8.3.1    Liens on property or assets of the Borrower existing on the Closing Date as set forth in Schedule X; provided that such Liens shall secure only those obligations that they secure on the Closing Date;
Section 8.3.2    Liens in favor of the Collateral Agent created under the Loan Documents (including for the benefit of the Secured Interest Rate Hedge Providers);
Section 8.3.3    Excepted Liens;
Section 8.3.4    [Reserved];
Section 8.3.5    Liens on assets owned by the Borrower not otherwise permitted under this Section 8.3 securing obligations incurred by the Borrower in an aggregate amount not to exceed (together with any other Borrower’s Liens incurred and outstanding as permitted pursuant to this Section 8.3.5), $7,500,000;
Section 8.3.6    [Reserved]; and
Section 8.3.7    extensions, renewals and replacements of any of the foregoing Liens to the extent and for so long as the Indebtedness or other obligations secured thereby remain outstanding.
Section 8.4    Investments. Purchase, acquire or make any Investments, except:

Section 8.4.1    Investments existing on the Closing Date as set forth in Schedule XI;
Section 8.4.2    Investments consisting of Cash and Cash Equivalent Investments;
Section 8.4.3    Investments made with (i) Other Proceeds reinvested pursuant to the reinvestment provisions in Section 3.1.1(f) and (ii) amounts on deposit in an Excluded Account;
Section 8.4.4    Investments resulting from pledges and deposits referred to in clause (c) and clause (d) of the definition of Excepted Liens;
Section 8.4.5    Investments arising out of the receipt by the Borrower of promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 8.6:
Section 8.4.6    Investments in or any capital contributions by the Borrower to the Target, in each case, funded by equity contributions to the Borrower or amounts on deposit in an Excluded Account; provided that nothing herein shall limit the Borrower’s ability to permit the Target to apply any such contributions and other funds as directed by the Managing Member (as defined in the Target LLCA) or management of the Target;
Section 8.4.7    the Transactions;

Section 8.4.8    Investments (including debt obligations and Capital Securities) received upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
Section 8.4.9    to the extent constituting an Investment, transactions otherwise permitted by Section 8.2, 8.3 or 8.5 or 8.6; and
Section 8.4.10    other Investments not to exceed an aggregate of (together with any other Borrower’s outstanding Investments made as permitted pursuant to this Section 8.4.10), $7,500,000.
Section 8.5    Restricted Payments, etc. Directly or indirectly make or declare any Restricted Payment to the Pledgor or any Affiliate of the Borrower, except:

Section 8.5.1    Restricted Payments at any time with amounts deposited in, or credited to, an Excluded Account;
Section 8.5.2    Restricted Payments at any time with the proceeds of the Delayed Draw Term Loans; provided that, after giving effect to such Restricted Payment, the aggregate amount of unreimbursed equity contributions made to the Borrower is not less than the Minimum Equity Contribution Amount; and
Section 8.5.3    Restricted Payments that are Permitted Tax Distributions to the extent permitted under Section 2.8.2(i).
Section 8.6    Consolidation, Merger; Sale of Assets and Acquisitions. Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, divide, or sell, transfer, lease, assign or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or purchase or otherwise acquire (in one transaction or a series of related transactions) all or any substantial part of the assets of any other Person, except:

Section 8.6.1    Target Equity Dispositions; provided that (i) the terms of such Target Equity Disposition are no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction and for fair market value and cash consideration, (ii) the voting and consent rights of the Borrower under the Target LLCA are not affected in any manner that is materially adverse to the interests of the Lenders (in their capacities as Lenders), (iii) the Borrower shall comply with Section 3.1.1(g) with respect to the application of Net Disposition Proceeds therefrom and (iv) no Event of Default shall have occurred and is continuing, or would occur therefrom;
Section 8.6.2    [reserved];
Section 8.6.3    Investments permitted by Section 8.4, Liens permitted by Section 8.3 and Restricted Payments permitted by Section 8.5;
Section 8.6.4    the Borrower may consummate the Acquisition, the related transactions contemplated by the Purchase and Sale Agreement and the Transactions;
Section 8.6.5    issuances of common Capital Securities by the Borrower to the Pledgor (so long as all such common Capital Securities are subject to the Liens granted under the Security Documents in accordance with the terms of the Collateral Requirement);

Section 8.6.6    without limiting Section 7.12, the unwinding of any Interest Rate Hedge Agreement;
Section 8.6.7    Disposition of Excluded Accounts and Cash and Cash Equivalent Investments therein;
Section 8.6.8    Dispositions of assets with respect to which mandatory prepayments are made in accordance with Section 3.1.1(e) and (f);
Section 8.6.9    Dispositions of assets whose fair market value in aggregate for all such Dispositions as determined at the time of each such Disposition does not exceed (together with any other Borrower’s Dispositions made as permitted pursuant to this Section 8.6.8), $7,500,000; and
Section 8.6.10    liquidations, use of or Dispositions, in each case, of cash and Cash Equivalent Investments in accordance with Section 2.8 and any Control Agreement.
Section 8.7    Modification of Organic Documents. With respect to either Obligor, consent to any amendment, supplement, waiver or other modification of its Organic Documents that would materially and adversely affect the Secured Parties.

Section 8.8    Transactions with Affiliates.

Section 8.8.1    Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (a) otherwise permitted (or required) under this Agreement or (b) upon terms no less favorable to the Borrower, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.
Section 8.8.2    The foregoing Section 8.8.1 shall not prohibit, to the extent otherwise permitted under this Agreement:
(a)    transactions pursuant to permitted agreements in existence on the Closing Date or any amendment, restatement, waiver, supplement, or other modification thereto to the extent such amendment, restatement, waiver, supplement, or other modification thereto is not adverse to the Lenders in any material respect,
(b)    transactions otherwise permitted under Section 8.5 and Section 8.6, and
(c)    any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate.
Section 8.9    Accounting Changes. Make or permit any change in its accounting policies or reporting practices, except as required by GAAP or applicable law or change its Fiscal Year.

Section 8.10    Speculative Transactions. Enter into any Interest Rate Hedge Agreement, other than any Interest Rate Hedge Agreement in accordance with Section 7.12 and not for speculative purposes.

Section 8.11    Anti-Money Laundering Laws; Sanctions; Corrupt Practices Law. Directly or knowingly indirectly use any Loan or the proceeds of the Loans:

Section 8.11.1    in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person participating in any Loans in violation of the FCPA, any other applicable Corrupt Practices Laws; or
Section 8.11.2 to lend, contribute, provide or otherwise make available to fund any activity or business of or with any Sanctioned Persons, or in any Sanctioned Jurisdiction, in either case in violation of any applicable Sanctions or in any other manner that would give rise to a violation of any applicable Anti-Money Laundering Laws or Sanctions by any party to this Agreement.
Section 8.12    Sales and Lease-Backs. Except as otherwise permitted under Section 8.6, sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

Section 8.13    Margin Regulations. Directly or indirectly apply any part of the proceeds of any Loan or Revenue to the purchasing or carrying of any margin stock within the meaning of Regulations T, U or X, or any regulations, interpretations or rulings thereunder.

Section 8.14    Accounts. Establish or maintain any Deposit Account or Securities Account, other than (a) the Accounts, (b) one or more LC Cash Collateral Accounts, or (c) the Excluded Accounts.

Section 8.15    Governance.

Section 8.15.1    To the extent that the Borrower has consent rights with respect to actions of the Company under the provisions of Section 8.3 the Target LLCA as set forth in any of the following paragraphs (terms used in this Section 8.15 having the meanings assigned to them in the Target LLCA (and to the extent not defined therein, as defined in this Agreement) and such provisions of Section 8.3 of the Target LLCA referenced in this Section 8.15, collectively, the “Specified NCR Provisions”), the Borrower will not grant such consent, in each case, without having first obtained the consent of the Required Lenders, which consent (i) shall not be unreasonably withheld, conditioned or delayed and (ii) in addition to any limitations, exceptions and qualifications set forth below, shall be limited and qualified, and subject to exceptions, to the same extent that the Borrower’s consent right is limited, qualified, and subject to exceptions, under the Target LLCA (it being understood, for the avoidance of doubt, that (i) for so long as the Borrower ceases to have a consent right under any of the Specified NCR Provisions, during such time, the consent rights of the Required Lenders set forth herein shall cease to the same extent and (ii) actions taken pursuant to Section 4.8 of the Purchase and Sale Agreement shall not constitute items requiring consent under this Section 8.15.1) (capitalized terms used in this Section 8.15.1 but not otherwise defined herein shall have the respective meanings set forth in the Target LLCA):
(a)    permit the Company or any Company Subsidiary to (i) enter into any agreement that would constitute a Material Contract if such agreement were in effect as of the date of this Agreement (provided, that the foregoing clause (i) shall not apply to (and the consent of the Required Lenders shall not be required with respect to) (A) any Tax Equity Documents or Tax Credit Monetization Document that is in respect of the Post-Closing Projects or (B) the JVCo LC Facility or (C) any Affiliate Contract, which is governed under clause (b) below), or (ii) cancel, suspend, terminate, amend in any material respect, waive any rights or obligations under, or grant any material consent under, any Material Contract, other than (w) Affiliate Contracts, which are governed by clause (b) below, (x) with respect to the JVCo LC Facility, (y) amendments to any Tax Equity Document, Tax Credit Monetization Document or Key Real Property Agreement in a manner that does not adversely affect the Borrower in any material respect or (z) any construction Contract if such amendment does not cause a material change to the warranty thereunder or increase the Project costs for which the Borrower would be responsible, reduce the scope of work or the scope or terms of any testing or negatively impact the warranties thereunder, in each case pursuant to clause (c) and clause (q) of the definition of “Major Decisions” of the Target LLCA; provided that the foregoing clauses (i) and (ii) shall not apply to any action (A) that is taken in the ordinary course of business, (B) to the extent such action, event or transaction could not reasonably be expected to be result in a Material Adverse Effect, (C) that is taken in a manner as would not, on a pro forma basis, reduce the amount of distributions to the Borrower if and when required to be made pursuant to Section 6.1 of the Target LLCA, as compared to the amount of Distributable Cash available if such action had not been taken, (D) renewing or replacing any Material Contract covering or relating to any sale, lease or other disposition permitted pursuant to Section 8.15(c) with respect to any Project Company, (E) taking any action described in clause (c) of the definition of “Major Decisions” if such action is required by any Governmental Authority or under Applicable Law, (F) the replacement of (x) any permit or (y) any Project Credit Support with other Project Credit Support, (G) the enforcement of the terms of Contracts with suppliers or offtakers, including settlement and reconciliation of liquidated damage claims with turbine vendors and declarations of final completion under any engineering procurement and construction agreement entered into by any Project Company with respect to a Project or (H) entrance into any Material Contracts related to the Flatland Project Augmentation as specified in Section 8.3(e) of the Target LLCA and considered an Excluded Liability).
(b)    permit the Company or any Company Subsidiary to enter into, cancel, suspend, terminate, amend, assign, waive any rights or obligations under, any Affiliate Contract (other than any of the Transaction Documents), in each case, other than (i) transactions entered into pursuant to any of the Transaction Documents, (ii) any extension, cancellation, suspension or termination in accordance with the terms of any such Affiliate Contract, (iii) any Affiliate Contract that is on an arm’s length basis generally consistent with market standards, within the Annual Budget and consistent with the Prudent Operator Standard or (iv) to the extent such action, omission, event or transaction is (x) taken in the ordinary course of business or (y) would not reasonably be expected to result in a Material Adverse Effect, in each case pursuant to clause (l) of the definition of “Fundamental Decisions” of the Target LLCA;
(c)    cause any dispositions of greater than 250MWac in any single transaction and greater than 500MWac in the aggregate, in each case under clause (a) of the definition of “Major Decisions” of the Target LLCA;
(d)    permit the Company or any Company Subsidiary to cause or direct the applicable Project Company to take any action within its control that would reasonably be expected to cause such Project Company to fail to maintain its status as an Exempt Wholesale Generator or cease to hold MBR Authority, in each case pursuant to clause (b) of the definition of “Fundamental Decisions” of the Target LLCA;
(e)    permit the Company or any Company Subsidiary to enter into any acquisition of all or a majority of the assets of another Person having a fair market value in excess of $10,000,000, other than (i) to the extent necessary to comply with the Company’s or any Company Subsidiary’s obligations under any applicable Tax Equity Documents or Tax Credit Monetization Documents, (ii) the contribution or other transfer of any Project Company or Development Ventures Entity and its direct and indirect subsidiaries to the Company or (iii) pursuant to any Material Contract, in each case pursuant to clause (c) of the definition of “Fundamental Decisions” of the Target LLCA, to the extent such acquisition could reasonably be expected to be material and adverse to the interests of the Lenders;
(f)    permit the Company or any Company Subsidiary to incur or guaranty for any Indebtedness for borrowed money (whether secured or unsecured), or to incur any Liens on any material property or asset of the Company or any Company Subsidiary, in each case, in excess of $10,000,000, other than (i) Liens arising in the Ordinary Course of Business in connection with actions otherwise permitted or approved under the Target LLCA or by operation of law or Liens which would not otherwise be expected to result in a Material Adverse Effect, (ii) Permitted Liens (as defined in the Target LLCA), (iii) Working Capital Loans pursuant to the Target LLCA, (iv) Emergency Member Loans pursuant to the Target LLCA, (v) the Tax Equity Documents, (vi) the JVCo LC Facility, (vii) replacement of credit support provided by EDP Member or its Affiliates on behalf of the Company or its Subsidiaries, (viii) Liens granted to a Subsidiary of the Company, (ix) Liens pursuant to Indebtedness permitted hereunder, (x) Liens on the property or assets of the Company and Company Subsidiaries existing on the Closing Date, and (xi) extensions, renewals, replacements of any of the foregoing Liens, as applicable, to the extent and for so long as the Indebtedness or other obligations secured thereby remain outstanding, in each case pursuant to clauses (f) and (k) of the definition of “Major Decisions” of the Target LLCA;
(g)    (i) permit any merger, amalgamation or consolidation of the Company or any Company Subsidiary, (ii) causing the Company or any Company Subsidiary to enter into a joint venture with or to acquire all or substantially all the assets from or the stock of any Person other than in respect of any Tax Equity Documents or Tax Credit Monetization Documents entered into in accordance with the Target LLCA, in the case of each of (i) and (ii) other than to the extent such action, event or transaction is less than $25,000,000, (iii) changing the Company’s or any Company Subsidiary’s legal form (other than in the ordinary course of business in accordance with the applicable Company Subsidiary’s limited liability company agreement), or (iv) recapitalizing the Company or any Company Subsidiary (other than in accordance with the Target LLCA or the applicable Company Subsidiary’s limited liability company agreement, as applicable), in each case, to the extent such action, matter, event or transaction would reasonably be expected result in a Material Adverse Effect, in each case pursuant to clause (c) of the definition of “Fundamental Decisions” of the Target LLCA;
(h)    admit any additional member to the Company or any Company Subsidiary (other than as expressly permitted under the Target LLCA or as required under any applicable Tax Equity Documents) to the extent such action would reasonably be expected to result in a Material Adverse Effect, in each case pursuant to clause (e) of the definition of “Fundamental Decisions” of the Target LLCA;
(i)    amend, amend and restate, supplement or otherwise modify, or cancel the organizational documents (including any operating agreement or similar agreement) of the Company or any Company Subsidiary, other than, with respect to any Company Subsidiary, as reasonably required to consummate the transactions contemplated by Section 4.8 of the Purchase and Sale Agreement, in each case under Section 12.2 of the Target LLCA, clause (k) of the definition of “Fundamental Decisions” and clause (l) of the definition of “Major Decisions” of the Target LLCA, to the extent such action would reasonably be expected to result in a Material Adverse Effect;
(j)    (i) permit the Company or any Company Subsidiary to take or file any action or institute any proceedings in bankruptcy or consent to any such filing or proceeding or (ii) liquidating, winding-up or dissolving the Company or any Company Subsidiary, in each case under clause (g) or clause (i) of the definition of “Fundamental Decisions” of the Target LLCA, and, in each case of clauses

(i) and (ii), in the case of Company Subsidiaries, to the extent such action, matter, event or transaction could reasonably be expected to result in a Material Adverse Effect;
(k)    permit the Company or any Company Subsidiary to engage in any action that would cause the Company or any Company Subsidiary to engage in any business or activity that is not within the Business Purpose or changing such purpose, in each case under clause (b) of the definition of “Fundamental Decisions” of the Target LLCA;
(l)    permit the Company to issue, sell, redeem or transfer any Equity Interests of the Company or other Equity Interests of any Company Subsidiary, in each case, except as expressly provided for in the Target LLCA, or the Tax Equity Documents or Tax Credit Monetization Documents, in each case under clause (d) of the definition of “Fundamental Decisions” of the Target LLCA, to the extent such action, event or transaction would not reasonably be expected to result in a Material Adverse Effect;
(m)    permit the Company or any Company Subsidiary to make any distribution to any Member or member of such Company Subsidiary, as applicable, except as specified in or otherwise permitted under the Target LLCA, in each case to the extent such action, matter, event or transaction would reasonably be expected to be material and adverse to the interests of the Lenders, in each case under clause (a) of the definition of “Fundamental Decisions” of the Target LLCA;
(n)    permit the Company or any Company Subsidiary to incur capital expenditures above (x) $30,000,000 individually or (y) $60,000,000 in the aggregate during any calendar year, solely to the extent that (i) such capital expenditure is funded with cash that would otherwise be Distributable Cash under the Target LLCA and (ii) taking into account the pro forma effect of such capital expenditure, Borrower would be unable to make any scheduled payments of interest, commitment fees, letter of credit fees and scheduled principal amortization payable in respect of the Obligations which the Borrower would otherwise be able to make; provided that capital expenditures shall be permitted to be made as required by Applicable Law or as necessary to prevent or mitigate an Emergency, in each case under clause (b) of the definition of “Major Decisions” of the Target LLCA;
(o)    take any voluntary action to cause the Company or any Company Subsidiary to abandon any Project, in each case under clause (p) of the definition of “Major Decisions” of the Target LLCA, and in the case of Company Subsidiaries, to the extent such action, matter, event or transaction could reasonably be expected to result in a Material Adverse Effect;
(p)    subject to the Tax Equity Documents, change the Company’s tax treatment as a partnership or the treatment of any Company Subsidiary as a partnership or disregarded entity, as applicable, in each case, for U.S. federal income Tax purposes, in each case pursuant to clause (h) of the definition of “Fundamental Decisions” of the Target LLCA, to the extent such action, matter, event or transaction would reasonably be expected to result in a Material Adverse Effect.
Section 8.15.2    The Borrower shall not consent to any amendments, terminations, modifications or waivers to (i) the Specified NCR Provisions in any manner that is material and adverse to the interests of the Lenders when taken as a whole or (ii) any other provision of the Target LLCA that could reasonably be expected to result in a Material Adverse Effect, in each case, without the prior consent of the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE IX

EVENTS OF DEFAULT
Section 9.1    Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default.”

Section 9.1.1    Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of:
(a)    any principal of any Loan or any premium payable thereon, if any, or any Reimbursement Obligation;
(b)    interest on any Loan and such default shall continue unremedied for a period of five (5) Business Days after such amount was due; or
(c)    any fee due under any Loan Document or any other monetary Obligation and such default shall continue unremedied for a period of ten (10) Business Days after such amount was due.
Section 9.1.2    Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V, but excluding any Secured Interest Rate Hedge Agreements) is or shall be incorrect when made or deemed to have been made in any material respect; provided, however, that, other than with respect to any representation and warranty set forth in Section 6.21, if (a) the fact, event or circumstance resulting in such false or incorrect representation or warranty is capable of being cured, corrected or otherwise remedied, and (b) such fact, event or circumstance resulting in such false or incorrect representation or warranty shall have been cured, corrected or otherwise remedied within thirty (30) days (or if such incorrect representation or warranty is not susceptible to cure within thirty (30) days, and such Obligor is proceeding with diligence and in good faith to cure such default and such default is susceptible to cure, and such fact, event or circumstance could not reasonably be expected to result in a Material Adverse Effect, such thirty (30) day period shall be extended as may be necessary to cure such incorrect representation or warranty, such extended period not to exceed ninety (90) days in the aggregate (inclusive of the original thirty (30) day period)), in any case, after the earlier to occur of (a) written notice thereof having been given to the Borrower by the Administrative Agent or (b) the date an Authorized Officer of the Borrower or any Obligor obtains Knowledge thereof.
Section 9.1.3    Non-Performance of Certain Covenants and Obligations. Any Obligor shall default in the due performance or observance of any of its obligations under Article VII (other than as provided in Section 9.1.4), and such default shall continue unremedied for a period of thirty (30) days (or if such default is not susceptible to cure within thirty (30) days, and such Obligor is proceeding with diligence and in good faith to cure such default and such default is susceptible to cure, and such default could not reasonably be expected to result in a Material Adverse Effect, such thirty (30) day period shall be extended as may be necessary to cure such default, such extended period not to exceed ninety (90) days in the aggregate (inclusive of the original thirty (30) day period)) after the earlier to occur of (a) written notice thereof having been given to the Borrower by the Administrative Agent or (b) the date an Authorized Officer of the Borrower or any Obligor obtains Knowledge thereof.
Section 9.1.4    Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance or observance of any of its obligations under Section 7.3.1, Section 7.2.1 or Article VIII.

Section 9.1.5    Default on Other Indebtedness. (a) A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of any Borrower Company having a principal or stated amount (or net exposure, as applicable), individually or in the aggregate, (x) with respect to the Borrower, in excess of $7,500,000 and (y) with respect to any other Borrower Company, in excess of $37,500,000 (provided that in the case of any such other Borrower Company Indebtedness, to the extent the Debt Sizing Parameters (calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time) after giving effect to any prepayments effected pursuant to Section 3.1, in each case calculated using the Base Case Lender Financial Model that has been updated without taking into account the portion of Projected Cash Flow that is attributable to the applicable Project or Projects owned by such Borrower Company would continue to be satisfied, such Default or Event of Default shall be deemed not to have occurred under this Section 9.1.5), or (b) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness specified in clause (a) if as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity.
Section 9.1.6    Judgments. Any judgment or order for the payment of money, individually or in the aggregate, (a) with respect to the Obligors or the Target, in excess of $7,500,000 and (b) with respect to any other Borrower Company, in excess of $37,500,000 (in each case, exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) or for injunctive relief that would reasonably be expected to result in a Material Adverse Effect shall be rendered against any such Obligor, Target or Borrower Company and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within ninety (90) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order (provided that in the case of any such judgment against a Borrower Company (other than the Borrower and the Target), to the extent the Debt Sizing Parameters (calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time), after giving effect to any prepayments effected pursuant to Section 3.1, in each case calculated using the Base Case Lender Financial Model that has been updated without taking into account the portion of Projected Cash Flow that is attributable to the applicable Project or Projects owned by such Borrower Company would continue to be satisfied, no Default or Event of Default shall be deemed to have occurred under this Section 9.1.6).
Section 9.1.7    Pension Plans. Any one or more ERISA Events, which individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
Section 9.1.8    Termination of Loan Documents, Impairment of Security, etc. This Agreement or the Pledge and Security Agreement shall (except in each case, in accordance with their terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be effective to grant a perfected first priority Lien (subject to Permitted Liens) on a material portion of the Collateral described therein or any Obligor shall, directly or indirectly, contest such perfection or priority except to the extent that any such loss of priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Pledge and Security Agreement or any action taken by the Collateral Agent.

Section 9.1.9    Bankruptcy, Insolvency, etc. The Pledgor or any Borrower Company shall:
(a)    become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;
(b)    apply for, consent to, or acquiesce in the filing of a petition in a court of competent jurisdiction seeking relief or the appointment of a trustee, receiver, sequestrator or other custodian, in each case in respect of the Pledgor or such Borrower Company or for any substantial part of the property of the Pledgor or such Borrower Company, as applicable, file an answer admitting the material allegations of a petition filed against such Obligor or make a general assignment for the benefit of creditors;
(c)    in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within ninety (90) days; provided that each Obligor hereby expressly authorizes each Credit Party to appear in any court conducting any relevant proceeding during such ninety (90) day period to preserve, protect and defend their rights under the Loan Documents;
(d)    permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by a Pledgor or such Borrower Company, as applicable, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for ninety (90) days without being dismissed, discharged or bonded; provided that each Obligor hereby expressly authorizes each Credit Party to appear in any court conducting any such case or proceeding during such ninety (90) day period to preserve, protect and defend their rights under the Loan Documents; or
(e)    take any action authorizing any of the proceedings or petitions described in Section 9.1.9(b), Section 9.1.9(c) or Section 9.1.9(d);
provided that in the case of the occurrence of the foregoing this Section 9.1.9 in respect of any Borrower Company (other than the Borrower or the Target), to the extent the Debt Sizing Parameters (calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time), after giving effect to any prepayments effected pursuant to Section 3.1, in each case calculated using the Base Case Lender Financial Model that has been updated without taking into account the portion of Projected Cash Flow that is attributable to the applicable Project or Projects owned by such Borrower Company, would continue to be satisfied, no Default or Event of Default pursuant to this Section 9.1.9 shall be deemed to have occurred.
Section 9.1.10    Change of Control. A Change of Control not approved by the Required Lenders shall occur.
Section 9.1.11    Termination of Material Power Purchase Agreements. Any Material Power Purchase Agreement to which a Project Company is party shall have been terminated (other than by virtue of the scheduled expiration in the ordinary course of such Material Power Purchase Agreement in accordance with its terms or with the consent of the Required Lenders); provided, however, that, none of the events described in this Section 9.1.11 will be a default if, within one hundred eighty (180) days after such termination, the relevant Borrower Company replaces the affected Material Power Purchase

Agreement with an agreement that is, or agreements that in the aggregate are, on terms that, taken as whole, do not materially adversely affect distributions to the Borrower (provided, further, after giving effect to any prepayments effected pursuant to Section 3.1, to the extent the Debt Sizing Parameters (calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time), in each case calculated using the Base Case Lender Financial Model that has been updated without taking into account the portion of Projected Cash Flow that is attributable to such Material Power Purchase Agreement, would continue to be satisfied, no Default or Event of Default shall be deemed to have occurred under this Section 9.1.11).
Section 9.1.12    Replacement of Class A Member under Tax Equity Documents. Any replacement of the Class A Member as the “managing member” under any Tax Equity Document; provided that there shall be no Default or Event of Default under this Section 9.1.12 if (i) such managing member has been replaced with a Qualified Operator or (ii) to the extent the Debt Sizing Parameters (calculated solely with respect to the outstanding Term Loans and the existing Projects as of such time), after giving effect to any prepayments effected pursuant to Section 3.1, in each case calculated using the Base Case Lender Financial Model that has been updated without taking into account the portion of the Projected Cash Flow that is attributable to the applicable Project or Projects that is the subject of such Tax Equity Document in which the Class A Member was replaced, would continue to be satisfied, no Default or Event of Default shall be deemed to have occurred under this Section 9.1.12.
Section 9.2    Action if Bankruptcy. If any Event of Default described in Sections 9.1.9(a) through (e) shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and the Borrower shall automatically and immediately be obligated to Cash Collateralize all DSR LC Outstandings in accordance with Section 2.6.4.

Section 9.3    Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Sections 9.1.9(a) through (e) with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower: (a) declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to Cash Collateralize all DSR LC Outstandings in accordance with Section 2.6.4; and (b) direct the Collateral Agent in writing to exercise the rights and remedies under the Security Documents in accordance with the terms thereof (such direction, a “Remedy Event”).
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Section 9.4    Application of Proceeds. Regardless of any insolvency or liquidation proceeding which has been commenced by or against any Obligor, the Collateral or any proceeds thereof received in connection with the sale, liquidation or other disposition of, or collection on, such Collateral and proceeds thereof shall be applied in the following order of priority upon the occurrence and during the continuation of a Remedy Event and until the Termination Date (it being agreed that the Collateral Agent shall apply, upon written direction from the Administrative Agent, such amounts in the following order of priority as promptly as is reasonably practicable after the receipt thereof):

first, on a pro rata basis, to the payment of all fees, expenses (including fees of legal counsel and any other costs and expenses incurred in connection with any realization or enforcement of the Collateral taken in accordance with this Agreement or any other Loan Document) and indemnities due to the Collateral Agent, the Administrative Agent, the Lenders and the DSR LC Issuers (in each case, in such capacities) under any of the Loan Documents, excluding, in the case of the DSR LC Issuers, amounts payable for Cash Collateralization of or any unreimbursed amount under any DSR Letter of Credit;
second, on a pro rata basis, to any Secured Party which has theretofore advanced or paid any fees to any Agent or DSR LC Issuer, other than any amounts paid under priority first above, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been previously reimbursed;
third, on a pro rata basis, to the payment of, without duplication, (a) any interest and all other fees, in each case then due and payable in respect of the Obligations, (b) to the extent reimbursable in accordance with the terms of the applicable Loan Documents, all expenses and costs (including fees of legal counsel) incurred by any Secured Party in connection with the enforcement and protection of its rights under the Loan Documents to which it is a party or otherwise by reason of the occurrence of a default thereunder and (c) all ordinary course settlement payments under any Secured Interest Rate Hedge Agreement then due and payable;
fourth, on a pro rata basis, to the payment of, without duplication, (a) any principal and other amounts then due and payable in respect of the Obligations (including providing Cash Collateral for all outstanding DSR Letters of Credit issued under this Agreement) under any Loan Document, (b) all termination payments then due and payable to any Secured Interest Rate Hedge Provider under any Secured Interest Rate Hedge Agreement (including any interest associated therewith and then due and payable in respect thereof), and (c) all other outstanding Obligations due to any Secured Party; and
last, the balance, if any, after all of the Obligations have been paid in full in Cash, to the Borrower, or as a court of competent jurisdiction may otherwise direct or as required by applicable law;
provided, however, that if, for any reason, a Secured Party does not have a valid and perfected Lien (either directly or through a Collateral Agent) on any portion of the Collateral but was entitled to such Lien (and such Lien was permitted) pursuant to the terms of the Loan Documents, any proceeds on such portion of Collateral received by the other Secured Parties (including the Collateral Agent to the extent any such payments are in such party’s possession) will be paid over to such Secured Party to the extent necessary to reflect the distribution provisions above as if all Secured Parties held such a Lien.
ARTICLE X

THE AGENTS
Section 10.1    Actions, Appointment; Powers and Duties. Each Lender and each DSR LC Issuer hereby appoints Natixis, New York Branch as its Administrative Agent, and each Lender (on behalf of itself and for its Affiliates that may be Secured Interest Rate Hedge Providers), DSR LC Issuer and each other Secured Party hereby appoints Natixis, New York Branch as the Collateral Agent, in each case under and for purposes of the Loan Documents. Each Lender and each DSR LC Issuer authorizes Natixis, New

York Branch to act as Administrative Agent and each Lender (on behalf of itself and for its Affiliates that may be Secured Interest Rate Hedge Providers), DSR LC Issuer and each other Secured Party authorizes Natixis, New York Branch to act as the Collateral Agent, in each case in accordance with the terms hereof and the other Loan Documents. The Administrative Agent and the Collateral Agent hereby agree to act in its capacity as such upon the express conditions contained herein and in the other Loan Documents. The provisions of this Article X are solely for the benefit of the Administrative Agent, the Collateral Agent and the other Credit Parties, and no Obligor shall have any rights as a third party beneficiary of any of the provisions thereof. Each Secured Party, as applicable, irrevocably authorizes the Administrative Agent or the Collateral Agent, as applicable, to take such action on such Secured Party’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Administrative Agent or the Collateral Agent, as applicable, by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Secured Party irrevocably authorizes the Administrative Agent to direct the Collateral Agent to release any Lien granted to or held by or in favor of the Collateral Agent for the benefit of the Secured Parties upon the occurrence of the Termination Date or in connection with the Disposition of Collateral under the Loan Documents, so long as such Disposition is otherwise permitted under the terms of the Loan Documents.

Each Lender (on behalf of itself and for its Affiliates that may be Secured Interest Rate Hedge Providers) and each other Secured Party (as applicable and other than the Collateral Agent) hereby indemnifies (which indemnity shall survive any termination of any Loan Document, the payment of the Loans, the cancellation or expiration of the Commitments and the discharge of any other Obligations and the resignation of any Agent pursuant to Section 10.3) each of the Administrative Agent and the Collateral Agent, in each case pro rata according to such Secured Party’s proportionate share of the Obligations outstanding at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs or expenses (including attorneys’ fees and disbursements and compensation of agents paid for services rendered on behalf of the Secured Parties) of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent or Collateral Agent, as applicable, in any way relating to or arising out of any Loan Document or any DSR Letter of Credit or Loan or the use of proceeds thereof, and as to which the Administrative Agent or Collateral Agent, as applicable, is not reimbursed by the Borrower (and without limiting its obligation to do so), including in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent or Collateral Agent, as applicable; provided, however, that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs or expenses which are determined by a court of competent jurisdiction in a final non-appealable decision to have resulted from the Administrative Agent’s or Collateral Agent’s, as applicable, gross negligence or willful misconduct. Neither the Administrative Agent nor Collateral Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent or Collateral Agent shall be or become, in the Administrative Agent’s or Collateral Agent’s, as applicable, determination, inadequate, insufficient or impaired, the Administrative Agent or Collateral Agent, as applicable, may call for additional indemnification from the applicable Secured Parties and cease to do, or not commence, the acts indemnified against hereunder until such additional indemnity is given.
Section 10.2    Exculpation; Notice of Default.

Section 10.2.1    Neither the Administrative Agent, Collateral Agent, the Co-Green Loan Coordinators nor any DSR LC Issuer nor any of their Related Parties shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence (as determined by a final and nonappealable decision of a court of competent jurisdiction), nor responsible for any recitals, statements, representations or warranties herein or therein or in any written or oral statements or in any financial or other statements, notices, instruments, demands, requests, directions, reports or certificates or any other documents furnished or made by the Administrative Agent, Collateral Agent, or Co-Green Loan Coordinators, as applicable, to any Secured Party or by or on behalf of any Obligor to the Administrative Agent, Collateral Agent, the Co-Green Loan Coordinators or any other Secured Party in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Obligor or any other Person liable for the payment of any Obligations, nor for the effectiveness, enforceability, validity, execution, collectability or sufficiency hereof or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, nor to ascertain or make any inquiry respecting the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Credit Extensions or as to the existence or possible existence of any Default or Event of Default or to make any disclosures with respect to the foregoing. Any such inquiry which may be made by the Administrative Agent, the Collateral Agent or the Co-Green Loan Coordinators shall not obligate it to make any further inquiry or to take any action. The Administrative Agent, the Collateral Agent and the Co-Green Loan Coordinators shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent, the Collateral Agent or the Co-Green Loan Coordinators, as applicable, believes to be genuine and to have been presented by a proper Person and shall not be liable for any action taken or omitted to be taken by the Administrative Agent, the Collateral Agent or the Co-Green Loan Coordinators, as applicable, in accordance with the advice of counsel or other professionals retained or consulted by the Administrative Agent, the Collateral Agent or the Co-Green Loan Coordinators, as applicable.
Section 10.2.2    Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge held or imputed to any of the other Secured Parties, any Obligor or any other Person or knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent, as applicable, shall have received a written notice from any DSR LC Issuer, a Lender, the Borrower or, with respect to the Collateral Agent, the Administrative Agent, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent or Collateral Agent receives such a notice, the Administrative Agent, as applicable, shall give prompt notice thereof to the other Secured Parties and the Collateral Agent, as applicable, shall give prompt notice thereof to the Administrative Agent.
Section 10.2.3    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Borrower, each Lender and each DSR LC Issuer hereby acknowledge and agree that no Agent shall have any responsibility or obligation to determine whether any Lender or potential Lender or other Person is a Disqualified Institution, or to police or control any assignments to Disqualified Institutions, and that no Agent shall have any liability with respect to the foregoing or any assignment or participation made to a Disqualified Institution. Upon inquiry of any Lender to the Administrative Agent as to whether a specific potential assignee or prospective participant is a Disqualified Institution, the Administrative Agent shall be permitted to disclose to such inquiring Lender whether such specific potential assignee or prospective participant is on the list of Disqualified Institutions; provided that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions and shall not be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or have any liability with respect to or arising out of any assignment or participation to or disclosure of confidential information to, a Disqualified Institution.
Section 10.3    Successor. The Administrative Agent and Collateral Agent may resign as such at any time upon written notice to the Borrower and the applicable Secured Parties. If the Administrative Agent or Collateral Agent at any time shall resign, the resigning Administrative Agent or Collateral Agent, as applicable, shall have the right to appoint another Lender or other financial institution as a successor Administrative Agent or Collateral Agent, as applicable, which shall thereupon become the Administrative Agent or Collateral Agent, as applicable, hereunder, with the consent of the Borrower (other than following the occurrence and during the continuance of an Event of Default) not to be unreasonably withheld or delayed, such resignation to be effective on the earliest of (a) thirty (30) days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (b) the acceptance of the relevant successor Administrative Agent or Collateral Agent, as applicable, by the Borrower and the Required Lenders and (c) such other date, if any, agreed to by the Required Lenders and, other than following the occurrence and during the continuance of an Event of Default, the Borrower (such agreement not to be unreasonably withheld or delayed). Upon any such notice of resignation, if a successor Administrative Agent or Collateral Agent, as applicable, has not already been appointed by the resigning Administrative Agent or Collateral Agent, as applicable, the Required Lenders shall have the right, with the consent of the Borrower (other than following the occurrence and during the continuance of an Event of Default) not to be unreasonably withheld or delayed, to appoint a successor Administrative Agent or Collateral Agent, as applicable, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any state thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000; provided that, if neither the resigning Administrative Agent or Collateral Agent, as applicable, nor the Required Lenders have appointed a successor Administrative Agent or Collateral Agent, as applicable, the retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation shall nevertheless thereupon become effective and the Required Lenders shall be deemed to have succeeded to, assumed and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. If the Person serving as Administrative Agent or Collateral Agent, as applicable, is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent or Collateral Agent, as applicable, and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days, then such removal shall nonetheless become effective in accordance with such notice on the date that is thirty (30) days after receipt of the notice and the Required Lenders shall be deemed to have succeeded to, assumed and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders, consultation with the Borrower, appoint a successor. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as applicable, hereunder by a successor Administrative Agent or Collateral Agent, as applicable, and upon payment of such retiring Administrative Agent’s or Collateral Agent’s, as applicable, charges and other amounts payable to it hereunder as of such date, such successor Administrative Agent or Collateral Agent, as applicable, shall be entitled to receive from the retiring Administrative Agent or Collateral Agent, as applicable, such documents of transfer and assignment as such successor Administrative Agent or Collateral Agent, as applicable, may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent, as applicable, resignation hereunder as the Administrative Agent or Collateral Agent, as applicable, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent, as applicable, under the Loan Documents, and Sections 11.3 and 11.4 shall continue to inure to its benefit.

Section 10.4    Credit Extensions by the Administrative Agent, the Collateral Agent and Each DSR LC Issuer. The other provisions of this Article X shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent or the Collateral Agent, as applicable, in its individual capacity as a Lender and/or DSR LC Issuer hereunder. The Administrative Agent, the Collateral Agent and each DSR LC Issuer, in its individual capacity as a Lender, shall have the same rights and powers with respect to (a) (i) in the case of the Administrative Agent or the Collateral Agent, as applicable, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of a DSR LC Issuer, the Loans made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent or a DSR LC Issuer. The Administrative Agent, the Collateral Agent, each DSR LC Issuer and each of their respective Affiliates, in each case, in its individual capacity, may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Obligors and/or their respective Affiliates as if the Administrative Agent, the Collateral Agent or such DSR LC Issuer were not the Administrative Agent, the Collateral Agent or such DSR LC Issuer hereunder, and may accept fees and other consideration from the Borrower and the other Obligors for services in connection herewith and otherwise without having to account for the same to the Lenders or any other DSR LC Issuer. The terms “Secured Party” and “Secured Parties” shall, unless the context clearly indicates otherwise, include the Administrative Agent and the Collateral Agent, each in its individual capacity.

Section 10.5    Credit Decisions. Each Lender and each DSR LC Issuer represents and warrants that it has, independently of and without reliance on the Administrative Agent, the Collateral Agent and each other Lender and DSR LC Issuer, and based on such Person’s review of the financial condition and affairs of the Obligors, the Loan Documents (the terms and provisions of which being satisfactory to such Person) and such other documents, information and investigations as such Person has deemed appropriate, made its own credit decision to extend its Commitments and make Credit Extensions. Each Lender (on behalf of itself and for its Affiliates that may be Secured Interest Rate Hedge Providers) and each other Secured Party (as applicable and other than the Collateral Agent) expressly acknowledges that neither the Collateral Agent nor any of its Related Parties have made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of any Obligor or any of its Affiliates, shall be deemed to constitute any representation or warranty by the Collateral Agent to any such Person. Each Lender and each DSR LC Issuer also represents and warrants that it will, independently of and without reliance on the Administrative Agent, the Collateral Agent and each other Lender and DSR LC Issuer, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own appraisal of the creditworthiness of the Obligors and its own credit decisions, including as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents. The Administrative Agent and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or the DSR LC Issuers or to provide any Lender or DSR LC Issuer with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance of any DSR Letters of Credit or at any time or times thereafter, and the Administrative Agent and the Collateral Agent shall have no responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders or the DSR

LC Issuers. Except for any notices, reports and other documents expressly required to be furnished by the Administrative Agent or Collateral Agent, as applicable, under the Loan Documents, neither the Administrative Agent nor the Collateral Agent, as applicable, shall have any duty or responsibility to provide any Person with any notices, reports or documents, including any credit or other information concerning the business, operations, property, condition (financial or other), prospects or creditworthiness of any Obligor, which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

Each Secured Party (including each Lender on behalf of itself and any of its Affiliates that are Secured Interest Rate Hedge Providers), by delivering its signature page to this Agreement or a Lender Assignment Agreement and funding its Loans on the Closing Date or purchasing its Loans on the applicable effective date of such Lender Assignment Agreement, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each other Loan Document and each other document or instrument required to be approved by the Administrative Agent, the Collateral Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.
Section 10.6    Copies, etc. The Administrative Agent shall give prompt notice to each other Secured Party of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the applicable Secured Parties by the Borrower). The Administrative Agent will distribute to each other Secured Party each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Secured Parties by the Administrative Agent as applicable, in accordance with the terms of the Loan Documents.

Section 10.7    Reliance by the Administrative Agent, the Collateral Agent, the Co-Green Loan Coordinators and the DSR LC Issuers. The Administrative Agent, the Collateral Agent, the Co-Green Loan Coordinators and each DSR LC Issuer shall be entitled to rely, and shall not incur any liability for relying, (a) upon any certification, communication, notice, instrument or document (including any thereof by telephone or electronic mail) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and (b) upon opinions, advice, statements and judgments of legal counsel (who may be attorneys for the Obligors), accountants, experts and other professional advisors selected by the Administrative Agent, the Collateral Agent, the Co-Green Loan Coordinators or the DSR LC Issuers, as the case may be. Without limiting the generality of the other provisions of this Article X, as to any matters not expressly provided for by the Loan Documents, the Administrative Agent, the Collateral Agent, the Co-Green Loan Coordinators and each DSR LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Credit Parties. No Lender or DSR LC Issuer shall have any right of action whatsoever against the Administrative Agent, the Collateral Agent, or the Co-Green Loan Coordinators, as applicable, as a result of the Administrative Agent, Collateral Agent or the Co-Green Loan Coordinators acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other Lenders or Secured Parties as may be required to give such instructions under Section 11.1 or under any other Loan Document).

Section 10.8    The Administrative Agent, the Collateral Agent, the Co-Green Loan Coordinators and the DSR LC Issuers. Notwithstanding anything else to the contrary contained in any Loan Document, (a) the Administrative Agent, the Collateral Agent, the Co-Green Loan Coordinators and the DSR LC Issuers, in their respective capacities as such, shall have no duties or responsibilities under any Loan

Document except those expressly set forth in this Agreement or in any other Loan Document and no fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against the Administrative Agent, the Collateral Agent, the Co-Green Loan Coordinators or any DSR LC Issuer, as applicable, in such capacity, except as are explicitly set forth in any such Loan Document, and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent, the Collateral Agent, the Co-Green Loan Coordinators or any DSR LC Issuer any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein, and (b) none of the Administrative Agent, the Collateral Agent or the Co-Green Loan Coordinators shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender, any DSR LC Issuer or any other Person. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and the DSR LC Issuers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Obligor or any of its Affiliates. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent, Collateral Agent or Co-Green Loan Coordinators is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Administrative Agent, the Collateral Agent and the Co-Green Loan Coordinators may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.

Section 10.9    Appointment of Sub-Agent; etc.

Section 10.9.1    The Administrative Agent and the Collateral Agent may perform any and all of their duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent, as applicable. The Collateral Agent may also from time to time, when such Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the applicable Collateral Agent. Any Supplemental Collateral Agent may at any time appoint a Collateral Agent as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf or in its name. The Administrative Agent and the Collateral Agent and any such sub-agent or Supplemental Collateral Agent, as applicable, may perform any and all of its duties and exercise its rights and powers by or through their respective officers, directors, employees and agents.
Section 10.9.2    Should any instrument in writing from any Obligor be required by any sub-agent or Supplemental Collateral Agent so appointed by the Administrative Agent or the Collateral Agent, as applicable, to more fully and certainly vest in and confirm to it such rights, powers, privileges and duties, such Obligor shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent, as applicable. In case any sub-agent or Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such sub-agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new sub-agent or Supplemental Collateral Agent, as applicable. The provisions of Sections 10.1, 10.2 and 11.4 that refer to the Administrative Agent or the Collateral Agent shall inure to the benefit of each sub-agent and all references therein to the Administrative Agent or the Collateral Agent shall be deemed to be references to the Administrative Agent or the Collateral Agent, as applicable, and/or each sub-agent, as the context may require. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against the Borrower and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or the Collateral Agent, as applicable, and not to the Borrower, Lender or any other Person and none of the Borrower, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents or Supplemental Collateral Agent, as applicable, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents or Supplemental Collateral Agent, as applicable.
Section 10.10    Other Agents. Any arrangers or bookrunners named herein shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any such Person, in such capacities.

Section 10.11    Posting of Approved Electronic Communications; Non-Public Information.

Section 10.11.1    The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 7.1, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a Continuation/Conversion Notice or an Issuance Request, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition to the foregoing, the Borrower agrees to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
Section 10.11.2    The Borrower further agrees that the Administrative Agent may make the Communications and any excluded Communications referred to in Section 10.11.1 above (the “Excluded Communications”) available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

Section 10.11.3    The Administrative Agent agrees that the receipt of the Communications and Excluded Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications and Excluded Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications and Excluded Communications have been posted to the Platform shall constitute effective delivery of the Communications and Excluded Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
Section 10.11.4    Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 10.11.5    The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders and the DSR LC Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to the Borrower’s or its Affiliates’ securities. The Borrower hereby agrees that the Borrower Materials distributed to Public Lenders will include a representation that the Borrower Materials may contain Material Non-Public Information, but do not contain financial projections or budget forecasts prepared by the Borrower and (iii) if the Borrower is or becomes the issuer of any debt or equity securities issued pursuant to a public offering or Rule 144A or other private placement to lenders that include “public side” lenders, or it is actively contemplating any such issuance of securities, in connection with (and prior to) the issuance of such securities, the Borrower will publicly disclose (or otherwise disclose in an appropriate manner for the type of offering, including in the related prospectus or other offering document for the issuance of such securities) all information contained in the Borrower Materials at such time. Notwithstanding the foregoing, (x) any Loan Documents and the financial information required to be delivered pursuant to Sections 7.1(a), (b) and (c) shall be treated as if not containing Material Non-Public Information for purposes of this clause and (y) all information provided by the Borrower to a Lender shall be subject to the provisions of Section 11.4.
Section 10.12    Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Credit Party an amount equivalent to any applicable withholding tax. If (a) any payment has been made to any Credit Party by the Administrative Agent without the applicable withholding tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding tax to the Internal Revenue Service or any other Governmental Authority or (b) the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Credit Party because, in either case, the appropriate form was not delivered promptly upon reasonable request or was not properly executed or because such Credit Party failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, then such Credit Party shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Credit Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Credit Party under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.12. The agreements in this Section 10.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Credit Party, the termination of the Commitment and the repayment, satisfaction or discharge of all other Obligations.

Section 10.13    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Obligor, the Administrative Agent (irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any other Obligor) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
Section 10.13.1    to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
Section 10.13.2    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the DSR LC Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Lenders, the DSR LC Issuers and the Administrative Agent under the Loan Documents allowed in such judicial proceeding); and
Section 10.13.3    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and DSR LC Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and DSR LC Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 3.3, 11.3 and 11.4. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agents and counsel, and any other amounts due Administrative Agent under Sections 3.3, 11.3 and 11.4 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or DSR LC Issuers may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or DSR LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or DSR LC Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or DSR LC Issuer in any such proceeding.
Section 10.14    Erroneous Payment.

Section 10.14.1    If the Administrative Agent (x) notifies a Lender, DSR LC Issuer or Secured Party (other than any Secured Interest Rate Hedge Provider), or any Person who has received funds on behalf of a Lender, DSR LC Issuer or Secured Party (other than any Secured Interest Rate Hedge

Provider) (any such Lender, DSR LC Issuer, Secured Party or other recipient (and each of their respective successors and assigns, but in any event excluding the Borrower and its Affiliates, a “Payment Recipient”)) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding Section 10.14.2) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, DSR LC Issuer, Secured Party (other than any Secured Interest Rate Hedge Provider) or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.14 and held in trust for the benefit of the Administrative Agent, and such Lender, DSR LC Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 10.14.1 shall be conclusive, absent manifest error.
Section 10.14.2    Without limiting the immediately preceding provisions of Section 10.14.1, each Payment Recipient (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(a)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(b)    such Lender, DSR LC Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf, other than, for avoidance of doubt, any Borrower Company, to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.14.2.

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.14.2 shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.14.1 or on whether or not an Erroneous Payment has been made.
Section 10.14.3    Each Lender, DSR LC Issuer or Secured Party (other than any Secured Interest Rate Hedge Provider) hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, DSR LC Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, DSR LC Issuer or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 10.14.1.
Section 10.14.4
(a)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with Section 10.14.1, from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Facility with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver a Lender Assignment Agreement (or, to the extent applicable, an agreement incorporating a Lender Assignment Agreement by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(b)    Subject to Section 11.11, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
Section 10.14.5    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, DSR LC Issuer or Secured Party, to the rights and interests of such Lender, DSR LC Issuer or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Borrower Company; provided that this Section 10.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
Section 10.14.6    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including any defense based on “discharge for value” or any similar doctrine.
Section 10.14.7    Each party’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or DSR LC Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 10.15    The Collateral Agent.

Section 10.15.1    The Collateral Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its Related Parties. The rights, privileges, protections, immunities and benefits given to the Collateral Agent herein and in the other Loan Documents, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in each of its capacities under the Loan Documents, and each agent, custodian and other

Person employed to act pursuant thereto. The Collateral Agent may (i) request that the Borrower or the Administrative Agent deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any of the other Loan Documents, which certificate may be signed by any person authorized to sign such a certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded and (ii) in its sole discretion, may require the use of commercially reasonable security procedures (including callbacks and use of tokens) to authenticate payment instructions or disbursement requests. The permissive rights of the Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty and the Collateral Agent shall have no obligation to initiate any action, except as directed by the Administrative Agent; provided, however, that the Collateral Agent shall not be required to take any action which is contrary to any provision of the Loan Documents or applicable law or regulation pertaining thereto, or if the Collateral Agent reasonably believes that such action would result in the incurrence of costs, expenses or liabilities by the Collateral Agent for which it is not fully indemnified by the applicable Obligor or the Secured Parties. Nothing in this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. Money held by the Collateral Agent under this Agreement or under any of the other Loan Documents need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Borrower. The Collateral Agent may refrain from taking any action in any jurisdiction if, in its opinion, the taking of such action in that jurisdiction would be contrary to any law of that jurisdiction or of the State of New York, it would otherwise render it liable to any Person in that jurisdiction or the State of New York, the taking of such action would require it to obtain any license or otherwise qualify to do business or subject it to taxation in such jurisdiction, it would not have the power or authority to take such action in such jurisdiction by virtue of any law in that jurisdiction or in the State of New York, or it is determined by any court or other competent authority in that jurisdiction or in the State of New York that it does not have such power or authority.
Section 10.15.2    Beyond the exercise of reasonable care in the custody thereof and as otherwise specifically set forth herein, the Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of, or priority or validity of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.
Section 10.15.3    The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct, as determined by the final nonappealable decision of a court of competent jurisdiction, on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Obligor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

Section 10.15.4    In the event that the Collateral Agent is required to acquire title to any property for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA, or otherwise cause the Collateral Agent to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Collateral Agent shall not be liable to the Secured Parties, the Obligors or any other Person for any Environmental Claims under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, Release or threatened Release of Hazardous Materials into the environment, unless the Environmental Claim or Release of Hazardous Materials is due to the Collateral Agent’s gross negligence or willful misconduct (as determined by a final and non-appealable decision of a court of competent jurisdiction). If at any time it is necessary or advisable for any part of any Obligor’s property to be possessed, owned, operated or managed by any Person (including the Collateral Agent) other than an Obligor or the Secured Parties, the Required Lenders shall direct the Collateral Agent to appoint an appropriately qualified Person (excluding the Collateral Agent) who they shall designate to possess, own, operate or manage, as the case may be, such part of the Borrower’s property.
Section 10.15.5    In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of any act or obligation hereunder arising out of or caused by, directly or indirectly, force majeure events beyond its control, including any provision of any law or regulation or any act of any governmental authority, strikes, work stoppages, accidents, acts of war, other military disturbances or terrorism, earthquakes, fire, flood, sabotage, epidemics, pandemics, riots, nuclear or natural catastrophes or acts of God, labor disputes, acts of civil or military authority, or the unavailability of the Board wire systems and interruptions, loss or malfunctions of utilities, communication facilities or computer (software and hardware) services (it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances).
Section 10.15.6    Anything in this Agreement or in any of the Loan Documents notwithstanding, in no event shall the Collateral Agent or the Co-Green Loan Coordinators be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent or the Co-Green Loan Coordinators, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Collateral Agent nor the Co-Green Loan Coordinators shall be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent or the Co-Green Loan Coordinators, as applicable, unless it shall be conclusively determined by a final non-appealable decision of a court of competent jurisdiction that the Collateral Agent or the Co-Green Loan Coordinators, as applicable, was grossly negligent or acted in or with willful misconduct. The Collateral Agent shall not be liable for any amount in excess of the value of the Collateral with which it is secured. Each Secured Party acknowledges that the Collateral Agent is acting on behalf of all Secured Parties.
Section 10.15.7    Whenever the Collateral Agent in good faith determines that it is uncertain about how to distribute any funds which it has received, or whenever the Collateral Agent in good faith determines that there is any dispute among the parties hereto about how such funds should be distributed, the Collateral Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute until such uncertainty or dispute is resolved.

Section 10.15.8    In acting under or by virtue of this Agreement, the Collateral Agent and each Person duly appointed to act on its behalf shall be entitled to all the rights, protections provided to it hereunder and under any other Loan Document, which rights, protections and immunities are incorporated by reference herein. All rights, protections, and immunities given to the Collateral Agent under this Agreement and the other Loan Documents shall apply to the performance by the Collateral Agent of any of its duties and obligations and the exercise of any of its rights under the Loan Documents. All rights, protections and immunities given to the Collateral Agent under this Agreement and under each Loan Document, including its rights to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
Section 10.15.9    Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of the Collateral Agent shall be the successor of the Collateral Agent hereunder and under the other Loan Documents, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
Section 10.15.10    The Collateral Agent shall not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement unless the Collateral Agent is or has become a signatory party to that document or agreement.
Section 10.15.11    If at any time the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects any funds or property constituting the Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays related to the transfer of any such funds), the Collateral Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deem reasonably appropriate; and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to any Obligor, any Secured Party or to any other Person even though such order, judgment, decree or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
Section 10.15.12    Nothing in this Agreement or any Loan Document shall be deemed to obligate the Collateral Agent to deliver any cash, instruments, documents or any other property referred to herein or therein, unless the same shall have first been received by the Collateral Agent pursuant to this Agreement or such Loan Document.
Section 10.15.13    When the Collateral Agent incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Debtor Relief Laws.
Section 10.16    Security Documents. Each Lender (on behalf of itself and for its Affiliates that may be Secured Interest Rate Hedge Providers) and each other Secured Party (as applicable and other than the Collateral Agent) hereby further authorizes the Collateral Agent on behalf of and for the benefit of the applicable Secured Parties, to be the agent for and representative of the applicable Secured Parties with respect to the Collateral and the applicable Security Documents. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Obligor, the Collateral Agent and each Lender (on behalf of itself and for its Affiliates that may be Secured Interest Rate Hedge Providers) and each other Secured Party (as applicable and other than the Collateral Agent) hereby agrees that (a) no Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the applicable Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by a Collateral Agent at such sale or other disposition. Notwithstanding any other provision of the Loan Documents, in no event shall the Collateral Agent be required to foreclose on, take action with respect to or take possession of, the Collateral, if, in the reasonable judgment of the Collateral Agent, such action would be in violation of any applicable law, or if the Collateral Agent reasonably believes that such action would result in the incurrence of costs, expenses or liabilities by the Collateral Agent for which it is not fully indemnified by the Borrower or the Secured Parties.

Section 10.17    Reliance Letters. The Administrative Agent is hereby authorized to execute, deliver and perform obligations on behalf of any Secured Party arising under any reliance letter in respect of third-party consultant reports delivered in connection with this Agreement on or around the Closing Date and each Secured Party that receives and relies on such reports agrees to be bound by the terms and conditions of such reliance letters.
ARTICLE XI

MISCELLANEOUS PROVISIONS
Section 11.1    Waivers, Amendments, etc. The provisions of each Loan Document (other than the Fee Letter, any DSR Letter of Credit or any Secured Interest Rate Hedge Agreement, in which cases under which amendments, modifications and waivers may be effected by the parties thereto in accordance with their respective terms) may from time to time be amended, modified or waived (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Pledgor, the Borrower and the Administrative Agent (acting at the direction of the Required Lenders) and (y) in the case of any such other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent (acting at the direction of the Required Lenders); provided, however, that no such agreement shall:

Section 11.1.1    increase the aggregate amount of any Credit Extensions required to be made by any Lender pursuant to its Commitments, extend the Commitment Termination Date of Credit Extensions made (or participated in) by a Lender, extend any Maturity Date for any Lender’s Loan or DSR Letter of Credit, extend the maturity of any scheduled principal payment date (it being understood that an amendment or waiver of any mandatory prepayment shall not constitute an extension of any scheduled principal payment date), or reduce the amount of, or waive or excuse any such payment of, any fees described in Article III (other than Section 3.2.2) payable to any Lender, in each case, except by the consent of each Lender directly adversely affected thereby (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 9.2 and Section 9.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders) (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender);
Section 11.1.2    reduce the amount of, or waive, extend or excuse any such payment of, the principal amount of or reduce the rate of interest on any such directly affected Lender’s Loan, change the currency of any such payment or extend the date on which interest, fees or premium are payable to any such directly affected Lender, in each case, except by the consent of each Lender directly adversely affected thereby (in each case, other than in respect of extensions effected in accordance with Section 4.13) (provided that, the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2 and it being understood that any amendment or waiver of any Default or Event of Default or any mandatory prepayment shall not constitute a reduction or postponement of any date scheduled for the payment of principal);
Section 11.1.3    except as otherwise expressly provided in a Loan Document, release (i) an Obligor from its Obligations under the Loan Documents or (ii) all or substantially all of the Collateral, in each case, except by the consent of each Lender and Secured Interest Rate Hedge Provider directly adversely affected thereby;
Section 11.1.4    modify this Section, amend the definition of or reduce the percentage set forth in the definition of “Required Lenders,” “Percentage,” “DSR LC Loan Percentage,” or “Term Loan Percentage” or modify any requirement hereunder that any particular action be taken by all Lenders, in each case, except by the consent of each Lender directly adversely affected thereby;
Section 11.1.5    increase the Stated Amount of any DSR Letter of Credit unless consented to by each DSR LC Issuer of such DSR Letter of Credit;
Section 11.1.6    change Section 2.6 in a manner that would permit the expiration date of any DSR Letter of Credit to occur after the Commitment Termination Date without the prior written consent of each DSR LC Issuer and each DSR LC Loan Lender;
Section 11.1.7    affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), unless consented to by the Administrative Agent;
Section 11.1.8    affect adversely the interests, rights or obligations of the Collateral Agent (in its capacity as the Collateral Agent), unless consented to by the Collateral Agent;
Section 11.1.9    increase any DSR LC Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any DSR LC Loan Commitment of any Lender;
Section 11.1.10    change the order of priority of payments or ratable sharing of payments set forth in Section 9.4, in each case without the prior written consent of each Secured Party adversely affected thereby;
Section 11.1.11    subordinate the payment priority of the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness of the Borrower or Lien securing such Indebtedness (any such other Indebtedness of the Borrower or other obligations, to which such Obligations or such Liens securing any of the Obligations, as applicable, are subordinated, “Senior Indebtedness”), as the case may be without the prior written consent of each Secured Party adversely affected thereby, (it being understood that this Section 11.1.11 shall not apply to (x) to the Liens or Indebtedness permitted hereunder as in effect on the Closing Date or (y) the incurrence of debtor-in-possession financing (or similar financing arrangements in insolvency proceedings in non-U.S. jurisdictions)); or
Section 11.1.12    unless with the consent of the applicable Secured Interest Rate Hedge Provider, with respect to those provisions that expressly provide rights to such Secured Interest Rate Hedge Provider, disproportionately and adversely affect such rights of such Secured Interest Rate Hedge Provider as compared to the other Secured Parties.
Notwithstanding the foregoing provisions of this Section 11.1:
(a)    each Lender providing Commitments may agree to extend the applicable Maturity Date of its outstanding Loans and Commitments upon the request of the Borrower and without the consent of any other Lender in accordance with Section 4.13. For the avoidance of doubt, no existing Lender will have any obligation to commit to any such extension with respect to such Lender’s Commitments;
(b)    the Administrative Agent and the Borrower may, without the consent of any Lender or DSR LC Issuer, enter into any amendment, supplement or other modification to any Loan Document, in form and substance reasonably satisfactory to the Administrative Agent, to cure any ambiguity, obvious error, error or omission of a technical nature or to correct or supplement any provision in such agreement that may be inconsistent with any other provision of the Loan Documents or to further the intended purposes thereof or to make any change that would provide any additional rights or benefits to the Lenders, to make administrative or operational changes not materially adverse to any Lender or DSR LC Issuer or to adhere to applicable law or make, complete or confirm any grant of collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that becomes effective as set forth in this Agreement or any of the Security Documents; provided, however, that a copy of any such amendment, supplement or other modification shall be promptly furnished to the Lenders, the DSR LC Issuers and the Collateral Agent in accordance with the notice provisions hereof or another applicable Loan Document, as applicable;
(c)    notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender;
(d)    Schedule III shall be updated and replaced with an updated amortization schedule in accordance with Section 5.2.3; and
(e)    Schedule VIII shall be updated and replaced with an updated commitment reduction schedule in accordance with Section 5.2.3.
No failure or delay on the part of any Credit Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver or approval by any Credit Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders or Required DSR LC Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts actually included in determining whether the threshold in the definition of “Required Lenders”, or “Required DSR LC Lender”, as applicable, has been satisfied.
The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.
Section 11.2    Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by e-mail or telephone (if confirmed promptly on the same day in writing by e-mail) and addressed, delivered or transmitted, if to the Obligors or the Administrative Agent or the Collateral Agent, at its address, e-mail address or telephone number set forth on Schedule VI hereto, and if to a Lender or a DSR LC Issuer, to the applicable Person at its address or e-mail address or telephone number set forth on Schedule VI hereto or set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder, or, in any case, at such other address or e-mail address as may be designated by any such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment). Subject to Section 10.11, internet and intranet websites may, at the discretion of the Administrative Agent, be used to distribute routine communications to the Secured Parties, such as financial statements and other information as provided in Section 7.1 or Section 7.2, to distribute Loan Documents for execution by Secured Parties and distribute executed Loan Documents to such Persons and may not be used for any other purpose. For the avoidance of doubt, the provisions of Section 10.11 pertaining to the use of electronic mail shall not apply to the issuance of any DSR Letter of Credit.

Section 11.3    Payment of Costs and Expenses. The Borrower shall pay all reasonable and documented fees and expenses of the Administrative Agent and the Collateral Agent, the DSR LC Issuers, the Coordinating Lead Arrangers and their respective Affiliates (limited in the case of attorney fees and expenses, to one primary counsel for the Administrative Agent, the Collateral Agent and the Coordinating Lead Arrangers (which shall be Paul Hastings LLP for any and all of the following in connection with the Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Closing Date), and one local counsel for the Administrative Agent, the Collateral Agent and the Coordinating Lead Arrangers as reasonably necessary in each relevant jurisdiction material to the interests of such party) in connection with:

Section 11.3.1    the negotiation, preparation, execution, delivery and, with respect to the Administrative Agent, administration of each Loan Document (including the cost of a data room employed by the Administrative Agent such as “DebtDomain”), including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required or requested, whether or not the transactions contemplated hereby are consummated;

Section 11.3.2    the filing, recording, refiling or rerecording of any Loan Document (including the Filing Statements), and all amendments, supplements, amendment and restatements, continuations and other modifications to any thereof, searches made prior to or following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been or will be filed or recorded (and other reasonable actions taken by the Administrative Agent and the Collateral Agent to satisfy themselves that the Liens granted pursuant to the Security Documents have been perfected and are of first priority (subject to Permitted Liens)) and any and all other documents or instruments of further assurance required to be filed or recorded, or refiled or rerecorded, or otherwise contemplated, by the terms of any Loan Document, including filing and recording fees, expenses, search fees and title insurance premiums, but excluding Taxes (other than Other Taxes as governed by Section 4.6); and
Section 11.3.3    the preparation and review of the form of any calculation, certificate, document or instrument relevant to any Loan Document.
The Borrower also agrees to reimburse each Credit Party upon demand for all reasonable and documented out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel to each Credit Party, limited to one primary counsel for the Administrative Agent, the Collateral Agent, and the Coordinating Lead Arrangers (which shall be Paul Hastings LLP for any and all of the following in connection with the Transactions and other matters, including primary syndication to occur on or prior to or otherwise in connection with the Closing Date) and one local counsel for the Administrative Agent, the Collateral Agent and the Coordinating Lead Arrangers as reasonably necessary in each relevant jurisdiction material to the interests of such party) incurred by such Credit Party in connection with (x) the negotiation of any restructuring or “work-out” with the Borrower, whether or not consummated, of any Obligations, (y) the enforcement of any Obligations and (z) the syndication of the Facilities.
Section 11.4    Indemnification. Without duplication of the Borrower’s obligations under Section 4.5 (and excluding Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), in consideration of the execution and delivery of this Agreement by each Credit Party, the Borrower hereby indemnifies, exonerates and holds each Credit Party, Co-Green Loan Coordinator and each of their respective Affiliates, officers, directors, trustees, employees, advisors and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (limited to fees of one counsel to the Indemnified Parties, taken as a whole (and one local counsel to the Indemnified Parties, taken as a whole, as reasonably necessary in each relevant jurisdiction material to the interests of such Persons (and solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnified Parties))), whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

Section 11.4.1    any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transactions;
Section 11.4.2    the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that, any such action is not resolved against such Indemnified Party in a final, non-appealable judgment);
Section 11.4.3    any investigation, litigation or proceeding (including any threatened investigation, litigation or proceeding) related to any environmental clean-up, audit, or compliance of any Borrower Company with respect to matters arising under Environmental Laws or relating to the Release by any Borrower Company of any Hazardous Material;
Section 11.4.4    the presence on or under, or the Release from, any real property currently owned or operated by any Borrower Company of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) regardless of whether caused by, or in the control of, the Borrower;
Section 11.4.5    each Lender’s Environmental Liability (the indemnification in this Section 11.4.5 shall survive repayment of the Obligations and any transfer of the property of the Borrower by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability regardless of whether caused by, or within the control of, any Borrower Company); or
Section 11.4.6    any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Borrower Company, and regardless of whether any Indemnified Party is a party thereto;
except for Indemnified Liabilities (x) that have arisen for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s bad faith, gross negligence or willful misconduct (in each case as determined by a final and nonappealable decision of a court of competent jurisdiction) or (y) arising out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission by the Borrower or any of their Affiliates and that is brought by an Indemnified Party against another Indemnified Party (other than, in the case of this clause (y), any Indemnified Liabilities incurred by the Administrative Agent or the Collateral Agent in its capacity or in fulfilling its role as an agent under any Facility) or (z) that result from the material breach by such Indemnified Party of this Agreement or any other Loan Document, as determined in the final and nonappealable judgment of a court of competent jurisdiction. Except with respect to such negligence or willful misconduct (as determined by a final and nonappealable decision of a court of competent jurisdiction), the Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted arising out of its role as a Lender. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against each Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Obligor hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

To the extent permitted by applicable law, no Secured Party shall assert, and each Secured Party hereby waives, any claim against the Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Secured Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that the limitations in this paragraph shall not apply to any claim with respect to indemnification obligations of the Borrower owed to Secured Party.
Section 11.5    Survival. The obligations of the Obligors under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under Section 10.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 11.3 and 11.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

Section 11.6    Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.7    Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

Section 11.8    Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents other than with respect to any Notes) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Obligor, the Administrative Agent, the Collateral Agent, each Lender and each DSR LC Issuer (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with Agreement or any other Loan Document and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.9    Governing Law; Entire Agreement. EACH LOAN DOCUMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH

PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH DSR LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH DSR LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98 INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP RULES”)) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

Section 11.10    Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Obligor may assign or transfer its rights or obligations hereunder without the consent of all of the Lenders and DSR LC Issuers.

Section 11.11    Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes.

Section 11.11.1    Each Lender may assign, or sell participations in, its Loans, DSR Letters of Credit and Commitments to one or more other Persons (other than any Disqualified Institution) in accordance with the terms set forth below:
(a)    Any Lender may, with the consent of: (w) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), (x) except in the case of an assignment (I) under the Term Facility to a Lender, an Affiliate of a Lender or an Approved Fund and (II) under the DSR LC Facility to a DSR LC Loan Lender or an Affiliate of a DSR LC Loan Lender, to the extent an Event of Default under Section 9.1.1 or Section 9.1.9 has not occurred and is not continuing, the Borrower (provided that, (A) with respect to an assignment under any of the Term Facility and/or the DSR LC Facility, prior notice of such proposed assignment shall have been delivered to an Authorized Officer of the Borrower (and any other person employed by the Borrower designated to the Secured Parties to receive such notices and (B) with respect to an assignment under any of the Term Facility and/or the DSR LC Facility requiring the Borrower’s prior written consent, a copy of such consent request shall have been delivered to an Authorized Officer of the Borrower in addition to any other officer or person employed by the Borrower (if any) designated by the Borrower to receive such requests) and if the Borrower shall not have consented to or rejected such assignment (including any assignment pursuant to Section 11.11.1(a)(i)) within ten (10) Business Days following receipt by the Borrower of such notice, the Borrower shall be deemed to have consented), the DSR LC Issuers in the case of any assignment under the DSR LC Facility (such consent not to be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or Loans at the time owing to it); provided that:
(i)    the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or a lesser amount if such amount, when added to the aggregate amount of Commitments, Loans being assigned substantially concurrently with such assignment to Affiliates of such Eligible Assignee or Approved Funds that are administered or managed by such Eligible

Assignee or an Affiliate of such Eligible Assignee, equal or exceeds $1,000,000), unless (1) the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed); (2) such assignment is an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans at the time owing to it, or (3) such assignment is an assignment to a Lender or an Affiliate of a Lender or an Approved Fund;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis;
(iii)    the parties to each assignment shall (1) electronically execute and deliver to the Administrative Agent a Lender Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent or (2) manually execute and deliver to the Administrative Agent a Lender Assignment Agreement, together, with respect to such manual transfer only, with a processing and recordation fee of $3,500, which the Administrative Agent may at any time waive (provided that only one such fee shall be payable with respect to simultaneous assignments by or to one or more Approved Funds that are administered or maintained by the same Person or by Persons who are Affiliates of each other), and if the Eligible Assignee is not a Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms; and
(iv)    in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and Administrative Agent, the applicable Percentage of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the DSR LC Issuers and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Percentage of all Loans and participations in DSR Letters of Credit in accordance with its applicable DSR LC Percentage thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to Section 4.12, except to the extent expressly agreed by the affected parties, no assignment by a Defaulting Lender shall constitute a waiver or release of any claims of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of any applicable non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such assignment.
(b)    So long as no Event of Default under Section 9.1.1 and Section 9.1.9 has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of Term Loans owing to it (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan) to any Sponsor Affiliated Lender; provided that:
(i)    the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 11.11.1(b) and held at any one time by Sponsor Affiliated Lenders may not exceed 25% of the outstanding principal amount of all Term Loans;
(ii)    the assigning Lender and the Sponsor Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an Affiliate Assignment Agreement;
(iii)    each Sponsor Affiliated Lender, solely in its capacity as a Lender, hereby agrees, and each Affiliate Assignment Agreement shall provide, that such Sponsor Affiliated Lender shall have no right whatsoever so long as such Person is a Sponsor Affiliated Lender:
(A)    to vote with respect to any amendment, modification, waiver, consent or such other action with respect to any of the terms of this Agreement or any other Loan Document and that it shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliated Lenders; provided that, notwithstanding the foregoing, (x) such assignee shall be permitted to vote if such amendment, modification, waiver, consent or other such action disproportionately affects such Sponsor Affiliated Lender in its capacity as a Lender as compared to other Lenders, (y) no amendment, modification, waiver, consent or other action shall, without the consent of such Sponsor Affiliated Lender, deprive such Sponsor Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder and (z) such assignee shall be permitted to vote if such amendment, modification, waiver, consent or other such action would increase the commitment of the relevant Sponsor Affiliated Lender, extend or postpone the final maturity or scheduled date of amortization, reduce the principal, interest or fees or release liens on all or substantially all of the Collateral;
(B)    to attend (or receive any notice of) any “lender-only” meeting, conference call or correspondence with the Administrative Agent or any Lender or receive any information from the Administrative Agent or any other Lender (other than notices of borrowings, prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II or Article III); or
(C)    to make or bring any claim, in its capacity as Lender, against the Collateral Agent, the Administrative Agent or any other Credit Party or Lender with respect to the duties and obligations of such Persons under the Loan Documents; provided that such Sponsor Affiliated Lender, in its capacity as a Lender, may bring a claim with respect to payments due to Lenders that disproportionately affects such Sponsor Affiliated Lender in its capacity as a Lender as compared to other Lenders, other than any such claims brought by the Lenders generally; provided, further, that (x) the Collateral Agent or the Administrative Agent, as applicable, shall be entitled to recover and be reimbursed for its costs and expenses in connection with any such claims in the foregoing proviso pursuant to the indemnification provisions set forth in Sections 4.6, 11.3 and 11.4, as applicable, and for the avoidance of doubt, the foregoing indemnification provisions shall be deemed to apply in all circumstances where the Collateral Agent or the Administrative Agent acts (or elects not to act) at the direction of the Required Lenders or Required DSR LC Lenders, as applicable, and (y) unless the Sponsor Affiliated Lender obtains a final nonappealable judgment in its favor from a court of competent jurisdiction in respect of such claim, the Borrower and the Sponsor Affiliated Lender shall indemnify, exonerate and hold the Collateral Agent and the Administrative Agent free and harmless from and against all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses (including all fees and disbursements of counsel) incurred in connection with such claim;
(iv)    each Sponsor Affiliated Lender that is a Lender, solely in its capacity as a Lender, hereby further agrees, and each Affiliate Assignment Agreement shall provide a confirmation, that if any Obligor shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Law:
(A)    such Sponsor Affiliated Lender shall not take any step or action (whether directly or indirectly) in such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by any Credit Party (or the taking of any action by a third party to which any Credit Party has consented with respect to any disposition of assets by any Obligor or any equity or debt financing to be made to any Obligor), including the filing of any pleading by a Credit Party in (or with respect to any matters related to) the proceeding so long as the applicable Credit Party is not taking any action to treat the Loans of such Sponsor Affiliated Lender, as applicable, in a manner that is less favorable to such Sponsor Affiliated Lender, as applicable, in any respect than the proposed treatment of similar Obligations held by other Lenders (including objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization);
(B)    such Sponsor Affiliated Lender, as applicable, shall support and shall not object to (x) any use of cash collateral (including any and all terms of any cash collateral order) and/or any debtor-in-possession financing (including any and all terms of any financing agreement, related documents and financing order) that is supported by or consented to by the Administrative Agent and (y) any sale of any assets of the Obligors, whether under Section 363 of the Bankruptcy Code or otherwise, that is supported by or consented to by the Administrative Agent (including the terms and conditions of any bidding procedures orders, sale orders and any and all purchase and sale agreements and related documents), so long as, in each case, the Administrative Agent is not taking any action to treat the Loans or rights of such Sponsor Affiliated Lender, as applicable, in a manner that is less favorable to such Sponsor Affiliated Lender, as applicable, in any respect than the proposed treatment of similar Obligations held by other Lenders (including objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization);
(v)    Any Eligible Assignee that is a Sponsor Affiliated Lender agrees that it will not provide any information obtained by such Sponsor Affiliated Lender in its capacity as a Lender to the Borrower or any Affiliate of the Borrower (other than a Debt Fund Affiliate).

(c)    In connection with any sale, assignment or transfer of Term Loans by a Sponsor Affiliated Lender:
(i)    such Sponsor Affiliated Lender shall make a representation that, as of the effective date of any such Affiliate Assignment Agreement, it is not in possession of any information regarding any Borrower Company or its Affiliates (other than Debt Fund Affiliates), or their assets, any Borrower Company’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Administrative Agent and the Lenders; and
(ii)    the Sponsor Affiliated Lender selling Term Loans and such assignee shall execute and deliver to the Administrative Agent an Affiliate Assignment Agreement.
Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that this Agreement only applies to the Sponsor Affiliated Lenders in their capacities as Lenders. Without limiting the foregoing, this Agreement does not restrict or apply to the Sponsor Affiliated Lenders in their capacities (if any) as holders of any other obligations of the Obligors other than the Obligations hereunder, or in their capacities (if any) as holders of equity interests of the Obligors.
Section 11.11.2    Notwithstanding anything to the contrary herein or in any other Loan Document, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Sponsor Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Sponsor Affiliated Lenders. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.11.3, from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, subject to Section 11.5, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with Section 11.11.1 and Section 11.11.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.11.5.
Section 11.11.3    The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to Section 2.7.2. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
Section 11.11.4    Notwithstanding anything to the contrary contained herein but subject to recording thereof by the Administrative Agent pursuant to Section 11.11.3, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loan Commitment and Term Loans owing to it (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan and any related Term Loan Commitments) to Sponsor Affiliated Lenders, Debt Fund Affiliates or any Obligor on a non pro rata basis among the Lenders through (x) one or more Dutch Auctions open to all Lenders holding the relevant Term Loans on a pro rata basis (provided that (A) notice of the Dutch Auction shall be made to all Term Loan

Lenders and (B) the Dutch Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with the Dutch Auction procedures set forth on Schedule V and are otherwise reasonably acceptable to the Borrower and the Auction Manager) or (y) open market purchases (including pursuant to any privately negotiated open-market transactions at, below or above par for cash, securities or any other consideration with one or more Lenders that are not made available for participation to all Lenders or all Lenders of a particular class), in each case with respect to clauses (x) and (y), without the consent of the Administrative Agent, and subject to the following additional limitations:
(a)    the assigning Lender and each applicable Obligor shall execute and deliver to the Administrative Agent an Affiliate Assignment Agreement;
(b)    if the Pledgor is the assignee, upon such assignment, transfer or contribution, the Pledgor shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower;
(c)    (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to an Obligor shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (C) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and
(d)    no Event of Default under Section 9.1.1 and Section 9.1.9 shall have occurred and be continuing after giving effect to any such purchase, it being understood and agreed that no representation shall be required of an Obligor relating to its possession of material non-public information.
Section 11.11.5    Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than Disqualified Institutions or Affiliates of the Borrower that are not Sponsor Affiliated Lenders or Debt Fund Affiliates (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to any of the items set forth in (a) Section 11.1.1 in respect of Commitments and Loans participated to such Participants, (b) this Section 11.11.5, (c) Section 11.11.2 in respect of Commitments and Loans to such Participants, (d) Section 11.1.3 and (e) Section 11.1.4, in each case, to the extent the Participant is directly adversely affected thereby and in each case except as otherwise specifically provided in a Loan Document. Subject to Section 11.11.7, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, and 4.6, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.11.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, provided such Participant agrees to be subject to Sections 4.6.6 and 4.8 as though it were a Lender (it being understood that the documentation required under Sections 4.6.6 and 4.8 shall be delivered to the participating Lender).
Section 11.11.6    Each Lender that sells an interest in any Loan, Commitment or other interest to a Participant shall, as agent for the Borrower solely for the purpose of this Section 11.11, maintain a register on which it enters the name, address and principal amounts (and stated interest) of the participating interest of each Participant entitled to receive payments in respect of such interest (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, DSR Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, DSR Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed Treasury Regulations (or any amended or successor version) and Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.
Section 11.11.7    A Participant shall not be entitled to receive any greater payment under Sections 4.3, 4.4, 4.5, and 4.6, than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquires the participation.
Section 11.11.8    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or such central bank having supervisory jurisdiction over such Lender; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 11.11.9    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (“SPC”), the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and the Granting Lender shall (for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document), remain the Lender of record hereunder and the Borrower, Administrative Agent and other Lenders shall continue to deal solely and directly with such Granting Lender’s rights and obligations under this Agreement and other than as expressly provided in this Section 11.11.9, such Granting Lender’s obligations under this Agreement shall remain unchanged and such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations. In addition, notwithstanding anything to the contrary contained in this Section 11.11.9, any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. The Borrower shall not be required to pay any amount that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to an SPC.
Section 11.11.10    If any assignment or participation of a Loan or Commitment is made without the Borrower’s consent (A) to a Disqualified Institution or (B) to the extent the Borrower’s consent is required under this Section 11.11, to any other Person, such assignment or participation shall be null and void and the Borrower may (i) terminate any Commitment (or participation) of such Person and prepay any applicable outstanding Loans at a price equal to the lesser of par and the amount such Person paid to acquire (or participate in) such Loans, without premium, penalty, prepayment fee or breakage, and/or (ii) require such person to assign its rights and obligations to one or more Eligible Assignees at the price indicated above without premium, penalty, prepayment fee or breakage (which assignment shall not be subject to any processing and recordation fee) and if such Person does not execute and deliver to the Administrative Agent a duly executed Lender Assignment Agreement reflecting such assignment within five (5) Business Days of the date on which the assignee Lender executes and delivers such Lender Assignment Agreement to such Person, then such Person shall be deemed to have executed and delivered such Lender Assignment Agreement without any action on its part. In addition, (a) no such Person shall receive any information or reporting provided by the Borrower, the Administrative Agent, the Collateral Agent or any Lender, attend or participate in meetings attended by the Lenders or Administrative Agent or access any electronic site established for the Lenders or confidential communications from counsel or financial advisors of the Administrative Agent or the Lenders, (b) for purposes of voting, any Loans or Commitments or participations held by such Person shall be deemed not to be outstanding, and such Person shall have no voting or consent rights with respect to “Required Lender” or class votes or consents notwithstanding anything to the contrary in Section 11.1, (c) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class (giving effect to clause (b) above) so approves and (d) such Person shall not be entitled to any expense reimbursement or indemnification rights and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall only apply to the Person specified in clauses (A) or (B) of the first sentence of this paragraph and not to any assignee of such Person that becomes a Lender so long as such assignee is not a Disqualified Institution and becomes an assignee in accordance with the provisions of this Section 11.11. Nothing in this Agreement shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that the Borrower and its Subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 11.11. Additionally, each Lender agrees that the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this paragraph against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.
Section 11.12    Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Collateral Agent, any DSR LC Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Obligors or any of their respective Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.

Section 11.13    Independence of Covenants and Default Provisions. All covenants and default provisions contained in this Agreement or any other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants or default provisions, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant or default provision shall not, unless expressly so provided in such first covenant or default provision, avoid the occurrence of a Default if such action is taken or such condition exists.

Section 11.14    Confidentiality.

Section 11.14.1    Subject to the provisions of Section 11.14.2, each Credit Party that is a party hereto agrees that it will not disclose without the prior consent of the Borrower (other than to such Credit Party’s Affiliates, directors, employees, auditors, advisors, trustees, counsel or out-sourced service providers that perform administrative or operational monitoring or to another Credit Party if such Credit Party or such Credit Party’s holding or parent company in its reasonable discretion determines that any such party should have access to such information; provided such Credit Party shall cause such Persons to comply with this Section 11.14) any non-public information related to the Borrower, any of its Affiliates or any of its Subsidiaries or any of their respective businesses and to any Project (other than any such information that is available to any Credit Party on a nonconfidential basis prior to disclosure by the Borrower, any of its Affiliates or any of its Subsidiaries or such information received from the Borrower, any of its Affiliates or any of its Subsidiaries after the Closing Date and that is not clearly identified at the time of delivery as confidential) which is now or in the future furnished pursuant to this Agreement or any other Loan Document; provided that any Credit Party may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 11.14.1 by the respective Credit Party or any other Person to whom such Credit Party has provided such information as permitted by this Section, (ii) as may be required or requested in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Credit Party or to the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or requested in respect to any summons or subpoena or in connection with any litigation relating to its rights under any Loan Document, (iv) in order to comply with any law, order, regulation or ruling applicable to such Credit Party, (v) to the Administrative Agent or any DSR LC Issuer, (vi) to any pledgee referred to in Section 11.11.8 or any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes, Loans or Commitments or any interest therein by such Credit Party (including such Credit Party’s potential investors and investment and professional advisors); provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in, or provisions no less restrictive than, this Section, (vii) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of, or provisions no less restrictive than, this Section), including the Secured Interest Rate Hedge Providers, (viii) to any insurer or any credit risk support provider (so long as such insurer or credit risk support provider agrees to be bound by the provisions of, or provisions no less restrictive than, this Section), (ix) to the NAIC or any similar organization or any nationally recognized rating agency that requires access to information about a Credit Party’s investment portfolio in connection with ratings issued with respect to such Credit Party, and (x) on a confidential basis to any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Lender under any Loan Document (including any rating agency in connection with any such transaction), provided, further, no such disclosure shall be made to any Disqualified

Institution. In addition, each Credit Party may disclose the existence of this Agreement and the information about this Agreement for “league tables” and similar purposes to market data collectors and similar services providers to the lending industry. For the avoidance of doubt, nothing in this paragraph shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this paragraph to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this paragraph shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Section 11.14.2    Each Obligor hereby acknowledges and agrees that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to any Obligor; provided such Persons shall be subject to the provisions of this Section to the same extent as such Lender.
Notwithstanding the foregoing Section 11.14.1 and Section 11.14.2, any party to this Agreement (and each Affiliate, director, officer, employee, agent or representative of the foregoing or such Affiliate) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure. The foregoing language is not intended to waive any confidentiality obligations otherwise applicable under this Agreement except with respect to the information and materials specifically referenced in the preceding sentence. This authorization does not extend to disclosure of any other information, including (i) the identity of participants or potential participants in the transactions contemplated herein (and no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws (it is being understood that, for such purpose, the tax treatment of the transactions contemplated by this Agreement is the purported or claimed U.S. federal income tax treatment of such transactions and the tax structure of such transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of such transactions)), (ii) the existence or status of any negotiations, or (iii) any financial, business, legal or personal information of or regarding a party or its affiliates, or of or regarding any participants or potential participants in the transactions contemplated herein (or any of their respective affiliates), in each case to the extent such other information is not related to the tax treatment or tax structure of the transactions contemplated herein.
Section 11.15    Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS, ANY DSR LC ISSUER, AND THE OBLIGORS IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN (INCLUDING ANY APPELLATE COURT THEREOF); PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OBLIGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2 OR TO ITS AGENT DESIGNATED FOR SUCH PURPOSE. EACH OBLIGOR HEREBY EXPRESSLY AND

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OBLIGOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

Section 11.16    Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER, EACH DSR LC ISSUER, AND EACH OBLIGOR HEREBY IRREVOCABLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, SUCH LENDER, SUCH DSR LC ISSUER, OR SUCH OBLIGOR IN CONNECTION THEREWITH (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER, EACH DSR LC ISSUER, AND EACH OBLIGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. EACH OBLIGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER AND EACH DSR LC ISSUER ENTERING INTO THE LOAN DOCUMENTS.

Section 11.17    Counsel Representation. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT ANY RULE OR CONSTRUCTION OF LAW ENABLING ANY PARTY TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS AGREEMENT SHOULD DIMINISH ANY RIGHTS OR REMEDIES OF THE OTHER PARTIES HERETO ARE HEREBY WAIVED.

Section 11.18    PATRIOT Act. Each Lender and Agent hereby notifies the Obligors that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify, and record information that identifies the Obligors, which information includes the name and address of the Obligors and other such information that will allow such Lender and Agent to identify the Obligors in accordance with the PATRIOT Act.
Section 11.19    Scope of Liability. Notwithstanding anything to the contrary in this Agreement, any other Loan Document, or any other document, certificate or instrument executed by any Obligor pursuant hereto or thereto, none of the Credit Parties shall have any claims with respect to the transactions contemplated by the Loan Documents against the Sponsor or any other past, present or future holder

(whether direct or indirect) of any Capital Securities in the Pledgor and its respective Affiliates (other than the Obligors), shareholders, officers, directors, employees’ representatives, Controlling persons, executives or agents (collectively, the “Non-Recourse Persons”), such claims against such Non-Recourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that the foregoing provision of this Section 11.19 shall not (a) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Obligations, or of any of the terms, covenants, conditions or provisions of this Agreement or any other Loan Document and the same shall continue (but without personal liability to the Non-Recourse Persons) until fully paid, discharged, observed or performed; (b) constitute a waiver, release or discharge of any Lien or security interest created or purported to be created pursuant to the Security Documents (or otherwise impair the ability of any Credit Party to realize or foreclose upon any Collateral); (c) limit or restrict the right of the Administrative Agent, the Collateral Agent or any other Credit Party (or any assignee, beneficiary or successor to any of them) to name the Pledgor, the Borrower, or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Loan Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, except as set forth in this Section 11.19; (d) in any way limit or restrict any right or remedy of the Administrative Agent, the Collateral Agent or any other Credit Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud (which shall not include innocent or negligent misrepresentation) or willful misconduct; or (e) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant or agreement made by any of the Non-Recourse Persons (or any security granted by the Non-Recourse Persons in support of the obligations of any Person) under or in connection with any Loan Document (or as security for the Obligations). The limitations on recourse set forth in this Section 11.19 shall survive the termination of this Agreement, the termination of all Commitments and the Interest Rate Hedge Agreements to which any Credit Party is a party and the full payment and performance of the Obligations hereunder and under the other Loan Documents.

Section 11.20    Lender Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 11.21    No Fiduciary Obligation. Each Obligor hereby acknowledges that each of the Credit Parties and any arrangers or bookrunners named herein (collectively, together with the Affiliates of each of the foregoing, the “Lender Group”) is acting solely as lender, agent, bookrunner or arranger, as applicable, in connection with the Transactions contemplated by the Loan Documents (without limiting the provisions of Section 10.10). Each Obligor further acknowledges that each member of the Lender Group is acting pursuant to a contractual relationship created solely by the Loan Documents entered into on an arm’s length basis and in no event do the parties intend that any Lender Group member act or be responsible as a fiduciary or advisor to any Obligor or its Affiliates in connection with any activity that any Lender Group member may undertake or have undertaken in furtherance of the Transactions, either before, on or after the Closing Date. Each Lender Group member hereby expressly disclaims any fiduciary or similar obligations to any such Person, either in connection with the Transactions or any matters leading up to the Transactions, and each Obligor hereby expressly confirms its understanding and agreement to that effect. The parties hereto agree that each Person party hereto is responsible for making its own independent judgments with respect to the Transactions, and that any opinions or views expressed by any Lender Group member to any Obligor or any of its Affiliates regarding the Transactions, including but not limited to any opinions or views with respect to the price or market for the Transactions, do not constitute advice or recommendations to such Obligor or such Affiliate. Each Obligor hereby expressly waives and releases, to the fullest extent permitted by law, any claims that any such Person may have against any Lender Group member with respect to any breach or alleged breach of any fiduciary or similar duty in connection with the Transactions or any matters leading up to the execution of the Loan Documents.

Section 11.22    Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

Section 11.22.1    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
Section 11.22.2    the effects of any Bail-In Action on any such liability, including, if applicable:
(a)    a reduction in full or in part or cancellation of any such liability;
(b)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(c)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 11.23    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Interest Rate Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the paragraph below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit

Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 11.24    Green Loan Provisions. Subject to the Borrower’s alignment with the Core Components as demonstrated by compliance with the terms and provisions set forth in this Section 11.24, each of the Loans and DSR Letters of Credit shall be considered a Green Loan (the “Green Loan”).

Section 11.24.1    Co-Green Loan Coordinators. The Borrower hereby appoints each of Société Générale and Natixis, New York Branch, as a Co-Green Loan Coordinator, and the Lenders hereby acknowledge such appointment. Each of the Co-Green Loan Coordinators, acting in such capacity, shall use commercially reasonable efforts to assist the Borrower in its green loan determinations and perform such functions as are market-standard and customary for such role, provided that such Co-Green Loan Coordinator shall have no responsibility or liability, fiduciary or otherwise, to the Borrower, any of its affiliates, their management, any of their equity holders or any such entity’s board of directors (or similar governing body). The Green Loan Coordinators may resign as such at any time upon written notice to the Borrower and the Administrative Agent.
Section 11.24.2    Use of Proceeds. The Borrower confirms that each Project qualifies as an eligible Project under the category of “Renewable energy” or “Green Technologies” in accordance with the Green Loan Principles, more specifically Wind or Solar projects, along with Battery Energy Storage Systems and/or Transmission & Distribution projects directly connected to wind and/or solar projects. The Borrower shall use commercially reasonable efforts to use the proceeds hereof solely to finance or refinance or reimburse, in whole or in part, project costs relating to each Project, or as otherwise permitted by Section 7.7 with an equivalent net amount allocated toward Eligible Green Projects.
Each Project is aligned with the Borrower’s sustainability objective of investing in renewable energy to create a sustainable future.
Section 11.24.3    Process for Project Evaluation and Selection. The Eligible Green Projects are aligned with the Borrower’s sustainability objective of investing in renewable energy to create a sustainable future and contributing to the U.N. Sustainable Development Goal 7 “Renewable Energy”. The Borrower has internal processes to ensure continued alignment with the Core Components and to identify, assess and mitigate environmental and social risks, and will utilize these processes with regards to the Eligible Green Project. The Borrower will also strive to comply with all federal, state, and local laws and regulations relating to environmental and social issues.
Section 11.24.4    Management of Proceeds. Proceeds of the Green Loans will be tracked and managed by the Borrower on an aggregated basis. Pending the full allocation of the Green Loans’ proceeds to the Eligible Green Project, the Borrower will hold and/or invest the balance of proceeds not yet allocated at its own discretion as per its liquidity management policy, including hold in cash or cash equivalents, overnight or other short-term financial instruments, provided that no such proceed shall be used to finance fossil fuel-related projects.
Section 11.24.5    Reporting. Concurrently with the delivery of annual financial statements pursuant to Section 7.1.1 until the Maturity Date and within a reasonable time in the event of Material Developments, the Borrower shall deliver to the Administrative Agent, who shall promptly make available to the Co-Green Loan Coordinators, the following report: a Green Loan Reporting Letter signed by a responsible officer of the Borrower and certified as being true and correct in all material respects to the Borrower’s knowledge, detailing (a) the amount and allocation of proceeds toward the Eligible Green Project, (b) the development, construction or operating status of the Eligible Green Project, and (c) the actual and/or expected environmental impact of the Eligible Green Project in qualitative and/or quantitative terms including but not limited to: (i) annual renewable energy generation (in MWh); (ii) capacity (in MW); and (iii) annual GHG emissions reduced/avoided in tons of CO2 equivalent.
Section 11.24.6    Failure to Align. Without prejudice to any obligations of the Borrower under any other provisions of this Agreement, any failure of the Borrower to align with the Core Components as demonstrated by breach of the terms and provisions set forth in this Section 11.24 shall in no event (i) constitute a default or an Event of Default hereunder or under any other Loan Document, (ii) operate in any matter to limit, restrict or otherwise affect the use of proceeds of the Loans and Letters of Credit or (iii) otherwise affect the Borrower’s right or ability to take any actions otherwise permitted under this Agreement or any other Loan Document; provided that the Borrower agrees to use commercially reasonable efforts to promptly notify the Administrative Agent and the Co-Green Loan Coordinators of any non-compliance with the Green Loan Principles or any provisions in this Section 11.24. The only consequence of any such failure is cessation of the Loans’ and DSR Letters of Credit’s designations as Green Loans, and thereafter the Co-Green Loan Coordinators, the Lenders, and the Borrower shall cease representing in all internal and external communications, marketing or publications that the Loans and DSR Letters of Credit are Green Loans. Neither the Co-Green Loan Coordinators nor any other agents or Lender is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement, including, without limitation, the monitoring of and/or verifying compliance with the Core Components.
Section 11.24.7    Amendment. No amendment of any term or provision of this Section 11.24 or impacting the rights, obligations or liabilities of the Co-Green Loan Coordinators under any Loan Document shall be effective without the prior written consent of the Co-Green Loan Coordinators.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ACI PIONEER MEMBER, LLC,
as Borrower

By:	/s/ Noah Ehrenpreis
Name:	Noah Ehrenpreis
Title:	Vice President & Secretary

ACI PIONEER HOLDINGS, LLC,
as Pledgor

By:	/s/ Noah Ehrenpreis
Name:	Noah Ehrenpreis
Title:	Vice President & Secretary

[Signature Page to Credit Agreement]

NATIXIS, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Hana Beckles
Name:	Hana Beckles
Title:	Director

By:	/s/ Frederic Bouley
Name:	Frederic Bouley
Title:	Director

[Signature Page to Credit Agreement]

NATIXIS, NEW YORK BRANCH,
as Collateral Agent

By:	/s/ Hana Beckles
Name:	Hana Beckles
Title:	Director

By:	/s/ Frederic Bouley
Name:	Frederic Bouley
Title:	Director

[Signature Page to Credit Agreement]

NATIXIS, NEW YORK BRANCH,
as a Lender and a DSR LC Issuer

By:	/s/ Yan Meunier
Name:	Yan Meunier
Title:	Executive Director

By:	/s/ Ryan Hubbs
Name:	Ryan Hubbs
Title:	Vice President

[Signature Page to Credit Agreement]

SOCIÉTÉ GÉNÉRALE,
as a Lender and a DSR LC Issuer

By:	/s/ Eric Kim
Name:	Eric Kim
Title:	Managing Director

[Signature Page to Credit Agreement]